Exhibit I-2

(English Translation)

This business combination is made for the securities of two Japanese companies. The offer is subject to disclosure requirements of Japan that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies. It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in Japan, and some or all of its officers and directors may be residents of Japan. You may not be able to sue a Japanese company or its officers or directors in a Japanese court for violations of the U.S. securities laws. It may be difficult to compel a Japanese company and its affiliates to subject themselves to a U.S. court’s judgment. You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

(Security Code 7474)

June 6, 2013

To All Shareholders

1198-4 Aza Nishiotsuka, Oaza Nishi Takadomari, Sanyoonoda City, Yamaguchi Prefecture

G.networks CO., LTD.

Takafumi Akutsu, Representative Director and President

Notice of Convocation of the 47th Ordinary General Meeting of Shareholders

To whom it may concern,

We thank you for your continued support.

You are cordially invited to attend the 47th Ordinary General Meeting of Shareholders of G.networks CO., LTD. (the Company).

If you are unable to attend, you may exercise your voting rights in writing, so please read the reference documents pertaining to the General Meeting of Shareholders and cast your votes on agenda items using the attached Voting Rights Exercise Form. Please note, we ask that your votes arrive by 6pm on June 21, 2013 (Friday).

Details

1.	Date		11a.m., June 24, 2013 (Monday)
2.	Location		Crystal Hall, Natural Green Park Hotel, (in Ejio Park) 128 Chizaki, Sanyoonoda City, Yamaguchi Prefecture

3.	Agenda Items Matters to be Reported		The Business Report and Financial Statements for the 47th Fiscal Term (for the period from April 1, 2012 until March 31, 2013)

Matters to be Resolved
		Item 1.	Approval of a absorption-type merger agreement among the Company, G.taste Co., Ltd. and SAKAI CO., LTD.
		Item 2.	Election of 4 directors.

4. Other Matters Pertaining to the Convocation

Within item 1 in the Reference Documents for the General Meeting of Shareholders, regarding “The content of financial statements, etc. pertaining to the final business year of G.taste Co., Ltd.” and “The content of financial statements, etc. pertaining to the final business year of SAKAI CO., LTD.” contained in “(4) Matters regarding the companies”, as well as the “Joint Incorporation-type Company Split Plan” pertaining to the joint incorporation-type company split between the Company, G.taste Co., Ltd. and SAKAI CO., LTD., please note that these documents are not included in this convocation notice, as they are published on our company web site, (http://www.g-networks.jp/) in accordance with the law and Article 15 of the Articles of Incorporation.

End of document

We ask that those attending the meeting submit the attached Voting Rights Exercise Form at the reception desk as a record of attendance. Also, please bring this notice as it will be used for reference on the day of the meeting.

Please note that corrections to the Business Report, Financial Statements or Reference Documents for the General Meeting of Shareholders will be published via the Internet on our company web site (http://www.g-networks.jp/).

[Attachment to the Notice of Convocation of the 47th Ordinary General Meeting of Shareholders]

Business Report for the 47th Fiscal Term

(From April 1, 2012 to March 31, 2013)

1. Current Conditions

(1)	Business Conditions and Results

During the period under review, the deterioration in the Japanese economy was stemmed by the weakening of the yen and the sharp rise in the Nikkei Stock Average based on expectations for monetary stimulus following the recent election. However, there is lingering uncertainty about growth in domestic demand, for example in corporate production and personal consumption.

The dining out industry continues to be hurt by stagnation in personal consumption and price-cutting reflecting customer frugality, and combined with sharp increases in the cost of raw materials and other factors, the operating environment surrounding the industry remains challenging.

Amidst this environment, in our core dining out business, the Company has continued to steadily improve menus and operations in each of our business categories under the theme of “enhancement of pure product power.”

 In our eating establishments business, we have promoted the “enhancement of pure product power” as our theme to carry out significant improvements to menus and operations. By restaurant category, our flagship category, Omuraisu Tei, has seen a steady rise in sales, and larger Karubi Tairiku and Shabushabu Sukiyaki Shimizu premises are also performing well.

(Omuraisu Tei)

By introducing a menu structure that incorporates seasonal touches (parfait in the summer and doria in the winter), we have seen some improvement to sales at dinner time. Further, we have trialed the “Japanese Taste” menu to appeal to a wider audience, as a result of which we have identified products that can contribute to profits.

(Nagasaki Chanmen)

We have embarked upon significant product improvements in this business year. We have reviewed the noodles and soup, which form the basis for this business, to improve customer satisfaction. We have also endeavored to enhance our appeal to customers through measures including the introduction of new seasonal menus.

‚ In our educational business, together with improving the skills of our lecturers through professional development, we have focused on sales promotion in an effort to increase student numbers, which forms the basis for our sales. Although this has temporarily affected our profits, we have seen a net increase in student numbers.

ƒ In the food processing business, we have made peace of mind and safety in the manufacture and sale of “Osechi” our top priority, and have focused on building a reliable system for the manufacture and sale of “Osechi”. As regards the manufacture and sale of “Osechi”, although sales declined due to a reduction in the volume of consignment sales, we have already taken steps to secure sales in the coming business year based on this reliable system.

„ As regards other businesses, we are also engaged in building construction and facility maintenance. This business has been progressing steadily, and has seen significant profit improvements through the acquisition of high-margin contracts.

As a result of the above, this fiscal year we reported 7,297 million yen in sales (3.0% decrease year on year), operating profits of 102 million yen (8.2% decrease year on year), recurring income of 96 million yen (5.3% decrease year on year) and net profits of 28 million yen (net loss of 465 million yen in the previous term).

Sales per Segment this Fiscal Year (47th Term)

Item			Sales	Breakdown	% increase from previous term
			thousands of yen	%	%
Eating Establishments Business	Restaurants	Nagasaki Chanmen
		Tonkou
		Omuraisu Tei	4,502,694	61.7	0.0
		Karubi Tairiku, etc.

	Taverns	Toriaezu Gohei	1,158,542	15.9	-9.3
		Otaru Shokudo, etc.

		Other	87,863	1.2	12.4

		Total	5,749,101	78.8	-1.9
Education Business	Ekimae Ryugaku NOVA		783,684	10.7	7.2
	ITTO Kobetsu Shido Gakuin

Food Processing Business	“Kogen Bokujo Ham”		452,224	6.2	-25.9
	Osechi cuisine “Aji no Hana,” etc.

Other Businesses	Building construction and facility maintenance		312,274	4.3	-3.0

Total for All Businesses			7,297,284	100.0	-3.0

(Note) Amounts above do not include consumption tax.

(2) Capital Investments

This fiscal year, we have undertaken capital investments totaling 362,674 thousand yen, mainly for establishing new stores and renovating existing stores.

(3) Funds Procurement

In order to appropriate funds to repay loans from financial institutions, on March 18, 2013 the Company issued 300,000 thousand yen first series unsecured convertible bonds with share options, 300,000 thousand yen second series unsecured convertible bonds with share options, and 300,000 yen third series unsecured convertible bonds with share options.

(4) Transfer of Businesses

No businesses were transferred during this fiscal year.

(5) Issues that Need to be Addressed

 Establish new stores, develop new franchise member stores and improve brand profitability for flagship brands

    (Omuraisu Tei, Nagasaki Chanmen, Annyon and others)

‚ Increase store capabilities, development of human resources

ƒ Open up new sales routes for processed food products and Osechi merchandise

„ Pursuit of true “Peace of Mind, Safety and Health”

… Strengthen compliance regimes

† Expand “local production / local consumption” and promote CSR activities

(6) Changes in Assets and Profits/Losses

By Term Category	44th Term (March 2010 term)	45th Term (March 2011 term)	46th Term (March 2012 term)	47th Term (March 2013 term) (This Fiscal Year)

Sales	7,804 million yen	7,348 million yen	7,521 million yen	7,297 million yen

Recurring Income	207 million yen	219 million yen	101 million yen	96 million yen

Net Profits or Losses (-) this Term	57 million yen	11 million yen	-465 million yen	28 million yen

Net Profits or Losses (-) this Term per Share	2.45 yen	0.50 yen	-19.75 yen	1.21 yen

Total Assets	5,320 million yen	5,245 million yen	4,652 million yen	4,491 million yen

Net Assets	2,658 million yen	2,670 million yen	2,204 million yen	2,233 million yen

Net Assets per Share	112.74 yen	113.24 yen	93.49 yen	94.71 yen

(Note)	Net Profits or Losses (-) this Term per Share are calculated from the average number of shares outstanding during the term, and Net Assets per Share are calculated from the total number of shares outstanding at the end of term.

(7) Status of Important Parent Companies

Parent Companies, etc.	Type	% of Voting Rights Held by Parent Company	Main Business
Cook Innoventure Co., Ltd.	Parent Company	Indirect 45.82	Controls and manages business activities of companies by holding shares and equity of those companies

G.communications Co., Ltd.	Parent Company	Direct 45.82	Group holdings company, consulting business

(Note)	1.	G.communications Co., Ltd., which is the parent company of G.networks CO., LTD., implemented an allocation of new shares to a third party on February 15, 2013, and shares with voting rights equivalent to 68.2% of G.communications Co., Ltd. have been acquired by Cook Innoventure Co., Ltd. As a result, Cook Innoventure Co., Ltd. has become a parent company of G.networks CO., LTD.

	2.	In an announcement dated May 21, 2013, KOBE BUSSAN CO., LTD. disclosed that Cook Innoventure Co., Ltd., in which it holds 18.9% of the voting rights, will come under the scope of its consolidations and be treated as consolidated subsidiary from the October term (second quarter) of 2013. As a result, as of that date, KOBE BUSSAN CO., LTD. has become a parent company of G.networks CO., LTD.

(Transactional Relationship)

G.networks CO., LTD. has borrowed funds of 445,000 thousand yen from G.communications Co.,

Ltd., its parent company.

(8) Details of Main Businesses (as of March 31, 2013)

Main Business	Business Type	Major Products Sold and Business Operations
Eating Establishments	Restaurant and Regular Meal Business	Nagasaki Chanmen, Tonkou, Omuraisu Tei, Annyon, Agetenya, Karubi Tairiku, Shabu Shabu Sukiyaki Shimizu, Udon honokawa, others
	Tavern Business	Toriaezu Gohei, Otaru Shokudo, others

Sale of Manufactured Goods	Processed Food Products, etc.	Kogen Bokujo Ham, Osechi cuisine Aji no Hana, others

Education Business	English Conversation and General Tutoring	Ekimae Ryugaku NOVA, ITTO Kobetsu Shidou Gakuin

(9) Major Offices and Plants (as of March 31, 2013)

 Headquarters, Offices and Plants

Name	Location
Yamaguchi HQ	1198-4 Aza Nishiotsuka, Oaza, Nishi Takadomari, Sanyoonoda City, Yamaguchi Prefecture

Food Processing Plant	676-9-1, Aza Eboshiiwaoki, Oaza, Nishi Takadomari, Sanyo Onoda City, Yamaguchi Prefecture

Fukuoka Branch	Brother Hakataekimae Building 4F, 3-12 Hakataekimae 2-chome, Hakata-ku, Fukuoka City

Nagoya Office	8 Arako 2-chome, Nakagawa-ku, Nagoya City

Kobe Office	Bookloan Kobe Building, West Wing 7A, 4-4 Tamondori 2-chome, Chuo-ku, Kobe City

‚ Eating Establishments in Operation

(Units : Stores)

Restaurant name	Tokyo metropolitan	Kansai Region	Okayama Pref.	Hiroshima Pref.	Yamaguchi Pref.	Fukuoka Pref.	Others	Total	Of which FC stores
Omuraisu Tei	9	4		1	2	9	20	45	16

Nagasaki Chanmen		2	8	6	23		1	40	13

Toriaezu Gohei		11	1				1	13

Tonkou				1	4			5

Shabushabu Sukiyaki Shimizu		2	1	2	1		1	7

Annyon				1		2	6	9	3

Karubi Tairiku				1	4			5

Udon honokawa		4		2			1	7

Danchu							4	4	4

Juttetsu				1		1	2	4	2

Agetenya	2	2				2	1	7	2

Otaru Shokudo				1				1

Sumi Ittetsu			2					2	2

Chanko Edosawa			1					1

Haikaraya		1						1

Sendai Getaya				1				1

Total	11	26	13	17	34	14	37	152	42

(10) Employees (as of March 31, 2013)

Number of Employees	Change from Last Term
232	+ 6

(Note)	Other than employees shown above, the company employs a large number of part-time and casual workers. Average annual employee numbers based on an 8.0-hour work day is 604 employees.

(11) Major Lenders (as of March 31, 2013)

There are no relevant items.

2. Shares (as of March 31, 2013)

 Total Number of Shares Authorized to be Issued by the Company: 36,000,000 shares

‚ Total Number of Issued Shares: 23,584,000 shares (of which 4,726 shares of treasury stock)

ƒ Number of Shareholders as of the End of the Fiscal Year: 7,792

„ Major Shareholders (Top 10)

Shareholder Name	Number of Shares Held	Percentage of Shares Held
G.communications Co., Ltd.	10,802,000 shares	45.81%
Client stock ownership	1,021,000 shares	4.33%
Tsuyoshi Higuchi	431,000 shares	1.83%
Japan Trustee Services Bank, Ltd. (Trust account 4)	300,000 shares	1.27%
Nippon Life Insurance Company	260,000 shares	1.10%
Nobuhiro Kawashima	240,000 shares	1.02%
Kineo Okada	200,000 shares	0.85%
Ariake Japan Co., Ltd.	200,000 shares	0.85%
Employee stock ownership	116,358 shares	0.49%
Fujimac Co., Ltd.	104,000 shares	0.44%

(Note) Calculation of percentage of shares held excludes treasury stock (4,726 shares).

3. The Company’s Share Options

(1)	Status of share options, etc. granted as consideration for performance of duties held by the Company’s Directors

Not applicable

(2)	Status of share options, etc. granted to the Company’s employees, etc. as consideration for performance of duties during the fiscal year under review

Not applicable

(3)	Other important matters concerning share options, etc.

(i) First series of unsecured convertible bonds with share options

A summary of share options attached to the Company’s first series of unsecured convertible bonds with share options that were issued based on a resolution of the Board of Directors meeting held on February 15, 2013 is shown below.

Issuance date	March 18, 2013
Number of share options	30

Type of shares issued for share options	Common stock

Number of shares issued for share options	The maximum whole number obtained by dividing the total amount of the par value of the bonds associated with exercise requests by the conversion price

Conversion price	Initially ¥87.0 (The conversion price will be adjusted under certain conditions.)

Issue price of share options	Gratis

Period for exercise of share options	From April 1, 2013 to March 18, 2020

Conditions for exercise of share options	Partial exercise of each of these share options shall not be permitted.

(ii) Second series of unsecured convertible bonds with share options

A summary of share options attached to the Company’s second series of unsecured convertible bonds with share options that were issued based on a resolution of the Board of Directors meeting held on February 15, 2013 is shown below.

Issuance date	March 18, 2013
Number of share options	30

Type of shares issued for share options	Common stock

Number of shares issued for share options	The maximum whole number obtained by dividing the total amount of the par value of the bonds associated with exercise requests by the conversion price

Conversion price	Initially ¥87.0 (The conversion price will be adjusted under certain conditions.)

Issue price of share options	Gratis

Period for exercise of share options	From April 1, 2013 to March 18, 2020

Conditions for exercise of share options	Partial exercise of each of these share options shall not be permitted. If, as a result of the exercise of these share options, the number of voting rights associated with the shares of the Company or its successor company that G.communications Co., Ltd. or its successor company holds (excluding applicable shares that are held via a third party) is less than 40% of the voting rights of all the shareholders of the Company or its successor company, the exercise of these share options shall not be permitted.

(iii) Third series of unsecured convertible bonds with share options

A summary of share options attached to the Company’s third series of unsecured convertible bonds with share options that were issued based on a resolution of the Board of Directors meeting held on February 15, 2013 is shown below.

Issuance date	March 18, 2013
Number of share options	30

Type of shares issued for share options	Common stock

Number of shares issued for share options	The maximum whole number obtained by dividing the total amount of the par value of the bonds associated with exercise requests by the conversion price

Conversion price	Initially ¥87.0 (The conversion price will be adjusted under certain conditions.)

Issue price of share options	Gratis

Period for exercise of share options	From March 18, 2014 to March 18, 2020

Conditions for exercise of share options	Partial exercise of each of these share options shall not be permitted. If, as a result of the exercise of these share options, the number of voting rights associated with the shares of the Company or its successor company that G.communication Co., Ltd. or its successor company holds (excluding applicable shares that are held via a third party) is less than 40% of the voting rights of all the shareholders of the Company or its successor company, the exercise of these share options shall not be permitted.

4. Corporate Officers

(1) Directors and Auditors (as of March 31, 2013)

Position	Name	Area of Responsibility	Significant Concurrent Posts
Representative Director and President	Takafumi Akutsu

Director	Kazuhiko Harada	General Manager of Sales Division I

Director	Ichiro Kawakami		Director of G.communications Co., Ltd. Director and Vice President of G.taste Co., Ltd. Director of SAKAI CO., LTD.

Director	Yoshinobu Inazumi		Director of G.communications Co., Ltd. Outside Director of G.taste Co., Ltd.

Full-time Auditor	Yoshiharu Matsukane

Auditor	Daisuke Yamamoto		Director of G.communications Co., Ltd.

Auditor	Kayoko Sato		Corporate Auditor of G.communications Co., Ltd. Outside Auditor of G.taste Co., Ltd. Outside Auditor of SAKAI CO., LTD.

Auditor	Yoshitaka Hata		Director of Hata Accounting Office

(Note)     1.Directors Ichiro Kawakami and Yoshinobu Inazumi are Outside Directors.

2.	Auditors Daisuke Yamamoto and Kayoko Sato are Outside Auditors.

3.	G.communications Co., Ltd. is the parent company of G.networks CO., LTD. and G.communications Co., Ltd. advises G.networks CO., LTD. regarding the operation and management of the company, as well as provides loans.

4.	G.networks CO., LTD. has signed a comprehensive business partnership agreement with G.taste Co., Ltd. regarding the food and beverage businesses.

5.	G.networks CO., LTD. and SAKAI CO., LTD. have signed an agreement (general licensing agreement) regarding the operation of Yakinikuya Sakai.

6.	G.networks CO., LTD. has appointed Auditor Yoshitaka Hata as its independent officer in accordance with rules of the Tokyo Stock Exchange and have reported this to the Tokyo Stock Exchange. There are no special interests between G.networks CO., LTD. and Auditor Yoshitaka Hata or Hata Accounting Office.

(2) Remuneration of Directors and Auditors

Category	Number of Officers	Amount of Remuneration
Directors	2	23,078 thousand yen

Auditors	3	5,226 thousand yen

Total	5	28,304 thousand yen

(3) Outside Officers

 Main Activities during this Fiscal Year

Category	Name	Main Activities
Outside Director	Ichiro Kawakami	Attended most Board of Directors meetings held in this fiscal year and contributed comments from the point of view of the appropriateness and effectiveness of business management.

Outside Director	Yoshinobu Inazumi	Attended most Board of Directors meetings held after being appointed as a director and contributed comments from the point of view of the appropriateness and effectiveness of business management.

Outside Auditor	Daisuke Yamamoto	Attended most Board of Directors meetings held in this fiscal year and contributed appropriate comments at appropriate times. He also attended most Board of Auditors meetings held and discussed important matters regarding auditing.

Outside Auditor	Kayoko Sato	Attended most Board of Directors meetings held in this fiscal year and contributed appropriate comments at appropriate times. She also attended most Board of Auditors meetings held and discussed important matters regarding auditing.

Outside Auditor	Yoshitaka Hata	Attended most Board of Directors meetings held in this fiscal year and contributed appropriate comments at appropriate times. He also attended most Board of Auditors meetings held and discussed important matters regarding auditing.

‚ Other Posts held by Outside Officers

Rank	Name	Other Company	Other Post Held
Director	Ichiro Kawakami	G.communications Co., Ltd. G.taste Co., Ltd. SAKAI CO., LTD.	Director Director Outside Director

Director	Yoshinobu Inazumi	G.communications Co., Ltd. G.taste Co., Ltd.	Director Outside Director

Auditor	Daisuke Yamamoto	G.communications Co., Ltd.	Director

Auditor	Kayoko Sato	G.communications Co., Ltd. G.taste Co., Ltd. SAKAI CO., LTD.	Auditor Outside Auditor Outside Auditor

ƒ Summary of Limitation of Liability Agreements.

No agreements on limitation of liability have been signed.

„ Total Amount of Remuneration for Outside Officers

Remuneration paid to outside officer this fiscal year was 399 thousand yen, which was paid to one officer.

… Remuneration received as an officer from a parent company or its subsidiary in this fiscal year.

Outside Director            28,000 thousand yen

Outside Auditor            14,618 thousand yen

5. Accounting Auditor

 Name                              Nagisa Auditing Firm

‚ Remuneration Pertaining to this Fiscal Year Paid to Accounting Auditor

1. Amount of remuneration pertaining to this fiscal year	16,200 thousand yen
2. Total money and other material benefits owed by the Company to the Accounting Auditor	16,200 thousand yen

(Note)	The Auditing Agreement concluded between the Company and the Accounting Auditor does not distinguish between auditing pursuant to the Companies Act and auditing pursuant to the Financial Instruments and Exchange Law, and as these are indistinguishable in practice, the amounts shown above are total amounts.

ƒ Non Auditing Duties

N/A

„ Policy Regarding Dismissal or Non-reappointment of Accounting Auditor

If the Accounting Auditor is deemed to fall under items stipulated in Article 340, Paragraph 1 of the Companies Act, the Accounting Auditor is dismissed upon agreement by the Board of Auditors.

Aside from the above, where difficulty in the execution of duties by the Accounting Auditor has been recognized, the dismissal or non-reappointment of the Accounting Auditor is put forward at the General Meeting of Shareholders by request or agreement of the Board of Auditors.

6. Summary of Decisions regarding Establishment of Systems to Ensure Correctness of Duties

(1)	Systems for ensuring the execution of duties by directors and employees complies with legislation and the Articles of Incorporation

	The Representative Director and President shall repeatedly communicate the principles of the Company’s management philosophy to officers and employees to ensure that full compliance with legislation and ethical norms in society are preconditions for corporate activity.

‚	The administrative headquarters shall be responsible for supervising compliance. The manager in charge of the administrative headquarters shall also serve as the Executive Officer in charge of compliance, and shall be committed to establishing a companywide compliance system and maintaining a grasp on its challenges. A Compliance Committee (which shall include outside members) chaired by the Executive Officer in charge of compliance shall be established within the management board, and this shall discuss important issues regarding compliance and report discussion outcomes to the Board of Directors. Directors in charge of various operations shall analyze compliance specific to their respective departments and formulate practical countermeasures.

ƒ	The Company shall build a system to immediately share compliance issues within the administrative headquarters when they are discovered by the Executive Officer in charge of compliance or any Directors or Auditors. It shall also set up an internal reporting system that allows employees to report matters to an internal auditing office. Upon receipt of a report, the internal auditing office shall carry out an investigation and report to the Representative Director and President to implement reoccurrence prevention measures throughout the company.

„	Punishment for breach of legislation or the Articles of Incorporation by an employee shall be decided upon by the administrative headquarters. Where there is a breach of legislation or the Articles of Incorporation by an officer, the Compliance Committee shall present concrete punitive measures to the Board of Directors.

(2)	Storage and management of information relating to the execution of duties as director

The Representative Director and President shall put the manager of the administrative headquarters in charge of the storage and management of information relating to the execution of duties as a Director for the Company as a whole. Based on the document handling regulations laid down by that manager, information regarding the execution of duties shall be recorded in writing or via electronic media and stored. Directors and Auditors shall be able to view such documents at any time in accordance with the document management regulations. Document management regulations require the approval of the Board of Directors.

(3)	Regulations and other systems related to risk management for losses

Under the risk management regulations, responsible departments are allocated for each risk category within the Company. The manager of the administrative headquarters shall be appointed as the general manager of risks throughout the company, and comprehensive and unified management of all risks carried by the company shall be carried out by the administrative headquarters. Any new risks that may occur shall be allocated to a responsible department immediately. The internal auditing department shall audit risk management statuses of each department and periodically report audit outcomes to the management board. Improvement measures shall be discussed and decided upon at meetings of the management board.

(4)	Systems to ensure the effective execution of duties as a director

The following business management systems shall be administered to allow improved effectiveness in the execution of duties as a Director.

 Formulate rules for decision making and limits of authority.

‚ Establish a management board with Directors and Executive Officers as its members.

ƒ Establish performance goals and budget allocations for each business department based on a midterm management plan set out by the Board of Directors, and undertake monthly and quarterly performance management utilizing information technology.

„ Undertake monthly performance reviews and implement improvement measures through the management board and the Board of Directors.

(5)	Systems to ensure the correct execution of duties in the corporate group comprising the Comapny and its parent companies and subsidiary companies

The Company shares a common management philosophy and vision for the corporate group with Cook Innoventure Co., Ltd. and the parent company, G.communications Co., Ltd. The functions and role of the Company within the group are clearly defined. When necessary, the various rules and regulations pertaining to the Company’s internal controls are revised or newly drafted. All of this is to ensure that business execution of the corporate group and the Company is conducted properly.

(6)	Where an Auditor requests an employee as an assistant, matters pertaining to that employee and matters pertaining to ensuring the independence of that employee from the Directors

 When requested by an Auditor, an auditing office shall be established, staffed by employees who shall assist with auditing duties.

‚ The Board of Auditors shall receive reports from the manager of the administrative headquarters regarding staffing changes in the auditing office prior to such changes, and where necessary, can request amendments to staffing changes citing reasons for the request to the manager of the administrative headquarters. Also, where relevant employees are to be reprimanded, the manager of the administrative headquarters shall receive the prior approval of the Board of Auditors.

(7)	Systems for Directors and employees to report to auditors and other systems for reporting to Auditors

 Directors shall report the following matters to the Board of Auditors.

(a)	Decisions of the management board

(b)	Matters that may cause significant harm to the company

(c)	Matters that are significant to the monthly business administration status

(d)	Matters significant to internal audit conditions and risk management

(e)	Serious breaches of legislation and the Articles of Incorporation

(f)	Internal reports and their content

(g)	Other matters significant to compliance

‚ Employees are able to directly report matters to Auditors if they discover significant facts pertaining to items (b) and (e) above.

(8)	Other systems to ensure that audits by Auditors are carried out effectively

The Company shall establish a system that allows Auditors to interview Directors, Executive Officers and important employees and periodically discuss matters with the Representative Director and President, the internal auditing department and the Accounting Auditor.

(9)	Basic way of thinking and procedures for removing antisocial elements

(1)	Respond to antisocial elements in a firm manner and block any ties or dealings with such elements.

(2)	Deal with inappropriate demands from antisocial elements as an entire organization while ensuring the safety of officers and employees who deal with such elements.

(3)	Strengthen partnerships with police, lawyers and other external professional agencies in normal times to prepare for possible contact with antisocial elements, and establish systems to be able to immediately report and discuss matters with external professional agencies.

(4)	Utilize internal and external agencies to assess new dealings or similar events to confirm that the parties involved are not antisocial elements.

Balance Sheet

(as of March 31, 2013)

Units: thousand yen

Item	Amount
[Assets]
Current Assets
Cash and Deposits	806,800
Bills Receivable	138,057
Accounts Receivable - Trade	109
Products and Merchandise	249,088
Goods in Progress	57,767
Raw Materials and Stored Goods	1,900
Prepaid Expenses	72,676
Current Portion of Construction Assistance Fund Receivables	90,612
Deferred Tax Assets	29,232
Deposits Paid	56,553
Accounts Receivable — Other	93,447
Other	23,859
Allowance for Doubtful Accounts	10,478
Fixed Assets	-16,985
(Tangible Fixed Assets)	3,684,632
Buildings	2,380,299
Structures	962,219
Machinery and Equipment	60,003
Vehicles and Transport Equipment	18,690
Tools and Equipment	73
Land	125,730
Construction in Progress	1,212,922

(Intangible Fixed Assets)	660
Leasehold Rights	51,472
Software	20,577
Telephone Subscription Rights	8,608
Rights to Use of Facilities	22,075

(Investments and Other Assets)	210
Investment Securities	1,252,859
Long-term Loans	13,172
Claims provable in rehabilitation from bankruptcy	18,388
Long-term Prepaid Expenses	3,497
Deferred Tax Assets	15,166
Construction Assistance Fund Receivables	162,745
Guarantee Deposits	195,995
Other	852,784
Allowance for Doubtful Accounts	5,364
-14,255

Total Assets	4,491,432

[Liabilities]
Current Liabilities	1,147,020
Accounts Payable - Trade	210,971
Short-term Loans Payable to affiliates	445,000
Accounts Payable-Other	346,531
Accrued Corporation Tax, etc.	61,886
Accrued Consumption Tax, etc.	22,323
Accrued Expenses	2,222
Deposits Received	12,036
Reserve for Bonuses	13,440
Asset Retirement Obligations	3,669
Other	28,938
Fixed Liabilities	1,111,312
Bonds with Share Options	882,091
Asset Retirement Obligations	150,889
Long-term Deposits Received	70,643
Other	7,688

Total Liabilities	2,258,332

[Net Assets]
Shareholder’s Equity	2,233,099
Capital Stock	1,715,000
Capital Surplus	521,970
Capital Reserves	521,970
Retained Earnings	-3,132
Other Retained Earnings	-3,132
Deferred Retained Earnings	-3,132
Treasury Stock	-738

Total Net Assets	2,233,099

Total Liabilities and Net Assets	4,491,432

Profit and Loss Statement

(For the period between April 1, 2012 and March 31, 2013)

Units: thousand yen

Item	Amount
Sales		7,297,284
Cost of Sales		2,866,661
Gross Profit		4,430,622

Selling, General and Administrative Expenses		4,328,227

Operating Profits		102,395

Non-operating Income
Interests and Dividends Received	3,476
Sponsorship Income	19,231
Lease Income	71,502
Other	28,566	122,777
Non-operating Expenses
Interest Paid	25,967
Interest on Bonds	91
Bond Issuance Expenses	9,239
Guarantees Paid	10,105
Lease Expenses	79,647
Other	3,861	128,911

Recurring Income		96,260

Extraordinary Profits
Gain on Sales of Fixed Assets	84,177	84,177
Extraordinary Losses
Loss on Sales of Fixed Assets	56
Loss on Retirement of Fixed Assets	16,467
Loss on Store Closures	20,370
Impairment Losses	117,070	153,965

Current Term Profit Before Tax		26,473

Corporate and Other Taxes
Corporate Tax, Residence Tax and Business Tax	53,823
Corporate Taxes etc. Adjustment	-55,970	-2,147

Current Term Net Profit		28,620

Statement of Shareholders’ Equity

(For the period between April 1, 2012 and March 31, 2013)

Units: thousand yen.

	Shareholders’ Equity
	Capital	Capital Surplus		Retained Earnings
		Capital Reserves	Total Capital Surplus	Other Retained Earnings	Total Retained Earnings
				Deferred Retained Earnings
Opening Balance at the Start of this Fiscal Year	1,715,000	521,970	521,970	-31,752	-31,752
Changes During the Current Fiscal Year
Current Term Net Profit				28,620	28,620
Acquisition of Treasury Stock
Total Changes during this Fiscal Year	—	—	—	28,620	28,620
Closing Balance at the End of this Fiscal Year	1,715,000	521,970	521,970	-3,132	-3,132

	Shareholders’ Equity		Total Net Assets
	Treasury Stock	Total Shareholders’ Equity
Opening Balance at the Start of this Fiscal Year	-727	2,204,490	2,204,490
Changes During this Fiscal Year
Current Term Net Profit		28,620	28,620
Acquisition of Treasury Shares	-11	-11	-11
Total Changes during this Fiscal Year	-11	28,609	28,609
Closing Balance at the End of this Fiscal Year	-738	2,233,099	2,233,099

Notes to Financial Statements

(Notes on matters related to important accounting policies)

1. Evaluation standards and methods for securities
Other securities
With current price	Market value method based on market price or similar on the last day of the settlement period is applied (unrealized gains and losses shall be reported as a component of net assets, sale cost shall be calculated using the moving-average method).

Without current price	Cost accounting method using the moving-average method is applied.

2. Evaluation standards and methods for inventory
(1) Products, work-in-progress and raw materials (purchased by factories)	Cost accounting method using the weighted-average method is applied (values on the balance sheet are calculated using the book value write-down method based on declining profitability).

(2) Work-in-progress (building construction and facility maintenance business)	Cost accounting method using the identified cost method is applied (values on the balance sheet are calculated using the book value write-down method based on declining profitability).

(3) Merchandise, raw materials (purchased by stores) and supplies	Last cost method is applied (values on the balance sheet are calculated using the book value write-down method based on declining profitability).

3. Depreciation method for fixed assets
(1) Tangible fixed assets	Fixed rate method
(Excluding leased assets)	However, buildings acquired after April 1, 1998 (excludes building fixtures and fittings) are accounted for using the straight line method.
Also, buildings acquired prior to March 31, 2007 are depreciated using a method that applies straight line depreciation for 5 years from the year after the asset has finished depreciating to the depreciable price.

(2) Small depreciable assets	Assets with an acquisition price of between 100 thousand yen and 200 thousand yen are depreciated using the straight line method over a 3-year period.

(3) Intangible fixed assets	Straight line method is used.
(Excluding leased assets)	Further, software used by the Company is accounted for based on the usable period within the company (5 years).

(4) Leased assets	Straight line method that deems the lease period as the service life and the remaining value as 0 is applied.

4. Deferred assets

Bond issuance expenses	Treated as the total amount of expenses at the time of outlay.

5. Accounting standards for allowances

Allowances for doubtful accounts	To prepare for losses on doubtful accounts, estimated unrecoverable amounts are calculated on general loans using previous loan loss ratios, and for specific loans with the potential for default, the potential for recovery is considered on an individual basis.

Allowances for bonuses	To prepare for bonus payments to employees, allowances are calculated based on projected payment amounts.

Allowances for losses on store closures	To prepare for store closures and accompanying losses, projected losses related to store closures are calculated using costs that can be projected rationally, such as early withdrawal penalties for contracts. Provided, however, that there is no expected loss caused by store closure for this fiscal year. Thus, no such projected loss is calculated.

6. Accounting standards for income and expenses

In the building construction and facility maintenance business, the percentage of completion method is used for projects to account for progress made by the end of the fiscal year (percentage of progress of projects is estimated by the cost-to-cost method). The completed contract method is applied for other construction projects.

7. Accounting for consumption taxes.
Tax exclusion method is applied.

(Notes to Change of accounting policy)

Change of depreciation and amortization methods

Following revisions to the Corporate Tax Law, starting in this fiscal year, a modified depreciation method based on the revised Corporate Tax Law has been applied to tangible fixed assets acquired after April 1, 2012.

Due to this change, operating profits, recurring income and net profits before tax in this fiscal year have increased by 7,902 thousand yen compared to the previous method.

(Notes regarding the Balance Sheet)

1. Total depreciation for tangible fixed assets	3,847,506	thousand yen

2. Monetary claims and monetary liabilities relating to affiliated companies
Short-term monetary claims related to affiliates	100	thousand yen
Short-term monetary liabilities related to affiliates	459,739

(Notes to the Profit and Loss Statement)

1. Transaction amounts with consolidated companies
Transaction amounts for business transactions
Sales	1,594	thousand yen
Amount of purchase	55
Selling, general & administrative expenses	24,671
Transaction amount other than for business transactions	455,142

2. Impairment losses

The Company has accrued impairment losses for the following asset groups.

Usage	Type	Location
Stores / School Buildings	Buildings, Structures and Land	Hagi City, Yamaguchi Pref. and others 20 locations in total

Idle Assets	Land	One location in Ube City, Yamaguchi Pref.

The Company groups assets using the store as the minimum unit for generating cash flow and per property for leased assets and idle assets.

We have deemed it necessary to apply asset impairment accounting to stores and other properties that have generated losses stemming from their sales activities and are expected to continue to do so, and to properties and idle assets experiencing plummeting land values. For those assets that were considered to be impairment targets, book values have been reduced to the recoverable amount and the applicable reduction was booked under extraordinary losses as an impairment loss of 117,070 thousand yen under special losses. The breakdown was buildings 66,892 thousand yen, structures 1,764 thousand yen and land 48,412 thousand yen.

Further, for recoverable amounts for these asset groups, a discount rate measured from usage value of 1.9% is applied in most cases, but for the recoverable amount for idle assets, the net sale value calculated based on the fixed assets tax appraisal values etc. is used.

(Notes regarding the Statement of Shareholders’ Equity)

1. Type and Number of Shares Outstanding as of the end of this Fiscal Year

Common Shares	23,584,000 shares

2. Type and Number of Treasury Stock as of the end of this Fiscal Year

Common Shares	4,726 shares

(Notes regarding Tax Effect Accounting Methods)

1. Breakdown of Deferred Tax Assets and Deferred Tax Liabilities by Main Causes

    Deferred Tax Assets

Allowance for Doubtful Accounts	9,664	thousand yen
Unpaid Business Tax	3,079
Deferred Losses	166,535
Impairment Losses	219,350
Valuation Loss on Investment Securities	7,093
Allowance for Bonuses	5,080
Deferred Income	9,466
Asset Retirement Obligations	54,801
Other	4,677

Subtotal	479,749
Valuation Reserve	-239,310

Deferred Tax Assets Total	240,438

Deferred Tax Liabilities
Asset Retirement Expenses	-21,138

Deferred Tax Liabilities Total	-21,138

Net Value of Deferred Tax Assets	219,299

(Notes regarding Financial Products)

1. Matters regarding Status of Financial Products

(1) Methods for Handling Financial Products

    The Company operates its business with eating establishments and educational facilities at its core. We procure funds required (mainly loans or issuance of bonds), based on facility investment plans for these activities.

    Surplus funds that are available temporarily are invested as financial assets with a high level of security. Short-term funds are procured mainly via loans. Our policy is not to engage in speculative transactions.

(2) Financial Products and Their Risks

    Accounts receivable-trade, which are trade receivables, are subject to credit risk from customers.

    We also engage in long-term loans to franchisees, which are subject to credit risk from borrowers.

    Deposits for leases and guarantee deposits mainly accompany leases for land and buildings used for stores, and are subject to credit risk from lessors.

    Accounts payable-trade and accounts payable-other, which are both trade liabilities, mostly have payment deadlines within a 3-month period.

(3) Risk Management Systems for Financial Products

 Credit Risk Management (risk pertaining to breach of contract, etc. by the transaction partner)

In accordance with credit management regulations, each business department periodically monitors the status of major trading partners with regards to trade liabilities and long-term loans, and manages settlement dates and balances for each transaction partner, while working to recognize recovery concerns stemming from a deterioration in financial standing etc. at an early stage and to mitigate such issues.

‚ Liquidity Risk Management pertaining to Funds Procurement (risk that payment cannot be made on payment dates)

Based on reports from each department, the department in charge will draft and update financing plans in a timely manner to manage liquidity risks.

(4) Additional Explanation of Matters Regarding Current Price of Financial Products.

    The current price of financial products is not only the value based on market prices. Where market prices are not available, rationally calculated values are inserted. As fluctuation factors are incorporated into the calculation of these values, valuations may differ if using different preconditions.

2. Matters Regarding Current Value of Financial Products

Amounts shown on the Balance Sheet as of March 31, 2013, current values and their differences are as shown below. Where it is considered extremely difficult to grasp the current value, those items are not included. (Refer to (Note 2).)

	Value on Balance Sheet	Current Value	Difference
(1) Cash and deposits	138,057 thousand yen	138,057 thousand yen	- thousand yen
(2) Accounts Receivable—Trade	249,088	249,088	—
(3) Short-term and Long-term Loans (includes current portions)	20,779
Allowance for Doubtful Accounts (*)	-11,371

Total	9,408	10,784	1,375
(4) Construction Assistance Fund Receivables (includes current portions)	225,227	231,856	6,629

(5) Guarantee Deposits	95,384	94,863	-520

Total Assets	717,167	724,651	7,484

(1) Accounts Payable-trade	210,971	210,971	—
(2) inter-company short-term loans	445,000	445,000	—
(3) Accounts Payable-other	346,531	346,531	—
(4) Corporate Bonds	882,091	882,091	—

Total Liabilities	1,884,594	1,884,594	—

(*)	Excludes allowances for doubtful debts accounted for individually under loans.
(Note	1) Method for Calculating Current Value of Financial Products

Assets

(1) Cash and Deposits

As cash and deposits are settled on a short-term basis, the current value is similar to the book value. Therefore, we have used the book value.

(2) Accounts Receivable - Trade

As accounts receivable - trade is settled on a short-term basis, the current value is similar to the book value. Therefore, we have used the book value.

(3) Short-term and Long-term Loans

The current value of loans is calculated using a discounted present value of the projected collectable amount of the principle and interest reflecting collectability, derived by discounting the projected collectable amount using an appropriate index relevant to the projected recovery period such as government bond yields.

(4) Construction Assistance Fund Receivables

The current value of construction assistance fund receivables is calculated using a discounted present value of the projected collectable amount reflecting collectability, derived by discounting the projected collectable amount using an appropriate index relevant to the projected recovery period such as government bond yields.

(5) Guarantee Deposits

The current value of guarantee deposits is calculated using a discounted present value of the projected collectable amount reflecting collectability, derived by discounting the collectable amount using an appropriate index relevant to the projected recovery period such as government bond yields.

Liabilities

(1) Accounts Payable-trade, (2) Inter-company short-term loans and (3) Accounts Payable-other

As these are settled on a short-term basis, the current value is similar to the book value. Therefore, we have used the book value.

(4) Bonds with share options

It is calculated by the present value, in which the aggregate amount of principal and interest is discounted by the expected rate of similar bond issuance.

(Note 2) Financial Products with Current Values that are Very Difficult to Ascertain

Category	Value on Balance Sheet
Unlisted Shares	13,172 thousand yen
Guarantee Deposits	757,400

Unlisted shares do not have a market value, and the current value is deemed highly difficult to ascertain, so they are not included in the Balance Sheet.

Also, certain guarantee deposits have repayment periods which cannot be estimated logically, and the current value is deemed very difficult to ascertain, so they are not included under “(5) Guarantee Deposits”.

(Notes on Equity Earnings of Affiliates)

N/A

(Notes on Asset Retirement Obligations)

Asset retirement obligations (hereinafter, “ARO”) included in the balance sheet:

1. Overview of AROs Included in the Balance Sheet

These are mainly current recovery obligations associated with stores and school buildings and real estate lease agreements for sites for stores and school buildings.

2. Calculation Method of Monetary Amounts for these AROs

The usage period is estimated to be the useful life of these buildings, and discount rates between 0.050% and 2.294% are applied to calculate the monetary amounts.

3. Changes in the Total Amount of these AROs during this Fiscal Year

Opening Balance	132,769	thousand yen
Increase due to Tangible Fixed Asset Acquisition	47,702
Adjustments based on Passage of Time	1,320
Reductions from Executing Asset Retirement Obligations	-27,233
Closing Balance	154,558

(Notes on Transactions with Related Parties)

(1) Parent Companies and Major Corporate Shareholders, etc.

Type	Name of Company, etc.	Percentage of Voting Rights Held	Relationship to related party	Description of transaction	Transaction Amount (thousand yen) (Note 1)	Category	Closing Balancer (thousand yen)
Parent Company	G.communications Co., Ltd.	Direct 45.82% (held)	Group holding company	Loan*1	445,000	Inter-company short-term loan	445,000
			Consulting business	Payment of interest	36	Unpaid portion	36

Transaction conditions and policy for deciding transaction conditions, etc.:

(Note 1)	Of the amount above, transaction amounts do not include consumption tax but the closing balance includes consumption tax.
(Note 2)	Decision making policy, etc. for transaction and transaction conditions
*1 As to loan, interest rate is reasonably decided based on market interest rate. No collateral is provided.

(2) Notes on the Parent Company.

Parent Company Data:

Cook Innoventure Co., Ltd. (unlisted)

G.communications Co., Ltd. (unlisted)

(Notes on Per Share Data)

Net Assets per Share	94.71 yen
Current Term Net Profit per Share	1.21 yen

(Notes on Significant Events After the Reporting Period)

1.	At the meeting of the Board of Directors held on May 15, 2013, a resolution was passed to conduct a joint incorporation-type company split of the respective restaurant operation businesses of G.taste Co., Ltd. (“G.taste”), SAKAI CO., LTD. (“SAKAI”) and the Company to establish Cook Operation Co., Ltd. (“Cook Operation”) with an effective date of August 1, 2013.

(1)	Purpose of the joint incorporation-type company split

The purpose of this action is to delegate authority to the business operation subsidiary to be formed by this demerger over the portion of the food service business being operated by the combination of the three companies consisting of the direct restaurant business in order to accurately seize upon the changing wishes and lifestyles of consumers, respond to the trends and conditions present at competing stores, and respond flexibly to the changing environment.

(2)	Method for conducting the joint incorporation-type company split

A company split will be conducted by the combined three companies to jointly establish Cook Operation as a new company by a joint-incorporation-type company split.

(3)	Summary of new company established by the joint incorporation-type company split

Trade Name:	Cook Operation Co., Ltd.
Location of Head Office:	Nagoya, Kita-ku
Name of Representative:	Takafumi Akutsu, Director; Fumiyasu Inayoshi, Director
Amount of Capital:	¥50,000,000
Content of Business:	Operation of restaurants

(4)	Summary of accounting procedures to be implemented

Since this action will result in G.communications Co., Ltd. becoming the parent company of all the three companies upon their integration, it corresponds to the transactions, etc. will be under common control.

2.	At the meeting of the Board of Directors held on May 15, 2013, a resolution was passed to conduct an absorption-type merger effective August 1, 2013 of G.taste, SAKAI and the Company with G.taste to be the surviving company. The following is a summary of the merger.

(1)	Purpose of the merger

The purpose of combining the operations of G.taste, SAKAI and the Company will be to promote the standardization of transaction relationships nationwide that include stocking and distribution, create an integrated system of operation and management, strengthen competitiveness by concentrating managerial resources and raising efficiency, expand sales and improve the rate of profitability.

(2)	Method for conducting the merger

An absorption-type merger will be conducted with G.taste as the surviving company, and SAKAI and the Company as the companies absorbed in the merger.

(3)	Basis for calculating the allotment details pertaining to the merger

To ensure fairness and appropriateness concerning the merger ratios, the three companies each hired a third-party appraiser that is independent from each of the others to calculate the merger ratios. G.taste hired Albaace Securities Co., Ltd., SAKAI hired Matsuyama Accounting Firm and the Company hired Frontier Management Co., Ltd. With regard to the calculation, since market prices exist for the common stock of each of the three companies, a method that averages the stock prices will be employed with the calculation carried out by means of this method.

(4)	Summary of the surviving company in the merger

Trade Name:	G.taste Co., Ltd.
Location of Head Office:	Sendai, Miyagino-ku
Name of Representative:

Hideo Sugimoto, Representative Director and President

(to be appointed on August 1, 2013);

Fumiyasu Inayoshi, Representative Director and Vice President (currently Representative Director and President)

Amount of Capital:	¥1,785,000,000 (as of end of March 2013)
Content of Business:	Direct operation of restaurants, franchise business, education and training business (as of end of March 2013)

(5)	Summary of accounting procedures to be implemented

Since this action will result in G.communications Co., Ltd. becoming the parent company of all three companies upon their integration under the Accounting Standard for Business Combination, transactions will be under common control and, thus, there is an expectation that no goodwill will accrue.

Certified Copy of Audit Report by Accounting Auditor

Independent Auditor’s Report

May 24, 2013

To the Board of Directors

G.networks Co., Ltd.

Nagisa Auditing Firm
Representative Partner Engagement Partner	Hiroki Nishii, CPA	•	seal
Representative Partner Engagement Partner	Yutaka Ohira, CPA	•	seal

In accordance with the provisions of Article 436, Paragraph 2, Item 1 of the Companies Act, we have audited the financial statements, comprising the Balance Sheet, the Profit and Loss Statement, the Statement of Shareholders’ Equity, the notes to the financial statements and their attachments, of G.networks Co., Ltd. applicable to the 47th fiscal year from April 1, 2012 to March 31, 2013.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements and their attachments according to corporate accounting standards that are generally accepted as fair and appropriate in Japan. This includes establishing and applying internal controls that management deems necessary to prepare and present financial statements and their attachments that are free from material misstatements, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statements and their attachments based on our audit as an independent auditor. We carried out our audit in accordance with auditing standards that are generally accepted as fair and appropriate in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and their attachments are free from material misstatements.

An audit involves performing procedures to obtain audit evidence about the monetary amounts and disclosures in the financial statements and their attachments. Auditing procedures are chosen and applied depending on our judgment based on the assessment of the risks of material misstatement of the financial statements and their attachments, whether due to fraud or error. The purpose of the audit is not to express opinions on the validity of internal controls. However, in making risk assessments, we consider internal controls relevant to the preparation and fair presentation of the financial statements and their attachments to design auditing procedures that are appropriate in the circumstances. Also, the audit includes an assessment of the accounting policies adopted by the management and their accounting estimates, as well as evaluating the overall presentation of the financial statements and their attachments.

We believe that we have obtained sufficient and appropriate audit evidence to provide a basis for our audit opinion.

Audit Opinion

In our opinion, the financial statements and their attachments referred to above were prepared in accordance with corporate accounting standards that are generally accepted as fair and appropriate in Japan, and that the state of assets and profits and losses pertaining to the accounting period for the financial statements and their attachments are presented fairly in all significant aspects.

Points for emphasis

1.	As stated in the Notes Concerning Material Subsequent Events, at the meeting of its Board of Directors held on May 15, 2013, the Company resolved to conduct a joint incorporation-type company split among itself, G.taste Co., Ltd. and SAKAI CO., LTD. with an effective date of August 1, 2013 whereby their respective restaurant operations will be assumed by Cook Operation Co., Ltd.

2.	As stated in the Notes Concerning Material Subsequent Events, at the meeting of its Board of Directors held on May 15, 2013, the Company resolved to conduct an absorption merger among itself, G.taste Co., Ltd. and SAKAI CO., LTD. with an effective date of August 1, 2013 with G.taste Co., Ltd. to be the surviving company.

Neither of the above-mentioned events has affected the conclusions of the audit firm.

Conflict of Interest

Our firm and engaged partners have no interest in the Company which should be disclosed pursuant to the provisions of the Certified Public Accountants Law.

END

Certified Copy of the Audit Report by the Board of Auditors

Audit Report

The Board of Auditors has reviewed and discussed the audit report prepared by each Auditor with respect to the execution of duties by Directors during the 47th fiscal year, starting on April 1, 2012, and ending on March 31, 2013, and has prepared the following audit report.

1.	Means and methods of audits used by Auditors and the Board of Auditors

The Board of Auditors established audit policies, division of duties and other relevant matters. It received reports from each Auditor regarding their execution of audits and results thereof, as well as reports from Directors, etc., and Accounting Auditors regarding the execution of their duties, and requested explanations where necessary.

In accordance with auditing standards for Auditors set forth by the Board of Auditors and following audit policies, division of duties and other relevant guidelines, each Auditor communicated with Directors, the internal auditing department and other employees; made efforts to develop the audit environment and collect information; attended Board of Directors meetings and other significant meetings; received reports from Directors and employees regarding the execution of their duties; requested explanations as necessary; examined significant approval records and associated information; and investigated the status of operations and property at the head office and other major offices. In addition, Auditors monitored and verified the contents of the resolution of the Board of Directors regarding the development of systems necessary to ensure that the execution of duties by Directors complies with legislation and the Articles of Incorporation, and other systems, deemed to be necessary for ensuring the properness of a joint-stock company under Article 100, Paragraph 1 and Paragraph 3 of the Ordinance for the Enforcement of the Companies Act and the operations of the system developed based on such resolution (internal control system). Based on the above means and methods, each Auditor examined the business reports and attachments pertaining to this fiscal year.

Further, while monitoring and verifying whether the Accounting Auditor maintained its independence and implemented appropriate audits, each Auditor received reports from the Accounting Auditor regarding the execution of its duties and requested explanations as necessary. In addition, each Auditor received notification from the Accounting Auditor that ‘systems to ensure the fair execution of duties’ (prescribed under Article 130 of the Ordinance of Companies Accounting in Japan) were established in accordance with the ‘Quality Management Standards Regarding Audits (published by the Business Accounting Council, as of October 28, 2005), etc., and requested explanations as necessary. Based on the above means and methods, each Auditor examined the financial statements (Balance Sheet, Profit and Loss Statement, Statement of Shareholders’ Equity and notes to financial statements) and their attachments pertaining to this fiscal year.

2.	Audit Results

(1)	Results of the audits of the business reports and other documents

(1)	The Board confirms that the business reports and their attachments give an accurate indication of the present state of the Company in compliance with applicable legislation and the Articles of Incorporation.

(2)	The Board has found no wrongdoing or significant breaches of legislation or the Articles of Incorporation in regard to the execution of duties by Directors.

(3)	The Board has confirmed that the content of the resolution of the Board of Directors regarding the internal control system is appropriate, and there are no matters to report regarding the execution of duties by Directors in relation to the internal control system.

(2)	Results of the audits of the financial statements and their attachments

The Board has confirmed that the methods and results of the audits by the Accounting Auditor, Nagisa Auditing Firm, are appropriate.

May 27 2013

Board of Auditors, G.networks Co., LTD.

Full-time Auditor	Yoshiharu Matsukane	•seal
Auditor	Daisuke Yamamoto	•seal
Auditor	Kayoko Sato	•seal
Auditor	Yoshitaka Hata	•seal

(Note)	Auditors Daisuke Yamamoto, Kayoko Sato and Yoshitaka Hata are Outside Auditors, pursuant to Article 2, Item 16 and Article 335, Paragraph 3 of the Companies Act.

END

Reference Documents for the General Shareholders Meeting

Item 1	Approval for the Absorption-type Merger Agreement, where G.taste Co., Ltd. will become the surviving company, and the Company and SAKAI Co., LTD. will become the absorbed companies.

1. Reasons for the Absorption-type Merger

The Company was established in May 1966 to carry out direct sales and franchise chain business development activities in various forms with a focus on “Nagasaki Chanmen” and “Omuraisu Tei”. G.taste Co., Ltd. (“G.taste”) was established in November 1959 to carry out direct sales and franchise chain business development activities in various forms with a focus on “Sendai Heiroku” and “Toriaezu Gohei”. SAKAI was established in May 1980 to carry out direct sales and franchise chain business development activities in various forms with a focus on “Yakinikuya SAKAI”.

G.communications Co., Ltd., (“G.communications”) the parent company of the Company, G.taste and SAKAI (the “Three Companies”) and the subsidiaries of G.communications, including the Three Companies (collectively, the “Gcom Group”), have sought to maximize a domestic and international network of 1,000 stores to stimulate their main line of business—dining out—and have undertaken their businesses in the spirit of mutual prosperity, the Gcom Group’s business principles. As the Gcom Group, the Three Companies have generally operated their eating and drinking business, education business and other businesses in regions independent from each other and have worked together to build a mutually complimentary relationship in terms of geographical location and business conditions.

The current state of the Japanese economy is, however, a cause for concern. The worsening of the economy may have been stemmed by the weakening of the yen and the spike in the Nikkei Stock Average based on expectations for monetary stimulus following the recent election, but there is lingering uncertainty about the growth of domestic demand, such as in corporate production and personal consumption. The dining out industry represents the core businesses of the Three Companies, and in this realm there has been persistent stagnation of personal consumption due to customer frugality and price cutting. Other operating conditions are no better, given the increase in costs for raw materials and other factors that have dogged the industry. The Gcom Group therefore has several urgent matters it must contend with: face up to the difficult economic conditions in the eating and drinking industry, take a more cautious stance, strengthen its management practices, reduce its costs and seek to make its business structure as efficient as possible in order to expedite its actions through more agile decision-making.

Meanwhile, the Gcom Group decided to bring on KOBE BUSSAN CO., LTD. as its sponsor in order to bolster its corporate value under a new system. By doing so, we believe that the Gcom Group will be able to build a trading relationship with Kobe Bussan, improve our efforts in the sextic industries, streamline its purchases from Kobe Bussan, cut costs by sharing logistical functions, enhance its product appeal, and improve and strengthen its store facilities, among other things. As opposed to the region-based business model that was pursued until now, we believe that forging ahead with a trading relationship and integration, including nationwide purchasing and logistics, is the way to go in order to maximize the effects of building corporate value via these measures.

As described above, there is a pressing need shared by the Three Companies to make their management practices efficient. We will combine the management resources, including human resources and know-how, etc. of the three companies and, in order to achieve sustainable growth and maximize corporate value, we will attempt to restructure and combine redundant regional divisions in the eating and drinking business, education business and other businesses; build an overarching business and management system in the Three Companies; strengthen the Group’s competitive capabilities by concentrating and streamlining management resources; grow sales; and, improve the rate of earnings.

So we decided to combine the Company and SAKAI with G.taste in a central role, using the well-known growth strategy of mergers and acquisitions and the like of the past. By this, diverse management know-how and wide-ranging franchise system management experience and success factors will be obtained and the Gcom Group’s scale will be increased through the merger, i.e., through an established nationwide network of stores that each company operates as its headquarters, while G.taste has the infrastructure it needs to maximize the effects of an integration over a short period of time. A merger like this one will facilitate the management and oversight of franchise businesses across a range of business conditions, and we believe it will lead to a streamlining of trade relationships and the like, stronger competitive capabilities, increased sales and an improved rate of earning, and that it will provide numerous business opportunities to the member franchisees as well.

We have also decided, as one of the measures to make management practices more efficient, to delegate authority to the business operations subsidiary to be established through the joint incorporation-type split by the Three Companies as we seek to achieve agile and flexible decision making and business execution in the eating establishment line of business from among the eating and dining businesses that have been operated by the Three Companies. These decisions are intended to help us get an accurate grasp of consumer sentiment, lifestyle changes and trends, the status quo at competitors, and the like and flexibly address changes to the business environment.

2. Outline of the Absorption-type Merger Agreement

Please see Separate Sheet 1 for the outline of the Absorption-type Merger Agreement (the merger relating to the Absorption-type Merger Agreement is referred to as “Merger”).

3. Outline of each item (excluding items 5 and 6) in Article 182 of the Ordinance for Enforcement of the Companies Act

(1) Matters relating to Suitability of the Consideration

	Matters relating to Suitability of the Total Number or Total Amount of the Consideration for the Merger

I. The Allotment for the Merger

G.taste will allot to shareholders of the Company and of SAKAI (other than the Three Companies) as of the time immediately preceding the effectuation of the Merger 2 shares of G.taste common stock in exchange for each share of the Company’s common stock and 2 shares of G.taste common stock in exchange for each share of SAKAI common stock (hereinafter, this ratio is referred to as the “Merger Ratio”). As a result, 94,006,608 G.taste shares are planned to be newly issued for the Merger.

	G.taste	The Company	SAKAI
Details of allotments in the Merger	1	2	2

Note 1:	Any shareholder of the Company and SAKAI who eventually receives, in conjunction with the Merger, an allotment of fewer than 100 shares (the number of shares needed to constitute a single unit of G.taste shares) will be entitled, in accordance with the provisions of Article 192 Paragraph 1 of the Companies Act, to claim from G.taste the repurchase of those shares in their possession.

Note 2:	Any shareholder of the Company and SAKAI who eventually receives, in conjunction with the Merger, an allotment of fewer than 100 shares (the number of shares needed to constitute a single unit of G.taste shares) will be entitled, in accordance with the provisions of Article 194 Paragraph 1 of the Companies Act and G.taste’s articles of incorporation, to claim from G.taste the delivery of a number of shares that, when combined with the shares already in their possession, will constitute a single unit of G.taste shares (100 shares).

Note 3:	No G.taste fractional share will be delivered by the Merger.

II. Basis, etc. of Calculations regarding the Merger Ratio

(i)	Calculation Basis

To preserve fairness and integrity with respect to the ratios in the Merger, the Three Companies each hired a third-party appraiser that is independent from each of the others to perform this calculation. The Company hired Frontier Management, Inc. (“Frontier Management”), G.taste hired Albaace Securities Co., Ltd. (“Albaace Securities”), and SAKAI hired Matsuyama Accounting Firm, respectively.

Frontier Management used the historical stock price method because historical stock price information was available for the common stock of the three companies, and performed the calculation using the Discounted Cash Flow (“DCF”) method for the three companies, respectively.

The calculated range of the merger ratio where the share price of a single share of G.taste stock is set to one is shown below.

	G.taste	The Company	SAKAI
Historical stock price method	1	1.94~2.28	1.91~2.20
DCF Method	1	1.95~2.12	1.82~2.21

The range of calculations performed using the historical stock price method based on the calculation base date of May 14, 2013 are as follows: the average closing stock price of the common stock was calculated for the retrospective one-month, three-month and the six-month periods before the calculation base date.

Frontier Management has assumed that the public information, the financial information disclosed by the three companies, and all other information that it examined when performing the merger ratio calculation is true and complete, and it did not independently verify the veracity or completeness thereof. Frontier Management has not independently evaluated, appraised or assessed the market value or fair value of the assets or liabilities (including financial derivative instruments, off-book assets and liabilities, and other contingent liabilities) of the three companies or their subsidiaries, nor has it requested an appraisal or assessment by a third-party agency. Furthermore, Frontier Management has assumed that the financial predictions and forward-looking statements disclosed by the three companies were reasonably prepared based on the current, best-available forecasts and judgments of the management of each company and that the financial state of each company will continue along the lines of those predictions, and has relied on these forecasts and related materials without conducting an independent investigation of the same.

Frontier Management’s calculation of the merger ratio has taken into account the foregoing information and the like as of May 14, 2013.

Albaace Securities used the historical stock price method because historical stock price information was available for the common stock of the three companies, and performed the calculation using the DCF method for the three companies, respectively.

The calculated range of the merger ratio where the share price of a single share of G.taste stock is set to one is shown below.

	G.taste	The Company	SAKAI
Historical stock price method	1	1.76~2.42	1.76~2.38
DCF Method	1	1.44~5.14	1.88~8.18

The range of calculations performed using the historical stock price method based on the calculation base date of May 14, 2013 are as follows: the average closing stock price of the common stock was calculated for the retrospective one-month, three-month and the six-month periods before the calculation base date.

Albaace Securities has assumed that the public information, the financial information disclosed by the three companies, and all other information that it examined when performing the merger ratio calculation is true and complete, and it did not independently verify the veracity or completeness thereof. Albaace Securities has not independently evaluated, appraised or assessed the market value or fair value of the assets or liabilities (including financial derivative instruments, off-book assets and liabilities, and other contingent liabilities) of the three companies or their subsidiaries, nor has it requested an appraisal or assessment by a third-party agency. Furthermore, Albaace Securities has assumed that the financial predictions and forward-looking statements disclosed by the three companies were reasonably prepared based on the current, best-available forecasts and judgments of the management of each company and that the financial state of each company will continue along the lines of those predictions, and has relied on these forecasts and related materials without conducting an independent investigation of the same.

Albaace Securities’ calculation of the merger ratio has taken into account the foregoing information and the like as of May 14, 2013.

Matsuyama Accounting Firm used the historical stock price method because historical stock price information was available for the common stock of the three companies, and performed the calculation using the DCF Method for the three companies, respectively. The calculated range of the merger ratio where the share price of a single share of G.taste stock is set to one is shown below.

	G.taste	The Company	SAKAI
Historical stock price method	1	1.78~2.45	1.72~2.41
DCF Method	1	1.60~2.39	1.56~2.33

The range of calculations performed using the historical stock price method based on the calculation base date of May 14, 2013 are as follows: the average closing stock price of the common stock was calculated for the retrospective one-month, three-month and the six-month periods before the calculation base date.

Matsuyama Accounting Firm has assumed that the public information, the financial information disclosed by the three companies, and all other information that it examined when performing the merger ratio calculation is true and complete, and it did not independently verify the veracity or completeness thereof. Matsuyama Accounting Firm has not independently evaluated, appraised or assessed the market value or fair value of the assets or liabilities (including financial derivative instruments, off-book assets and liabilities, and other contingent liabilities) of the three companies or their subsidiaries, nor has it requested an appraisal or assessment by a third-party agency. Furthermore, Matsuyama Accounting Firm has assumed that the financial predictions and forward-looking statements disclosed by the three companies were reasonably prepared based on the current, best-available forecasts and judgments of the management of each company and that the financial state of each company will continue along the lines of those predictions, and has relied on these forecasts and related materials without conducting an independent investigation of the same.

Matsuyama Accounting Firm’s calculation of the merger ratio has taken into account the foregoing information and the like as of May 14, 2013.

The Company projects a significant increase in profits in one of the fiscal years in the profit plan that it provided to Albaace Securities, Frontier Management and Matsuyama Accounting Firm. The projection was made because The Company expects an improvement in results due to increasing sales and cost cutting by the company.

G.taste projects a significant decrease in profits in one of the fiscal years in the profit plan that it provided to Albaace Securities, Frontier Management and Matsuyama Accounting Firm. The projection was made because G.taste expects a decline in results due to decreasing sales by the company.

SAKAI projects a significant increase in profits in one of the fiscal years in the profit plan that it provided to Albaace Securities, Frontier Management and Matsuyama Accounting Firm, and these profits form part of the basis of the DCF Method calculations. The projection was made because SAKAI expects an improvement in results due to increasing sales and cost cutting by the company.

(ii) Background of Calculation

As described above, the Three Companies each hired a third-party appraiser to calculate the stock allotment ratio in the Split, and each party has received a Merger Ratio Calculation Report from the appraisers, respectively. Based on the results in the Merger Ratio Calculation Reports, the three companies conducted careful negotiations and repeated discussions about the merger ratio at each company, giving full consideration to the grounds therefor, such as each company’s financial standing, asset conditions, future business and results prospects, and the like. Consequently, the parties ultimately determined that the Merger Ratio is appropriate, and the board of directors at each company held a board meeting as of May 15, 2013 and resolved to enter into the merger agreement regarding the Merger.

(iii) Hiring independent financial advisers

Matsuyama Accounting Firm, Albaace Securities and Frontier Management are independent from the Three Companies, do not correspond to any affiliate company thereof, and hold no material interests worth mentioning with respect to the Merger.

‚	Reasons for selecting G. taste shares as the consideration for the Merger

The Three Companies selected shares of G. taste, which will be the surviving company, as the merger consideration for the shares of the Company and SAKAI in relation to the Merger.

The Three Companies determined that the shares of the G. taste are appropriate as the consideration for the Merger because shares of G. taste traded on the JASDAQ of the OSE and liquidity affording trading opportunities, and because shareholders of the absorbed companies will be able to enjoy the integration benefits generated by the Merger from the receipt of shares of G. taste, the surviving company.

ƒ	Matters relating to protection of the interests of shareholders of the absorbed companies if the companies are under common control

I. Measures to Secure Fairness

The Three Companies are subsidiaries of G.communications, so for them, the Merger corresponds to a transaction or the like with a controlling shareholder.

The three companies have, to secure the fairness and integrity of the Merger, received the results of the financial analyses described above in regard to the Merger Ratio.

As a further measure to ensure fairness and propriety regarding the process of declaring intent at each company’s board of directors, the Company has appointed Nishimura & Asahi, which is independent from the Three Companies, as their respective legal advisors, G.taste has appointed Katsumi Kitamura, attorney-at-law at Atsushi Shiraishi Law Firm, who is independent from the Three Companies, and SAKAI has appointed Harashima Law Firm, which is independent from the Three Companies, as their respective legal advisors, and each party is receiving legal advice about the method, process and the like of the process for declaring intent at board of directors meetings regarding the Merger.

In light of the foregoing, we have determined that the Company’s board of directors, G.taste’s board of directors and SAKAI’s board of directors have each taken sufficient measures to ensure fairness in the Merger.

II. Measures for the Avoidance of Conflicts of Interest

When the Company’s board of directors was deciding whether to execute the Merger, Ichiro Kawakami, who serves concurrently as a director of G.taste and SAKAI, and Yoshinobu Inazumi, who serves concurrently as a director of G.taste, did not participate in the deliberations or resolutions to avoid any conflict of interest. In the Company, no interested person with regard to the Merger has been involved for the discussion or negotiation of the Merger as the responsible or contact person for G.taste and SAKAI.

When G.taste’s board of directors was deciding whether to execute the Merger, the following directors did not participate in the deliberations or resolutions to avoid any conflict of interest: Ichiro Kawakami, who serves concurrently as a director of the Company and SAKAI, Hideo Sugimoto, who serves concurrently as a director of SAKAI, and Yoshinobu Inazumi, who serves concurrently as a director of the Company. In G.taste, no interested person with regard to the Merger has been involved for the discussion or negotiation of the Merger as the responsible or contact person for the Company and SAKAI.

When SAKAI’s board of directors was deciding whether to execute the Merger, Ichiro Kawakami, who serves concurrently as a director of the Company and G.taste, and Hideo Sugimoto, who serves concurrently as a director of G.taste, did not participate in the deliberations or resolutions to avoid any conflict of interest. In SAKAI, no interested person with regard to the Merger has been involved for the discussion or negotiation of the Merger as the responsible or contact person for the Company and G.taste.

Furthermore, Kayoko Sato, who serves concurrently as auditor of the Three Companies, did not participate in or express an opinion during deliberations regarding the Merger at the Three Companies’s board of directors meetings to avoid any conflict of interest.

With the above-described measures in place, the board of directors of the Three Companies resolved, by the unanimous consent of the directors attending the respective board meetings, to carry out the Merger, and the auditors in attendance at each board meeting expressed an opinion of no objection thereto.

When considering the Merger, the Three Companies asked Yoshitaka Hata, an auditor of the Company with independent officer status as notified to the TSE, Masami Komatsu, an auditor of G.taste with independent officer status as notified to the OSE, and Takao Kurokawa, an auditor of SAKAI with independent officer status as notified to the OSE—none of whom hold an interest in G.communications, the controlling shareholder—to examine, pursuant to the rules prescribed by the TSE and the OSE, whether the minority shareholders of the Three Companies would be disadvantaged by the Merger. The Three Companies obtained an opinion from the independent officers on May 14, 2013 addressed to each company’s board of directors stating that they concluded there was no disadvantage to the minority shareholders of each company.

„	Matters relating to the suitability of the amounts of G taste’s capital and reserves

The amounts by which capital, capital reserves and reserved surplus will be increased in conjunction with the Merger are set forth below. Based on comprehensive consideration and examination of G taste’s capital policies and other factors, the amount were determined within the range specified by laws and regulations, and we believe that they are appropriate.

(i)	Amount of capital increase: Zero yen
(ii)	Amount of capital reserves increase: Zero yen
(iii)	Amount of reserved surplus increase: Zero yen

(2)	Reference information concerning the merger consideration

	Provisions of G taste’s Article of Incorporation

Please see Separate Sheet 2-1.

G.taste plans to obtain approval for the agenda item regarding the partial amendment to the articles of incorporation set forth in Separate Sheet 2-2 at its ordinary general shareholders’ meeting on June 26, 2013.

‚	Matters relating to the method of realization of the merger consideration

I. Markets trading the merger consideration

Shares of G taste are traded on the JASDAQ of the OSE.

II. Persons who will act as intermediaries, brokers or agents for the consideration for the merger

Securities companies throughout Japan will act as intermediaries, brokers, etc. for transactions involving the shares of G.taste.

III. Details of instances when there are limitations on the transfer or other disposal of the consideration for the merger

Not applicable

ƒ	Matters pertaining to the market price of the consideration for the merger

The monthly maximum and minimum share prices for G.taste shares over the past three months are as follows.

Month	April 2013	March 2013	February 2013
Max. (¥)	64	75	44
Min. (¥)	47	43	37

„	Details of the balance sheet of the surviving company

The details have been omitted under Article 182(4)(i)Ni.(3) of the Ordinance for Enforcement of the Companies Act.

(3)	Matters pertaining to the appropriateness of the provisions of stock options with respect to the Merger

 Matters pertaining to the details of the bonds with stock options to be issued accompanying this Merger, their number and method of calculation of the number, and their allocation

Regarding the following unsecured convertible bonds with stock options that the Company and SAKAI issue, G.taste will, so that the rights of the rights holders are maintained at the same level after the Merger as they were before, allocate one G.taste Ninth Series of Unsecured Convertible Bond or equivalent Fourteenth Series of Unsecured Convertible Bond (as listed in the tables below) for each above-mentioned the Company and G.networks unsecured convertible bond with share options, taking into account the merger ratio of this Merger with respect to ordinary shares of the Company and G.networks, after it is determined that these bonds allocated are substantially equivalent to these ordinary shares.

I.	The Company

	The Company	G.taste

1	First Series of Unsecured Convertible Bonds (convertible bonds with special pari passu conditions) (issued March 18, 2013)	Share options attached to Ninth Series of Unsecured Convertible Bonds (convertible bonds with special pari passu conditions) (Appendix 1 Attachment 1)

2	Second Series of Unsecured Convertible Bonds (convertible bonds with special pari passu conditions) (issued March 18, 2013)	Share options attached to Tenth Series of Unsecured Convertible Bonds (convertible bonds with special pari passu conditions) (Appendix 1 Attachment 2)

3	Third Series of Unsecured Convertible Bonds (convertible bonds with special pari passu conditions) (issued March 18, 2013)	Share options attached to Eleventh Series of Unsecured Convertible Bonds (convertible bonds with special pari passu conditions) (Appendix 1 Attachment 3)

II. SAKAI

	The Company	G.taste

1	Second Series of Unsecured Convertible Bonds (convertible bonds with special pari passu conditions) (issued March 18, 2013)	Share options attached to Twelfth Series of Unsecured Convertible Bonds (convertible bonds with special pari passu conditions)conditions) (Appendix 1 Attachment 4)

2	Third Series of Unsecured Convertible Bonds (convertible bonds with special pari passu conditions) (issued March 18, 2013)	Share options attached to Thirteenth Series of Unsecured Convertible Bonds (convertible bonds with special pari passu conditions) (Appendix 1 Attachment 5)

3	Fourth Series of Unsecured Convertible Bonds (convertible bonds with special pari passu conditions) (issued March 18, 2013)	Share options attached to Fourteenth Series of Unsecured Convertible Bonds (convertible bonds with special pari passu conditions) (Appendix 1 Attachment 6)

‚ Matters pertaining to the succession of corporate bonds

Of those obligations relating to the above-mentioned unsecured convertible bonds with stock acquisition rights, those that are outstanding immediately before the Merger comes into effect will be succeeded by G.taste when the Merger comes into effect.

(4) Matters pertaining to the Company

 Details of financial statements, etc., for the final business year of G.taste and SAKAI

Financial statements for the final business year of G.taste and SAKAI (fiscal year from April 1, 2012 through March 31, 2013) will be published on the Company’s website (http://www.g-networks.jp/).

‚ Disposal of important assets, significant debt burdens and other events that have a significant impact on the state of the company’s assets following the end of the final business year

I. Surcharge payment orders

On April 23, 2013, the Securities and Exchange Surveillance Commission recommended to the Prime Minister and to the Commissioner of the Financial Services Agency that an order for a surcharge of ¥101.45 million (“the Surcharge”) be issued concerning misstatements made in G.taste’s 1st-quarter report of June 2009, its 2nd-quarter report of September 2009, its 3rd-quarter report of December 2009, its securities report for the period ended March 31, 2010, and the security registration statements (for the First and Second Series of Bonds with Share Options, the Second Series of Stock Options, and the Third Series of Bonds with Stock Options) that contained embedded information from these documents, and the Financial Services Agency decided to impose the Surcharge on May 23, 2013. G.taste will comply with the instructions of the Financial Services Agency and pay the Surcharge. The surcharge of ¥101.45 million has been already recorded in the fiscal year ended March 31, 2013.

II. Delisting of the Company and G.networks

The common stock of the Company and SAKAI will be delisted on July 29, 2013 in conjunction with the Merger in accordance with the delisting criteria of the stock exchanges where they are listed.

III. Joint incorporation-type company split of the three merging companies

At a meeting of the Board of Directors held on May 15, 2013, it was resolved that the management of the three merging companies would integrate their management (“Management Integration”).

The Board of Directors resolved that the Management Integration for the three companies mentioned above would take effect on August 1, 2013, and prepared a joint incorporation-type company split plan on May 15, 2013. The joint incorporation-type company split plan is displayed on the Company’s website (http://www.g-networks.jp/).

IV. G.taste capital and capital reserve reductions following the Merger

A meeting of the Board of Directors resolved to reduce in the amount of capital and capital reserve on condition of the Merger taking effect, and submitted a proposal that these reductions take effect on August 1, 2013, for approval at its Ordinary General Shareholders’ Meeting scheduled to be held on June 26, 2013.

Absorption-type Merger Agreement

G.taste Co., Ltd.

G.networks CO., LTD.

SAKAI CO., LTD.

Absorption-type Merger Agreement

G.taste Co., Ltd. (hereinafter “G.taste”), G.networks CO., LTD. (hereinafter “G.networks”), and SAKAI CO., LTD. (hereinafter “SAKAI”), shall conclude an absorption-type merger agreement (hereinafter “the Agreement”) of an absorption-type merger (hereinafter “the Merger”) as follows with G.taste as the company surviving the absorption-type merger, and G.networks and SAKAI as the companies absorbed in absorption-type merger.

Article 1    (Absorption-type Merger)

G.taste, G.networks and SAKAI shall perform an absorption-type merger with G.taste as the company surviving the absorption-type merger, and G.networks and SAKAI as the companies absorbed in absorption-type merger.

Article 2    (Trade Name and Address)

The trade name and address of the company surviving the absorption-type merger and the companies absorbed in the absorption-type merger in the Merger shall be as follows.

(1) Company surviving absorption-type merger

Trade name: G.taste Co., Ltd.

Address: 2-10 Tsutsujigaoka 2-chome, Miyagino-ku, Sendai City

(2) Company absorbed in absorption-type merger

Trade name: G.networks CO., LTD.

Address: 1198-4 Aza Nishiotsuka, Oaza Nishi Takadomari, Sanyoonoda City, Yamaguchi Prefecture

(3) Company absorbed in absorption-type merger

Trade name: SAKAI CO., LTD.

Address: 46 Kurokawa Hondori 2-chome, Kita-ku, Nagoya City

Article 3    (Shares Delivered in the Merger and Matters Concerning the Allotment Thereof)

1.	G.taste shall allot and deliver G.taste common shares to G.networks shareholders (excluding G.tase and G.networks, the same hereafter) at a ratio of 2 shares per common share of G.networks held thereby at the time immediately before the merger takes effect (hereinafter “time immediately preceding effect”) when the Merger takes place.

2.	G.taste shall allot and deliver G.taste common shares to SAKAI shareholders (excluding G.taste and SAKAI, the same hereafter) at a ratio of 2 shares per common share of SAKAI held thereby at the time immediately preceding effect when the Merger takes place.

3.	If there are fractional shares that are less than one share of G.taste shares to be delivered by G.taste to shareholders of G.networks and SAKAI in accordance with the two preceding paragraphs, these shall be treated in accordance with the provisions of Article 234 of the Companies Act and other related laws and regulations.

Article 4    (Share Options Delivered in the Merger and Matters Concerning the Allotment Thereof)

1.	In the Merger, G.taste shall allot and deliver share options to holders of G.networks share options attached to the following unsecured convertible bonds with share options at the time immediately preceding effect, as share options to replace these, at a ratio of one share option of the share options of G.taste attached to G.taste’s bonds with share options shown in Attachment 1 through Attachment 3, as the bond portion of obligations pertaining to bonds assumed by G.taste in accordance with Paragraph 3, for each of the G.networks share options held.

	Items subject to allotment and delivery	Items allotted and delivered
1	G.networks Class 1 Unsecured Convertible Bonds with Share Options (Issued on March 18, 2013)	Share options for G.taste Class 9 Unsecured Convertible Bonds with Share Options (Attachment 1)

2	G.networks Class 2 Unsecured Convertible Bonds with Share Options (Issued on March 18, 2013)	Share options for G.taste Class 10 Unsecured Convertible Bonds with Share Options (Attachment 2)

3	G.networks Class 3 Unsecured Convertible Bonds with Share Options (Issued on March 18, 2013)	Share options for G.taste Class 11 Unsecured Convertible Bonds with Share Options (Attachment 3)

2.	In the Merger, G.taste shall allot and deliver share options to holders of SAKAI share options attached to the following unsecured convertible bonds with share options at the time immediately preceding effect as share options to replace these, at a ratio of one share option of the share options of G.taste attached to G.taste’s bonds with share options shown in Attachment 4 through Attachment 6, as the bond portion of obligations pertaining to bonds assumed by G.taste in accordance with Paragraph 3, for each of the SAKAI share options held.

	Items subject to allotment and delivery	Items allotted and delivered
1	SAKAI Class 2 Unsecured Convertible Bonds with Share Options (Issued on March 18, 2013)	Share options for G.taste Class 12 Unsecured Convertible Bonds with Share Options (Attachment 4)

2	SAKAI Class 3 Unsecured Convertible Bonds with Share Options (Issued on March 18, 2013)	Share options for G.taste Class 13 Unsecured Convertible Bonds with Share Options (Attachment 5)

3	SAKAI Class 4 Unsecured Convertible Bonds with Share Options (Issued on March 18, 2013)	Share options for G.taste Class 14 Unsecured Convertible Bonds with Share Options (Attachment 6)

3.	In the Merger, G.taste shall assume all obligations pertaining to bonds for the G.networks unsecured convertible bonds with share options prescribed in Paragraph 1 and the SAKAI unsecured convertible bonds with share options prescribed in Paragraph 2 that are unredeemed at the time immediately preceding effect in accordance with Attachment 1 through Attachment 6.

Article 5    (Capital and Capital Reserve)

The amounts of G.taste’s capital and capital reserve to be increased in the Merger shall be as follows.

(1)	Capital	:	0 yen

(2)	Capital reserve	:	0 yen

(3)	Other capital surplus	:	The amount obtained by deducting the amounts specified in the two preceding items from the variable amount of shareholder equity specified in Article 35 Paragraph 1 of the Ordinance on Accounting of Companies.

Article 6    (Effective Date)

The effective date of the Merger shall be August 1, 2013. However, if necessary in the course of procedures pertaining to the Merger, or if necessary for another reason, this may be changed based on discussion between G.taste, G.networks and SAKAI.

Article 7    (General Shareholders’ Meeting)

G.taste, G.networks and SAKAI shall each obtain approval for the Agreement from their respective general shareholders’ meetings by the day before the effective date specified in Article 6.

Article 8    (Duty of Care of a Prudent Manager)

1.	G.taste, G.networks and SAKAI shall each execute their operations and manage and invest their assets with the due care of a prudent manager from the conclusion of the Agreement until the effective date specified in Article 6.

2.	G.taste, G.networks and SAKAI shall perform any acts with a material effect on the assets, rights and obligations thereof from the conclusion of the Agreement until the effective date specified in Article 6 after discussion of the matter by G.taste, G.networks and SAKAI.

Article 9    (Amendment or Cancellation of the Agreement)

G.taste, G.networks and SAKAI may amend or cancel the Agreement after discussion and agreement by G.taste, G.networks and SAKAI if there is a material change in the financial condition, assets, liabilities or management condition of each of the companies, if a material event that may impede the execution of the Merger in accordance with the Agreement occurs or is revealed (including cases in which matters revealed prior to the conclusion of the Agreement are revealed to be material after the conclusion of the Agreement), or if it is otherwise difficult to achieve the objectives of the Agreement before the effective date specified in Article 6.

Article 10    (Effect of the Agreement)

1.	The Agreement shall take effect on the condition that the joint incorporation-type split implemented by G.taste, G.networks and SAKAI on August 1, 2013 takes effect.

2.	The Agreement shall no longer be in effect if the approval of the respective general shareholders’ meetings of G.taste, G.networks and SAKAI specified in Article 7 is not obtained, or the government approvals stipulated by laws and regulations as required for the performance of the Agreement are not obtained.

Article 11    (Other Matters)

Other matters required for the Merger that are not stipulated in the Agreement shall be determined by discussion between G.taste, G.networks and SAKAI in accordance with the intent of the Agreement.

<Blank below>

IN WITNESS WHEREOF, this document has been executed in triplicate by the duly appointed representatives of the parties, with each party retaining one (1) copy thereof.

May 15, 2013

G.taste

2-10 Tsutsujigaoka 2-chome, Miyagino-ku, Sendai City

G.taste Co., Ltd.

Fumiyasu Inayoshi, Representative Director and President

G.networks

1198-4 Aza Nishiotsuka, Oaza Nishi Takadomari, Sanyo Onoda City,

Yamaguchi Prefecture

G.networks CO., LTD.

Takafumi Akutsu, Representative Director and President

SAKAI

46 Kurokawa Hondori 2-chome, Kita-ku, Nagoya City

SAKAI CO., LTD.

Atsushi Yamashita, Representative Director and President

Attachment 1

G.taste Co., Ltd.

Class 9 Unsecured Convertible Bonds with Share Options

(With Special Provision for Same Rank between Convertible Bonds with Share Options)

1	Name of bonds

G.taste Co., Ltd. Class 9 Unsecured Convertible Bonds with Share Options

(With Special Provision for Same Rank between Convertible Bonds with Share Options) (hereinafter referred to as the “bonds with share options” where the bond portion is referred to as the “bonds” and the share option portion is referred to as the “share options”.)

2	Total amount of bonds	Of the initial amount of the G.networks CO., LTD. Class 1 Unsecured Convertible Bonds with Share Options (With Special Provision for Same Rank between Convertible Bonds with Share Options) (hereinafter referred to as “Bonds with Share Options Prior to Transfer”) totaling 300,000,000 yen, the amount that is unredeemed at the time immediately before the merger (hereinafter referred to as the “Merger”) based on the absorption-type merger agreement concluded between the Company, G.networks CO., LTD. and SAKAI CO., LTD. on May 15, 2013 takes effect (hereinafter “time immediately preceding effect”)

3	Amount of each bond	10,000,000 yen

4	Paid-in amount for each bond	98 yen per 100 yen of face value

5	Face amount of Bonds with Share Options

The bonds with share options shall be registered, and no certificates for the bonds with share options shall be issued.

In accordance with the provisions of the main text of Paragraph 2 and the main text of Paragraph 3 of Article 254 of the Companies Act, the bonds and the share options in the bonds with share options may not be transferred separately.

6	Bond interest rate	The bonds shall not accrue interest.

7	Date of allotment of the share options	This shall be the effective date of the Merger.

8	Existence of collateral and guarantees	The bonds with share options are not secured by collateral or guarantees, and these are no particular assets withheld for the bonds with share options.

9		Non-appointment of a bond administrator	The bonds with share options meet the requirements under the proviso of Article 702 of the Companies Act and Article 169 of the Ordinance for Enforcement of the Companies Act, and no bond administrator has been appointed.

10		Method and date of redemption	An amount of 100 yen per 100 yen of face value of the bonds shall be redeemed on March 18, 2020 (hereinafter referred to as “redemption date”) (however, if the redemption date is not a bank business day in Japan (hereinafter referred to as “business day”), the bondholders of the bonds with share options are unable to receive payment of the amount to be paid on the redemption date until the immediately following business day, and shall not have the right to receive additional payment for the delay of said payment.)

11		Matters relevant to the share options

	(1)	Number of share options attached to the bonds	The number of share options attached to each bond shall be 1, and share options equal to 1 multiplied by the total number of G.networks share options owned by holders of share options stated or recorded in the G.networks share option registry at the time immediately preceding effect concerning Bonds with Share Options Prior to Transfer.

	(2)	Issue price of the share options	No payment of money is required in exchange for the share options

	(3)	Type, number and method of calculation of the shares issued for the share options	The number of common shares that shall be issued by the Company or common shares held by the Company that shall be disposed of (hereinafter issuance or disposal of common shares of the Company referred to as “delivery”) in lieu thereof due to a request to exercise the share options (hereinafter referred to as “exercise request”) shall be the maximum number obtained by dividing the total face value of the bonds pertaining to the exercise request by the conversion amount shown in item (4), 2) of this paragraph (however, this shall be the adjusted conversion amount if adjusted pursuant to the provisions of item (5) of this paragraph). However, fractions of shares occurring due to the exercise of the share options shall be rounded down and no cash adjustments shall be made.

(4)	Content, amount and calculation method of property contributed when exercising the share options

1)      The property contributed when exercising the share options shall be the bonds pertaining to the share options, and shall be the same amount as the face value of the said bonds. The bonds used as a contribution when exercising the share options shall reach their redemption date and are extinguished at the same time the exercising of share options takes effect, notwithstanding the provisions of Paragraph 10.

2)      The amount per share used when calculating the number of common shares delivered for the exercise of the share options (hereinafter referred to as the “conversion amount”) shall be the amount obtained by dividing the conversion amount of the Bonds with Share Options Prior to Transfer valid at the time immediately preceding effect by 2 (however, this calculation shall be made in yen to two decimal place, rounding to one decimal place.)

(5)	Adjustment of the conversion amount

1)      The Company shall adjust the conversion amount using the following equation (hereinafter referred to as “conversion amount adjustment equation”) when common shares are delivered or the number of shares issued changes after the allotment of the share options for reasons shown in 2) in this item.

Post-adjustment conversion amount	=	Pre- adjustment conversion amount	x	Number of common shares already issued	+	Number of common shares delivered	x	Amount to be paid-in per share
Market price
				Number of outstanding common shares		+	Number of common shares delivered

(2)    Cases in which the conversion amount is adjusted using the conversion amount adjustment equation and the timing of the application of the adjusted conversion amount are described below.

(i)     The adjusted value when delivering the Company’s common shares for a paid-in amount less than the market price (however, excluding cases of delivery of common shares in exchange for acquisition of shares with put options issued by the Company, or cases based on requests or exercising rights for share options, bonds with share options or other securities or rights able to request the delivery of common shares) shall be applied from the day after the payment date (the final day of the payment period if a payment period has been established for subscription; hereinafter the same), or from the day of allotment to shareholders if applicable.

(ii)    If the Company’s common shares are issued due to a share split or gratis allotment of shares, the adjusted conversion amount shall apply from the day after the share split record date or the day after the record date for granting the right to receive allotment of common shares for the gratis allotment of the Company’s common shares, and from the day after the effective date of allotment if there is no record date for granting the right to receive allotment of common shares for the gratis allotment of the Company’s common shares or if there is allotment of the Company’s shares to shareholders (excluding common shareholders).

(iii)  When issuing shares with put options where that the Company’s common shares in exchange for their acquisition is delivered for an amount less than the market price is stipulated in 4), (ii) of this item is provided in exchange for the acquisition thereof (including gratis allotment), or when issuing share options, bonds with share options or other securities or rights able to request delivery of the Company’s common shares for an amount less than market value (including gratis allotment), the adjusted conversion amount shall be calculated by applying the conversion amount adjustment equation by deeming the Company’s common shares being delivered for the request for the conversion amount or the exercise of all share options, bonds with share options or other securities or rights able to request delivery of the Company’s common shares that have been issued, and this shall apply from the day after the payment date (allotment date for share options and bonds with share options, or effective date for gratis allotment.

         However, if there is a record date for the allotment of said rights, this shall apply from the day after said date.

         Notwithstanding the above, if the consideration for common shares delivered for such request or exercise has not been determined at the time shares with put options, share options, bonds with share options or other securities or rights are issued, the adjusted conversion amount shall be calculated by applying the conversion amount adjustment equation by deeming that the Company’s common shares have been delivered for the requests or exercise of all of the shares with put options, share options, bonds with share options or other securities or rights issued at the time of determination of the consideration, and this shall apply from the day after said consideration has been determined.

(iv)    In the transactions in (i) through (iii) above, when the record date for allotment of said rights is established and the effect of each transaction is conditional upon approval by the general shareholders’ meeting, board of directors or other company organization after said record date, this shall apply from the day after the approval date regardless of the provisions in (i) through (iii) above. In such cases, the Company’s common shares shall be delivered to share option holders who exercise the share options in the period from the day after said record date until the date of approval of said transaction according to the following equation.

Number of shares =	(Pre- adjustment conversion amount	–	Post- adjustment conversion amount)	x	Number of the Company’s common shares delivered during said period for the pre-adjustment conversion amount
Post-adjustment conversion amount

However, fractions of shares occurring due to the exercise of the share options shall be rounded down and no cash adjustments shall be made.

3)      The conversion amount shall not be adjusted if the difference between the pre-adjustment conversion amount and the post-adjustment conversion amount as calculated using the conversion amount adjustment equation is less than 1 yen. However, when calculating the conversion amount due to the occurrence of a subsequent event requiring adjustment of the conversion amount, the amount obtained by deducting this from the pre-adjustment conversion amount may be used instead of the post-adjustment conversion amount in the conversion amount adjustment equation.

4)      Other

(i)     Calculations using the conversion amount adjustment equation shall be rounded to the nearest yen.

(ii)    The market price used in the conversion amount adjustment equation shall be the mean of the closing prices for normal trading of the Company’s common shares on the exchange for 30 trading days (excluding days with no closing price established that day) commencing 45 days before the date the post-adjustment conversion amount applies (however, this shall be the record date in cases under 2), (iv) of this item. In this case, calculation of the mean shall be calculated to two decimal places and rounded to one decimal place.

(iii)     The number of outstanding shares used in the conversion amount adjustment equation shall be the number obtained by deducting the number of the Company’s common shares held by the Company from the number of common shares issued by the Company on the record date if there is such a date or the day one month before the application of the post-adjustment conversion amount if there is no record date. Furthermore, in the cases described under 2), (ii) of this item, the number of common shares delivered used in the conversion amount adjustment equation shall not include the Company’s common shares allotted to common shares held by the Company on the record date.

5) In addition to the adjustment of the conversion amount in 2) of this item, the conversion amount shall be adjusted by the Company as necessary in the following cases.

(i)       When adjustment of the conversion amount is necessary because of consolidation of shares, a merger in which the Company is the surviving company, an absorption-type split in which the Company is the succeeding company (defined in item (11) of this paragraph; the same shall apply hereinafter), or a share exchange in which the Company is the wholly owning parent company.

(ii) When adjustment of the conversion amount is necessary because of other changes or potential changes to the number of common shares issued by the Company.

(iii)     When 2 or more events requiring adjustment of the conversion amount occur and it is necessary to consider the impact of another event for the market price used in the calculation of the post-adjustment conversion amount based on one event.

6)      When adjusting the conversion amount pursuant to the provisions of this item, the Company shall provide prior written notice to the bondholders of the reason, the pre-adjustment conversion price, the post-adjustment conversion price, the date applicable and other necessary information no later than the day before the date of application. However, notice shall be promptly provided after the date of application in cases under 2), (iv) of this item or if it is otherwise not possible to provide the aforementioned notice.

(6)	Period in which the share options can be exercised	This shall be the period from the effective date of the Merger until March 18, 2020 (or the immediately preceding business day if said date is not a business day). However, if the Company forfeits the benefit of time with regard to the bonds, this shall be until when the benefit of time is forfeited.

(7)	Other conditions for exercising the share options	Share options cannot be exercised in part

(8)	Reasons for acquisition of share options and conditions for cancellation thereof	The reasons for acquisition and conditions for acquisition shall not be defined.

(9)	Increase in capital and capital reserve when issuing shares through the exercise of share options	The amount of capital increased when issuing shares through the exercise of share options shall be 1/2 of the limit on capital increases calculated in accordance with the provisions of Article 17 of the Ordinance on Accounting of Companies, and fractions of less than one yen resulting from such calculations shall be rounded up. The amount of capital reserve increased when issuing shares through the exercise of share options shall be the amount obtained by deducting the amount of increased capital from the limit on capital increases.

(10)	Method of requesting the exercise of share options

1)      The Company’s bondholders who wish to request the exercise of share options must present the bonds with share options pertaining to the share options to be exercised on the prescribed exercise request form, state the date of the request and affix their name and seal thereto, and submit this to the location receiving requests for exercise as stated under Paragraph 16 during the exercise request period stated in item (6) of this paragraph.

2)      A bondholder who submits an exercise request form to the location receiving exercise requests may not retract this later.

3)      The exercise request shall take effect from the date the exercise request form arrives at the location receiving exercise requests.

4)      The Company shall deliver shares to share option holders pertaining to the exercise request after the exercise request takes effect by registering an increase in transferred shares in the holding section of the transfer account record in the depositary organization or account management organization specified by the share option holder.

(11)	Delivery of share options in the event of mergers, company splits, share exchanges and share transfers	In the event the Company performs an act in which it becomes a company absorbed in an absorption-type merger, a company consolidated through a consolidation-type merger, a splitting company in an absorption-type split, a splitting company in incorporation-type company split, a wholly owned subsidiary company in a share exchange, or a wholly owned subsidiary company in a share transfer (hereinafter referred to as “act of reorganization”), the Company shall, make its best effort to have the surviving company in an absorption-type merger, the company incorporated through the consolidation-type merger, the succeeding company in an absorption-type split, the company incorporated through the incorporation-type company split, the wholly owning parent company in a share exchange, or the wholly owning parent company in a share transfer (hereinafter referred to as “succeeding company”) deliver share options of the succeeding company to share option holders of the share options remaining immediately before the effective date of the act of reorganization (hereinafter referred to as “remaining share options”) in place of the remaining share options.

1)      Number of share options of the succeeding company newly delivered

This shall be the same number as the number of remaining share options held by the share option holder of the remaining share options.

2) Type of shares issued for the share options of the succeeding company These shall be common shares in the succeeding company.

3)      Number of shares issued for the share options of the succeeding company

The number of common shares of the succeeding company delivered through the exercise of the share options of the succeeding company shall be the number obtained by multiplying the number of shares issued for the share options determined in accordance with item (3) of this paragraph by the share allotment ratio determined during the act of reorganization (however, this shall be adjusted rationally as required considering the conditions of the act of reorganization, etc.).

4)      Content, amount and calculation method of property contributed when exercising the share options of the succeeding company

The property contributed when exercising one of the share options of the succeeding company shall be the bonds pertaining to the share options, and shall be the same amount as the face value of the said bonds. The bonds used as a contribution when exercising the share options of the succeeding company shall reach their redemption date and are extinguished at the same time the exercising of share options takes effect, notwithstanding the provisions of Paragraph 10.

5)      Period in which the share options of the succeeding company can be exercised

From the latter of either the commencing date of the exercise period of the share options prescribed in item (6) of this paragraph or the effective date of the act of reorganization until the final day of the exercise period of the share options prescribed in the same item.

6)      Matters relevant to the transfer of share options of the succeeding company

The transfer of share options of the succeeding company shall require the approval of the succeeding company.

12	Special financial provisions (restriction on provision of security)	Only when there is an unredeemed portion of bonds with share options and the Company establishes a security interest on other convertible bonds with share options after the issue of the bonds with share options, a security interest of the same rank shall be established for the bonds with share options in accordance with the Secured Bonds Trust Act. Note that convertible bonds with share options are bonds with share options as prescribed under Article 2 Item 22 of the Companies Act, in which the contribution of the bonds pertaining to the share options when exercising the share options in accordance with Article 236 Paragraph 1 Item 3 of the Companies Act is the content of said share options.

13	Forfeiture of benefit of time

The  Company shall forfeit the benefit of time concerning the bonds in the following cases.

(1)     When the Company is in violation of Paragraph 10 or Paragraph 12, and is unable to perform or correct the matter within 30 days of receiving notice from the bondholder of the bonds with share options requesting correction thereof.

(2)     When the company has filed for commencement of bankruptcy proceedings, commencement of civil rehabilitation proceedings, commencement of corporate reorganization proceedings or commencement of special liquidation proceedings, or a resolution to dissolve the Company has been passed by the Company’s board of directors (excluding mergers).

(3)     When an a ruling on commencement of bankruptcy proceedings, a ruling on commencement of civil rehabilitation proceedings a ruling on commencement of corporate reorganization proceedings or an order for commencement of special liquidation proceedings has been received by the Company.

(4)     When confidence in the Company has been seriously harmed due to being subject to filing for execution, provisional seizure, provisional disposition or auction (including public auction) of assets essential for operation of the business, or seizure as disposition of delinquency.

14	Restrictions on transfer	The transfer of bonds with share options shall require the approval of the board of directors.

15	Administrator of redemption payments (redemption payment location)	Management Division, G.taste Co., Ltd.

16	Location receiving exercise requests	Stock Transfer Agency Business Dept., Sumitomo Mitsui Trust Bank, Limited

17	Method of public notice when providing notice to bondholders	Public notices to bondholders of bonds with share options shall be made using the method prescribed by the Company’s Articles of Incorporation. However, the method of directly notifying bondholders of bonds with share options instead of placing a public notice may be used unless otherwise provided for by laws and regulations.

18	Matters relevant to bondholders meetings

(1)     Bondholders meetings for the bonds shall be convened by the Company, and public notice of the holding of the bondholders meeting for the bonds and the items prescribed under the items in Article 719 of the Companies Act shall be made at least three weeks before the date of the meeting using the method prescribed in the preceding paragraph.

(2)     Bondholders meetings for the bonds shall be held in Miyagi prefecture.

(3)     Bondholders holding 1/10 or more of the total amount of the bonds (excluding the redeemed amount) may request that a bondholders meeting for the bonds be held by submitting a document stating the agenda of the meeting and the reason for convocation to the Company.

19	Other

(1)     The Company shall take the necessary steps when necessary to replace terms in the provisions of these guidelines or take other steps due to amendment of the Companies Act or other laws.

(2)     The items above are conditional upon the notification under the Financial Instruments and Exchange Act taking effect.

(3)     In addition to the items specified above, the Company shall leave items required for the issue of the bonds with share options to the discretion of the representative director and president.

Attachment 2

G.taste Co., Ltd.

Class 10 Unsecured Convertible Bonds with Share Options

(With Special Provision for Same Rank between Convertible Bonds with Share Options)

1	Name of bonds	G.taste Co., Ltd. Class 10 Unsecured Convertible Bonds with Share Options

(With Special Provision for Same Rank between Convertible Bonds with Share Options) (hereinafter referred to as the “bonds with share options” where the bond portion is referred to as the “bonds” and the share option portion is referred to as the “share options”.)

2	Total amount of bonds	Of the initial amount of the G.networks CO., LTD. Class 2 Unsecured Convertible Bonds with Share Options (With Special Provision for Same Rank between Convertible Bonds with Share Options) (hereinafter referred to as “Bonds with Share Options Prior to Transfer”) totaling 300,000,000 yen, the amount that is unredeemed at the time immediately before the merger (hereinafter referred to as the “Merger”) based on the absorption-type merger agreement concluded between the Company, G.networks CO., LTD. and SAKAI CO., LTD. on May 15, 2013 takes effect (hereinafter “time immediately preceding effect”)

3	Amount of each bond	10,000,000 yen

4	Paid-in amount for each bond	98 yen per 100 yen of face value

5	Face amount of Bonds with Share Options

The bonds with share options shall be registered, and no certificates for the bonds with share options shall be issued.

In accordance with the provisions of the main text of Paragraph 2 and the main text of Paragraph 3 of Article 254 of the Companies Act, the bonds and the share options in the bonds with share options may not be transferred separately.

6	Bond interest rate	The bonds shall not accrue interest.

7	Date of allotment of the share options	This shall be the effective date of the Merger.

8	Existence of collateral and guarantees	The bonds with share options are not secured by collateral or guarantees, and these are no particular assets withheld for the bonds with share options.

9		Non-appointment of a bond administrator	The bonds with share options meet the requirements under the proviso of Article 702 of the Companies Act and Article 169 of the Ordinance for Enforcement of the Companies Act, and no bond administrator has been appointed.

10		Method and date of redemption	An amount of 100 yen per 100 yen of face value of the bonds shall be redeemed on March 18, 2020 (hereinafter referred to as “redemption date”) (however, if the redemption date is not a bank business day in Japan (hereinafter referred to as “business day”), the bondholders of the bonds with share options are unable to receive payment of the amount to be paid on the redemption date until the immediately following business day, and shall not have the right to receive additional payment for the delay of said payment.)

11		Matters relevant to the share options

	(1)	Number of share options attached to the bonds	The number of share options attached to each bond shall be 1, and share options equal to 1 multiplied by the total number of G.networks share options owned by holders of share options stated or recorded in the G.networks share option registry at the time immediately preceding effect concerning Bonds with Share Options Prior to Transfer.

	(2)	Issue price of the share options	No payment of money is required in exchange for the share options

	(3)	Type, number and method of calculation of the shares issued for the share options	The number of common shares that shall be issued by the Company or common shares held by the Company that shall be disposed of (hereinafter issuance or disposal of common shares of the Company referred to as “delivery”) in lieu thereof due to a request to exercise the share options (hereinafter referred to as “exercise request”) shall be the maximum number obtained by dividing the total face value of the bonds pertaining to the exercise request by the conversion amount shown in item (4), 2) of this paragraph (however, this shall be the adjusted conversion amount if adjusted pursuant to the provisions of item (5) of this paragraph). However, fractions of shares occurring due to the exercise of the share options shall be rounded down and no cash adjustments shall be made.

(4)	Content, amount and calculation method of property contributed when exercising the share options

1)      The property contributed when exercising the share options shall be the bonds pertaining to the share options, and shall be the same amount as the face value of the said bonds. The bonds used as a contribution when exercising the share options shall reach their redemption date and are extinguished at the same time the exercising of share options takes effect, notwithstanding the provisions of Paragraph 10.

2)      The amount per share used when calculating the number of common shares delivered for the exercise of the share options (hereinafter referred to as the “conversion amount”) shall be the amount obtained by dividing the conversion amount of the Bonds with Share Options Prior to Transfer valid at the time immediately preceding effect by 2 (however, this calculation shall be made in yen to two decimal place, rounding to one decimal place.)

(5)	Adjustment of the conversion amount

1)      The Company shall adjust the conversion amount using the following equation (hereinafter referred to as “conversion amount adjustment equation”) when common shares are delivered or the number of shares issued changes after the allotment of the share options for reasons shown in 2) in this item.

Post-adjustment conversion amount	=	Pre- adjustment conversion amount	x	Number of common shares already issued	+	Number of common shares delivered	x	Amount to be paid-in per share
Market price
				Number of outstanding common shares		+	Number of common shares delivered

(2)    Cases in which the conversion amount is adjusted using the conversion amount adjustment equation and the timing of the application of the adjusted conversion amount are described below.

(i)     The adjusted value when delivering the Company’s common shares for a paid-in amount less than the market price (however, excluding cases of delivery of common shares in exchange for acquisition of shares with put options issued by the Company, or cases based on requests or exercising rights for share options, bonds with share options or other securities or rights able to request the delivery of common shares) shall be applied from the day after the payment date (the final day of the payment period if a payment period has been established for subscription; hereinafter the same), or from the day of allotment to shareholders if applicable.

(ii)     If the Company’s common shares are issued due to a share split or gratis allotment of shares, the adjusted conversion amount shall apply from the day after the share split record date or the day after the record date for granting the right to receive allotment of common shares for the gratis allotment of the Company’s common shares, and from the day after the effective date of allotment if there is no record date for granting the right to receive allotment of common shares for the gratis allotment of the Company’s common shares or if there is allotment of the Company’s shares to shareholders (excluding common shareholders).

(iii)   When issuing shares with put options where that the Company’s common shares in exchange for their acquisition is delivered for an amount less than the market price is stipulated in 4), (ii) of this item is provided in exchange for the acquisition thereof (including gratis allotment), or when issuing share options, bonds with share options or other securities or rights able to request delivery of the Company’s common shares for an amount less than market value (including gratis allotment), the adjusted conversion amount shall be calculated by applying the conversion amount adjustment equation by deeming the Company’s common shares being delivered for the request for the conversion amount or the exercise of all share options, bonds with share options or other securities or rights able to request delivery of the Company’s common shares that have been issued, and this shall apply from the day after the payment date (allotment date for share options and bonds with share options, or effective date for gratis allotment.

          However, if there is a record date for the allotment of said rights, this shall apply from the day after said date.

          Notwithstanding the above, if the consideration for common shares delivered for such request or exercise has not been determined at the time shares with put options, share options, bonds with share options or other securities or rights are issued, the adjusted conversion amount shall be calculated by applying the conversion amount adjustment equation by deeming that the Company’s common shares have been delivered for the requests or exercise of all of the shares with put options, share options, bonds with share options or other securities or rights issued at the time of determination of the consideration, and this shall apply from the day after said consideration has been determined.

(iv)    In the transactions in (i) through (iii) above, when the record date for allotment of said rights is established and the effect of each transaction is conditional upon approval by the general shareholders’ meeting, board of directors or other company organization after said record date, this shall apply from the day after the approval date regardless of the provisions in (i) through (iii) above. In such cases, the Company’s common shares shall be delivered to share option holders who exercise the share options in the period from the day after said record date until the date of approval of said transaction according to the following equation.

Number of shares =	(Pre- adjustment conversion amount	–	Post- adjustment conversion amount)	x	Number of the Company’s common shares delivered during said period for the pre-adjustment conversion amount
Post-adjustment conversion amount

However, fractions of shares occurring due to the exercise of the share options shall be rounded down and no cash adjustments shall be made.

3)      The conversion amount shall not be adjusted if the difference between the pre-adjustment conversion amount and the post-adjustment conversion amount as calculated using the conversion amount adjustment equation is less than 1 yen. However, when calculating the conversion amount due to the occurrence of a subsequent event requiring adjustment of the conversion amount, the amount obtained by deducting this from the pre-adjustment conversion amount may be used instead of the post-adjustment conversion amount in the conversion amount adjustment equation.

4)      Other

(i)     Calculations using the conversion amount adjustment equation shall be rounded to the nearest yen.

(ii)    The market price used in the conversion amount adjustment equation shall be the mean of the closing prices for normal trading of the Company’s common shares on the exchange for 30 trading days (excluding days with no closing price established that day) commencing 45 days before the date the post-adjustment conversion amount applies (however, this shall be the record date in cases under 2), (iv) of this item. In this case, calculation of the mean shall be calculated to two decimal places and rounded to one decimal place.

(iii)  The number of outstanding shares used in the conversion amount adjustment equation shall be the number obtained by deducting the number of the Company’s common shares held by the Company from the number of common shares issued by the Company on the record date if there is such a date or the day one month before the application of the post-adjustment conversion amount if there is no record date. Furthermore, in the cases described under 2), (ii) of this item, the number of common shares delivered used in the conversion amount adjustment equation shall not include the Company’s common shares allotted to common shares held by the Company on the record date.

5)      In addition to the adjustment of the conversion amount in 2) of this item, the conversion amount shall be adjusted by the Company as necessary in the following cases.

(i)     When adjustment of the conversion amount is necessary because of consolidation of shares, a merger in which the Company is the surviving company, an absorption-type split in which the Company is the succeeding company (defined in item (11) of this paragraph; the same shall apply hereinafter), or a share exchange in which the Company is the wholly owning parent company.

(ii)    When adjustment of the conversion amount is necessary because of other changes or potential changes to the number of common shares issued by the Company.

(iii)  When 2 or more events requiring adjustment of the conversion amount occur and it is necessary to consider the impact of another event for the market price used in the calculation of the post-adjustment conversion amount based on one event.

6)      When adjusting the conversion amount pursuant to the provisions of this item, the Company shall provide prior written notice to the bondholders of the reason, the pre-adjustment conversion price, the post-adjustment conversion price, the date applicable and other necessary information no later than the day before the date of application. However, notice shall be promptly provided after the date of application in cases under 2), (iv) of this item or if it is otherwise not possible to provide the aforementioned notice.

(6)	Period in which the share options can be exercised	This shall be the period from the effective date of the Merger until March 18, 2020 (or the immediately preceding business day if said date is not a business day). However, if the Company forfeits the benefit of time with regard to the bonds, this shall be until when the benefit of time is forfeited.

(7)	Other conditions for exercising the share options

1)      Share options cannot be exercised in part

2)      Share options cannot be exercised where the voting ratio of the shares issued by the Company or the succeeding company and held by G.communications Co., Ltd. or the succeeding company (excluding shares held through a third party) would become less than 40% due to the exercise of the Share options.

(8)	Reasons for acquisition of share options and conditions for cancellation thereof	The reasons for acquisition and conditions for acquisition shall not be defined.

(9)	Increase in capital and capital reserve when issuing shares through the exercise of share options	The amount of capital increased when issuing shares through the exercise of share options shall be 1/2 of the limit on capital increases calculated in accordance with the provisions of Article 17 of the Ordinance on Accounting of Companies, and fractions of less than one yen resulting from such calculations shall be rounded up. The amount of capital reserve increased when issuing shares through the exercise of share options shall be the amount obtained by deducting the amount of increased capital from the limit on capital increases.

(10)	Method of requesting the exercise of share options

1)      The Company’s bondholders who wish to request the exercise of share options must present the bonds with share options pertaining to the share options to be exercised on the prescribed exercise request form, state the date of the request and affix their name and seal thereto, and submit this to the location receiving requests for exercise as stated under Paragraph 16 during the exercise request period stated in item (6) of this paragraph.

2)      A bondholder who submits an exercise request form to the location receiving exercise requests may not retract this later.

3)      The exercise request shall take effect from the date the exercise request form arrives at the location receiving exercise requests.

4)      The Company shall deliver shares to share option holders pertaining to the exercise request after the exercise request takes effect by registering an increase in transferred shares in the holding section of the transfer account record in the depositary organization or account management organization specified by the share option holder.

(11)	Delivery of share options in the event of mergers, company splits, share exchanges and share transfers

In the event the Company performs an act in which it becomes a company absorbed in an absorption-type merger, a company consolidated through a consolidation-type merger, a splitting company in an absorption-type split, a splitting company in incorporation-type company split, a wholly owned subsidiary company in a share exchange, or a wholly owned subsidiary company in a share transfer (hereinafter referred to as “act of reorganization”), the Company shall, make its best effort to have the surviving company in an absorption-type merger, the company incorporated through the consolidation-type merger, the succeeding company in an absorption-type split, the company incorporated through the incorporation-type company split, the wholly owning parent company in a share exchange, or the wholly owning parent company in a share transfer (hereinafter referred to as “succeeding company”) deliver share options of the succeeding company to share option holders of the share options remaining immediately before the effective date of the act of reorganization (hereinafter referred to as “remaining share options”) in place of the remaining share options.

1)      Number of share options of the succeeding company newly delivered

         This shall be the same number as the number of remaining share options held by the share option holder of the remaining share options.

2)      Type of shares issued for the share options of the succeeding company

         These shall be common shares in the succeeding company.

3)      Number of shares issued for the share options of the succeeding company

         The number of common shares of the succeeding company delivered through the exercise of the share options of the succeeding company shall be the number obtained by multiplying the number of shares issued for the share options determined in accordance with item (3) of this paragraph by the share allotment ratio determined during the act of reorganization (however, this shall be adjusted rationally as required considering the conditions of the act of reorganization, etc.).

4)      Content, amount and calculation method of property contributed when exercising the share options of the succeeding company

         The property contributed when exercising one of the share options of the succeeding company shall be the bonds pertaining to the share options, and shall be the same amount as the face value of the said bonds. The bonds used as a contribution when exercising the share options of the succeeding company shall reach their redemption date and are extinguished at the same time the exercising of share options takes effect, notwithstanding the provisions of Paragraph 10.

5)      Period in which the share options of the succeeding company can be exercised

         From the latter of either the commencing date of the exercise period of the share options prescribed in item (6) of this paragraph or the effective date of the act of reorganization until the final day of the exercise period of the share options prescribed in the same item.

6)      Matters relevant to the transfer of share options of the succeeding company

         The transfer of share options of the succeeding company shall require the approval of the succeeding company.

12	Special financial provisions (restriction on provision of security)	Only when there is an unredeemed portion of bonds with share options and the Company establishes a security interest on other convertible bonds with share options after the issue of the bonds with share options, a security interest of the same rank shall be established for the bonds with share options in accordance with the Secured Bonds Trust Act. Note that convertible bonds with share options are bonds with share options as prescribed under Article 2 Item 22 of the Companies Act, in which the contribution of the bonds pertaining to the share options when exercising the share options in accordance with Article 236 Paragraph 1 Item 3 of the Companies Act is the content of said share options.

13	Forfeiture of benefit of time

The Company shall forfeit the benefit of time concerning the bonds in the following cases.

(1)    When the Company is in violation of Paragraph 10 or Paragraph 12, and is unable to perform or correct the matter within 30 days of receiving notice from the bondholder of the bonds with share options requesting correction thereof.

(2)    When the company has filed for commencement of bankruptcy proceedings, commencement of civil rehabilitation proceedings, commencement of corporate reorganization proceedings or commencement of special liquidation proceedings, or a resolution to dissolve the Company has been passed by the Company’s board of directors (excluding mergers).

(3)    When an a ruling on commencement of bankruptcy proceedings, a ruling on commencement of civil rehabilitation proceedings a ruling on commencement of corporate reorganization proceedings or an order for commencement of special liquidation proceedings has been received by the Company.

(4)    When confidence in the Company has been seriously harmed due to being subject to filing for execution, provisional seizure, provisional disposition or auction (including public auction) of assets essential for operation of the business, or seizure as disposition of delinquency.

14	Restrictions on transfer	The transfer of bonds with share options shall require the approval of the board of directors.

15	Administrator of redemption payments (redemption payment location)	Management Division, G.taste Co., Ltd.

16	Location receiving exercise requests	Stock Transfer Agency Business Dept., Sumitomo Mitsui Trust Bank, Limited

17	Method of public notice when providing notice to bondholders	Public notices to bondholders of bonds with share options shall be made using the method prescribed by the Company’s Articles of Incorporation. However, the method of directly notifying bondholders of bonds with share options instead of placing a public notice may be used unless otherwise provided for by laws and regulations.

18	Matters relevant to bondholders meetings

(1)    Bondholders meetings for the bonds shall be convened by the Company, and public notice of the holding of the bondholders meeting for the bonds and the items prescribed under the items in Article 719 of the Companies Act shall be made at least three weeks before the date of the meeting using the method prescribed in the preceding paragraph.

(2)    Bondholders meetings for the bonds shall be held in Miyagi prefecture.

(3)    Bondholders holding 1/10 or more of the total amount of the bonds (excluding the redeemed amount) may request that a bondholders meeting for the bonds be held by submitting a document stating the agenda of the meeting and the reason for convocation to the Company.

19	Other

(1)    The Company shall take the necessary steps when necessary to replace terms in the provisions of these guidelines or take other steps due to amendment of the Companies Act or other laws.

(2)    The items above are conditional upon the notification under the Financial Instruments and Exchange Act taking effect.

(3)    In addition to the items specified above, the Company shall leave items required for the issue of the bonds with share options to the discretion of the representative director and president.

Attachment 3

G.taste Co., Ltd.

Class 11 Unsecured Convertible Bonds with Share Options

(With Special Provision for Same Rank between Convertible Bonds with Share Options)

1	Name of bonds

G.taste Co., Ltd. Class 11 Unsecured Convertible Bonds with Share Options

(With Special Provision for Same Rank between Convertible Bonds with Share Options) (hereinafter referred to as the “bonds with share options” where the bond portion is referred to as the “bonds” and the share option portion is referred to as the “share options”.)

2	Total amount of bonds	Of the initial amount of the G.networks CO., LTD. Class 3 Unsecured Convertible Bonds with Share Options (With Special Provision for Same Rank between Convertible Bonds with Share Options) (hereinafter referred to as “Bonds with Share Options Prior to Transfer”) totaling 300,000,000 yen, the amount that is unredeemed at the time immediately before the merger (hereinafter referred to as the “Merger”) based on the absorption-type merger agreement concluded between the Company, G.networks CO., LTD. and SAKAI CO., LTD. on May 15, 2013 takes effect (hereinafter “time immediately preceding effect”)

3	Amount of each bond	10,000,000 yen

4	Paid-in amount for each bond	98 yen per 100 yen of face value

5	Face amount of Bonds with Share Options

The bonds with share options shall be registered, and no certificates for the bonds with share options shall be issued.

In accordance with the provisions of the main text of Paragraph 2 and the main text of Paragraph 3 of Article 254 of the Companies Act, the bonds and the share options in the bonds with share options may not be transferred separately.

6	Bond interest rate	The bonds shall not accrue interest.

7	Date of allotment of the share options	This shall be the effective date of the Merger.

8	Existence of collateral and guarantees	The bonds with share options are not secured by collateral or guarantees, and these are no particular assets withheld for the bonds with share options.

9		Non-appointment of a bond administrator	The bonds with share options meet the requirements under the proviso of Article 702 of the Companies Act and Article 169 of the Ordinance for Enforcement of the Companies Act, and no bond administrator has been appointed.

10		Method and date of redemption	An amount of 100 yen per 100 yen of face value of the bonds shall be redeemed on March 18, 2020 (hereinafter referred to as “redemption date”) (however, if the redemption date is not a bank business day in Japan (hereinafter referred to as “business day”), the bondholders of the bonds with share options are unable to receive payment of the amount to be paid on the redemption date until the immediately following business day, and shall not have the right to receive additional payment for the delay of said payment.)

11		Matters relevant to the share options

	(1)	Number of share options attached to the bonds	The number of share options attached to each bond shall be 1, and share options equal to 1 multiplied by the total number of G.networks share options owned by holders of share options stated or recorded in the G.networks share option registry at the time immediately preceding effect concerning Bonds with Share Options Prior to Transfer.

	(2)	Issue price of the share options	No payment of money is required in exchange for the share options

	(3)	Type, number and method of calculation of the shares issued for the share options	The number of common shares that shall be issued by the Company or common shares held by the Company that shall be disposed of (hereinafter issuance or disposal of common shares of the Company referred to as “delivery”) in lieu thereof due to a request to exercise the share options (hereinafter referred to as “exercise request”) shall be the maximum number obtained by dividing the total face value of the bonds pertaining to the exercise request by the conversion amount shown in item (4), 2) of this paragraph (however, this shall be the adjusted conversion amount if adjusted pursuant to the provisions of item (5) of this paragraph). However, fractions of shares occurring due to the exercise of the share options shall be rounded down and no cash adjustments shall be made.

(4)	Content, amount and calculation method of property contributed when exercising the share options

1)      The property contributed when exercising the share options shall be the bonds pertaining to the share options, and shall be the same amount as the face value of the said bonds. The bonds used as a contribution when exercising the share options shall reach their redemption date and are extinguished at the same time the exercising of share options takes effect, notwithstanding the provisions of Paragraph 10.

2)      The amount per share used when calculating the number of common shares delivered for the exercise of the share options (hereinafter referred to as the “conversion amount”) shall be the amount obtained by dividing the conversion amount of the Bonds with Share Options Prior to Transfer valid at the time immediately preceding effect by 2 (however, this calculation shall be made in yen to two decimal place, rounding to one decimal place.)

(5)	Adjustment of the conversion amount

1)      The Company shall adjust the conversion amount using the following equation (hereinafter referred to as “conversion amount adjustment equation”) when common shares are delivered or the number of shares issued changes after the allotment of the share options for reasons shown in 2) in this item.

Post-adjustment conversion amount	=	Pre- adjustment conversion amount	x	Number of common shares already issued	+	Number of common shares delivered	x	Amount to be paid-in per share
Market price
				Number of outstanding common shares		+	Number of common shares delivered

(2)    Cases in which the conversion amount is adjusted using the conversion amount adjustment equation and the timing of the application of the adjusted conversion amount are described below.

(i)     The adjusted value when delivering the Company’s common shares for a paid-in amount less than the market price (however, excluding cases of delivery of common shares in exchange for acquisition of shares with put options issued by the Company, or cases based on requests or exercising rights for share options, bonds with share options or other securities or rights able to request the delivery of common shares) shall be applied from the day after the payment date (the final day of the payment period if a payment period has been established for subscription; hereinafter the same), or from the day of allotment to shareholders if applicable.

(ii)    If the Company’s common shares are issued due to a share split or gratis allotment of shares, the adjusted conversion amount shall apply from the day after the share split record date or the day after the record date for granting the right to receive allotment of common shares for the gratis allotment of the Company’s common shares, and from the day after the effective date of allotment if there is no record date for granting the right to receive allotment of common shares for the gratis allotment of the Company’s common shares or if there is allotment of the Company’s shares to shareholders (excluding common shareholders).

(iii)  When issuing shares with put options where that the Company’s common shares in exchange for their acquisition is delivered for an amount less than the market price is stipulated in 4), (ii) of this item is provided in exchange for the acquisition thereof (including gratis allotment), or when issuing share options, bonds with share options or other securities or rights able to request delivery of the Company’s common shares for an amount less than market value (including gratis allotment), the adjusted conversion amount shall be calculated by applying the conversion amount adjustment equation by deeming the Company’s common shares being delivered for the request for the conversion amount or the exercise of all share options, bonds with share options or other securities or rights able to request delivery of the Company’s common shares that have been issued, and this shall apply from the day after the payment date (allotment date for share options and bonds with share options, or effective date for gratis allotment.

However, if there is a record date for the allotment of said rights, this shall apply from the day after said date.

Notwithstanding the above, if the consideration for common shares delivered for such request or exercise has not been determined at the time shares with put options, share options, bonds with share options or other securities or rights are issued, the adjusted conversion amount shall be calculated by applying the conversion amount adjustment equation by deeming that the Company’s common shares have been delivered for the requests or exercise of all of the shares with put options, share options, bonds with share options or other securities or rights issued at the time of determination of the consideration, and this shall apply from the day after said consideration has been determined.

(iv)      In the transactions in (i) through (iii) above, when the record date for allotment of said rights is established and the effect of each transaction is conditional upon approval by the general shareholders’ meeting, board of directors or other company organization after said record date, this shall apply from the day after the approval date regardless of the provisions in (i) through (iii) above. In such cases, the Company’s common shares shall be delivered to share option holders who exercise the share options in the period from the day after said record date until the date of approval of said transaction according to the following equation.

Number of shares =	(Pre- adjustment conversion amount	–	Post- adjustment conversion amount)	x	Number of the Company’s common shares delivered during said period for the pre-adjustment conversion amount
Post-adjustment conversion amount

However, fractions of shares occurring due to the exercise of the share options shall be rounded down and no cash adjustments shall be made.

3)      The conversion amount shall not be adjusted if the difference between the pre-adjustment conversion amount and the post-adjustment conversion amount as calculated using the conversion amount adjustment equation is less than 1 yen. However, when calculating the conversion amount due to the occurrence of a subsequent event requiring adjustment of the conversion amount, the amount obtained by deducting this from the pre-adjustment conversion amount may be used instead of the post-adjustment conversion amount in the conversion amount adjustment equation.

4)      Other

(i)     Calculations using the conversion amount adjustment equation shall be rounded to the nearest yen.

(ii)    The market price used in the conversion amount adjustment equation shall be the mean of the closing prices for normal trading of the Company’s common shares on the exchange for 30 trading days (excluding days with no closing price established that day) commencing 45 days before the date the post-adjustment conversion amount applies (however, this shall be the record date in cases under 2), (iv) of this item. In this case, calculation of the mean shall be calculated to two decimal places and rounded to one decimal place.

(iii)  The number of outstanding shares used in the conversion amount adjustment equation shall be the number obtained by deducting the number of the Company’s common shares held by the Company from the number of common shares issued by the Company on the record date if there is such a date or the day one month before the application of the post-adjustment conversion amount if there is no record date. Furthermore, in the cases described under 2), (ii) of this item, the number of common shares delivered used in the conversion amount adjustment equation shall not include the Company’s common shares allotted to common shares held by the Company on the record date.

5)      In addition to the adjustment of the conversion amount in 2) of this item, the conversion amount shall be adjusted by the Company as necessary in the following cases.

(i)     When adjustment of the conversion amount is necessary because of consolidation of shares, a merger in which the Company is the surviving company, an absorption-type split in which the Company is the succeeding company (defined in item (11) of this paragraph; the same shall apply hereinafter), or a share exchange in which the Company is the wholly owning parent company.

(ii)    When adjustment of the conversion amount is necessary because of other changes or potential changes to the number of common shares issued by the Company.

(iii)  When 2 or more events requiring adjustment of the conversion amount occur and it is necessary to consider the impact of another event for the market price used in the calculation of the post-adjustment conversion amount based on one event.

6)      When adjusting the conversion amount pursuant to the provisions of this item, the Company shall provide prior written notice to the bondholders of the reason, the pre-adjustment conversion price, the post-adjustment conversion price, the date applicable and other necessary information no later than the day before the date of application. However, notice shall be promptly provided after the date of application in cases under 2), (iv) of this item or if it is otherwise not possible to provide the aforementioned notice.

(6)	Period in which the share options can be exercised	This shall be the period from March 18, 2014 until March 18, 2020 (or the immediately preceding business day if said date is not a business day). However, if the Company forfeits the benefit of time with regard to the bonds, this shall be until when the benefit of time is forfeited.

(7)	Other conditions for exercising the share options

1)      Share options cannot be exercised in part

2)      Share options cannot be exercised where the voting ratio of the shares issued by the Company or the succeeding company and held by G.communications Co., Ltd. or the succeeding company (excluding shares held through a third party) would become less than 40% due to the exercise of the Share options.

(8)	Reasons for acquisition of share options and conditions for cancellation thereof	The reasons for acquisition and conditions for acquisition shall not be defined.

(9)	Increase in capital and capital reserve when issuing shares through the exercise of share options	The amount of capital increased when issuing shares through the exercise of share options shall be 1/2 of the limit on capital increases calculated in accordance with the provisions of Article 17 of the Ordinance on Accounting of Companies, and fractions of less than one yen resulting from such calculations shall be rounded up. The amount of capital reserve increased when issuing shares through the exercise of share options shall be the amount obtained by deducting the amount of increased capital from the limit on capital increases.

(10)	Method of requesting the exercise of share options

1)      The Company’s bondholders who wish to request the exercise of share options must present the bonds with share options pertaining to the share options to be exercised on the prescribed exercise request form, state the date of the request and affix their name and seal thereto, and submit this to the location receiving requests for exercise as stated under Paragraph 16 during the exercise request period stated in item (6) of this paragraph.

2)      A bondholder who submits an exercise request form to the location receiving exercise requests may not retract this later.

3)      The exercise request shall take effect from the date the exercise request form arrives at the location receiving exercise requests.

4)      The Company shall deliver shares to share option holders pertaining to the exercise request after the exercise request takes effect by registering an increase in transferred shares in the holding section of the transfer account record in the depositary organization or account management organization specified by the share option holder.

(11)	Delivery of share options in the event of mergers, company splits, share exchanges and share transfers

In the event the Company performs an act in which it becomes a company absorbed in an absorption-type merger, a company consolidated through a consolidation-type merger, a splitting company in an absorption-type split, a splitting company in incorporation-type company split, a wholly owned subsidiary company in a share exchange, or a wholly owned subsidiary company in a share transfer (hereinafter referred to as “act of reorganization”), the Company shall, make its best effort to have the surviving company in an absorption-type merger, the company incorporated through the consolidation-type merger, the succeeding company in an absorption-type split, the company incorporated through the incorporation-type company split, the wholly owning parent company in a share exchange, or the wholly owning parent company in a share transfer (hereinafter referred to as “succeeding company”) deliver share options of the succeeding company to share option holders of the share options remaining immediately before the effective date of the act of reorganization (hereinafter referred to as “remaining share options”) in place of the remaining share options.

1)      Number of share options of the succeeding company newly delivered

This shall be the same number as the number of remaining share options held by the share option holder of the remaining share options.

2)      Type of shares issued for the share options of the succeeding company

These shall be common shares in the succeeding company.

3)      Number of shares issued for the share options of the succeeding company

The number of common shares of the succeeding company delivered through the exercise of the share options of the succeeding company shall be the number obtained by multiplying the number of shares issued for the share options determined in accordance with item (3) of this paragraph by the share allotment ratio determined during the act of reorganization (however, this shall be adjusted rationally as required considering the conditions of the act of reorganization, etc.).

4)      Content, amount and calculation method of property contributed when exercising the share options of the succeeding company

The property contributed when exercising one of the share options of the succeeding company shall be the bonds pertaining to the share options, and shall be the same amount as the face value of the said bonds. The bonds used as a contribution when exercising the share options of the succeeding company shall reach their redemption date and are extinguished at the same time the exercising of share options takes effect, notwithstanding the provisions of Paragraph 10.

5)      Period in which the share options of the succeeding company can be exercised

From the latter of either the commencing date of the exercise period of the share options prescribed in item (6) of this paragraph or the effective date of the act of reorganization until the final day of the exercise period of the share options prescribed in the same item.

6)      Matters relevant to the transfer of share options of the succeeding company

The transfer of share options of the succeeding company shall require the approval of the succeeding company.

12	Special financial provisions (restriction on provision of security)	Only when there is an unredeemed portion of bonds with share options and the Company establishes a security interest on other convertible bonds with share options after the issue of the bonds with share options, a security interest of the same rank shall be established for the bonds with share options in accordance with the Secured Bonds Trust Act. Note that convertible bonds with share options are bonds with share options as prescribed under Article 2 Item 22 of the Companies Act, in which the contribution of the bonds pertaining to the share options when exercising the share options in accordance with Article 236 Paragraph 1 Item 3 of the Companies Act is the content of said share options.

13	Forfeiture of benefit of time

The Company shall forfeit the benefit of time concerning the bonds in the following cases.

(1)    When the Company is in violation of Paragraph 10 or Paragraph 12, and is unable to perform or correct the matter within 30 days of receiving notice from the bondholder of the bonds with share options requesting correction thereof.

(2)    When the company has filed for commencement of bankruptcy proceedings, commencement of civil rehabilitation proceedings, commencement of corporate reorganization proceedings or commencement of special liquidation proceedings, or a resolution to dissolve the Company has been passed by the Company’s board of directors (excluding mergers).

(3)    When an a ruling on commencement of bankruptcy proceedings, a ruling on commencement of civil rehabilitation proceedings a ruling on commencement of corporate reorganization proceedings or an order for commencement of special liquidation proceedings has been received by the Company.

(4)    When confidence in the Company has been seriously harmed due to being subject to filing for execution, provisional seizure, provisional disposition or auction (including public auction) of assets essential for operation of the business, or seizure as disposition of delinquency.

14	Restrictions on transfer	The transfer of bonds with share options shall require the approval of the board of directors.

15	Administrator of redemption payments (redemption payment location)	Management Division, G.taste Co., Ltd.

16	Location receiving exercise requests	Stock Transfer Agency Business Dept., Sumitomo Mitsui Trust Bank, Limited

17	Method of public notice when providing notice to bondholders	Public notices to bondholders of bonds with share options shall be made using the method prescribed by the Company’s Articles of Incorporation. However, the method of directly notifying bondholders of bonds with share options instead of placing a public notice may be used unless otherwise provided for by laws and regulations.

18	Matters relevant to bondholders meetings

(1)    Bondholders meetings for the bonds shall be convened by the Company, and public notice of the holding of the bondholders meeting for the bonds and the items prescribed under the items in Article 719 of the Companies Act shall be made at least three weeks before the date of the meeting using the method prescribed in the preceding paragraph.

(2)    Bondholders meetings for the bonds shall be held in Miyagi prefecture.

(3)    Bondholders holding 1/10 or more of the total amount of the bonds (excluding the redeemed amount) may request that a bondholders meeting for the bonds be held by submitting a document stating the agenda of the meeting and the reason for convocation to the Company.

19	Other

(1)    The Company shall take the necessary steps when necessary to replace terms in the provisions of these guidelines or take other steps due to amendment of the Companies Act or other laws.

(2)    The items above are conditional upon the notification under the Financial Instruments and Exchange Act taking effect.

(3)    In addition to the items specified above, the Company shall leave items required for the issue of the bonds with share options to the discretion of the representative director and president.

Attachment 4

G.taste Co., Ltd.

Class 12 Unsecured Convertible Bonds with Share Options

(With Special Provision for Same Rank between Convertible Bonds with Share Options)

1	Name of bonds

G.taste Co., Ltd. Class 12 Unsecured Convertible Bonds with Share Options

(With Special Provision for Same Rank between Convertible Bonds with Share Options) (hereinafter referred to as the “bonds with share options” where the bond portion is referred to as the “bonds” and the share option portion is referred to as the “share options”.)

2	Total amount of bonds	Of the initial amount of the SAKAI CO., LTD. Class 2 Unsecured Convertible Bonds with Share Options (With Special Provision for Same Rank between Convertible Bonds with Share Options) (hereinafter referred to as “Bonds with Share Options Prior to Transfer”) totaling 300,000,000 yen, the amount that is unredeemed at the time immediately before the merger (hereinafter referred to as the “Merger”) based on the absorption-type merger agreement concluded between the Company, G.networks CO., LTD. and SAKAI CO., LTD. on May 15, 2013 takes effect (hereinafter “time immediately preceding effect”)

3	Amount of each bond	10,000,000 yen

4	Paid-in amount for each bond	98 yen per 100 yen of face value

5	Face amount of Bonds with Share Options

The bonds with share options shall be registered, and no certificates for the bonds with share options shall be issued.

In accordance with the provisions of the main text of Paragraph 2 and the main text of Paragraph 3 of Article 254 of the Companies Act, the bonds and the share options in the bonds with share options may not be transferred separately.

6	Bond interest rate	The bonds shall not accrue interest.

7	Date of allotment of the share options	This shall be the effective date of the Merger.

8	Existence of collateral and guarantees	The bonds with share options are not secured by collateral or guarantees, and these are no particular assets withheld for the bonds with share options.

9		Non-appointment of a bond administrator	The bonds with share options meet the requirements under the proviso of Article 702 of the Companies Act and Article 169 of the Ordinance for Enforcement of the Companies Act, and no bond administrator has been appointed.

10		Method and date of redemption	An amount of 100 yen per 100 yen of face value of the bonds shall be redeemed on March 18, 2020 (hereinafter referred to as “redemption date”) (however, if the redemption date is not a bank business day in Japan (hereinafter referred to as “business day”), the bondholders of the bonds with share options are unable to receive payment of the amount to be paid on the redemption date until the immediately following business day, and shall not have the right to receive additional payment for the delay of said payment.)

11		Matters relevant to the share options

	(1)	Number of share options attached to the bonds	The number of share options attached to each bond shall be 1, and share options equal to 1 multiplied by the total number of SAKAI share options owned by holders of share options stated or recorded in the SAKAI share option registry at the time immediately preceding effect concerning Bonds with Share Options Prior to Transfer.

	(2)	Issue price of the share options	No payment of money is required in exchange for the share options

	(3)	Type, number and method of calculation of the shares issued for the share options	The number of common shares that shall be issued by the Company or common shares held by the Company that shall be disposed of (hereinafter issuance or disposal of common shares of the Company referred to as “delivery”) in lieu thereof due to a request to exercise the share options (hereinafter referred to as “exercise request”) shall be the maximum number obtained by dividing the total face value of the bonds pertaining to the exercise request by the conversion amount shown in item (4), 2) of this paragraph (however, this shall be the adjusted conversion amount if adjusted pursuant to the provisions of item (5) of this paragraph). However, fractions of shares occurring due to the exercise of the share options shall be rounded down and no cash adjustments shall be made.

(4)	Content, amount and calculation method of property contributed when exercising the share options

1)      The property contributed when exercising the share options shall be the bonds pertaining to the share options, and shall be the same amount as the face value of the said bonds. The bonds used as a contribution when exercising the share options shall reach their redemption date and are extinguished at the same time the exercising of share options takes effect, notwithstanding the provisions of Paragraph 10.

2)      The amount per share used when calculating the number of common shares delivered for the exercise of the share options (hereinafter referred to as the “conversion amount”) shall be the amount obtained by dividing the conversion amount of the Bonds with Share Options Prior to Transfer valid at the time immediately preceding effect by 2 (however, this calculation shall be made in yen to two decimal place, rounding to one decimal place.)

(5)	Adjustment of the conversion amount

1)      The Company shall adjust the conversion amount using the following equation (hereinafter referred to as “conversion amount adjustment equation”) when common shares are delivered or the number of shares issued changes after the allotment of the share options for reasons shown in 2) in this item.

Post-adjustment conversion amount	=	Pre- adjustment conversion amount	x	Number of common shares already issued	+	Number of common shares delivered	x	Amount to be paid-in per share
Market price
				Number of outstanding common shares		+	Number of common shares delivered

(2)    Cases in which the conversion amount is adjusted using the conversion amount adjustment equation and the timing of the application of the adjusted conversion amount are described below.

(i)     The adjusted value when delivering the Company’s common shares for a paid-in amount less than the market price (however, excluding cases of delivery of common shares in exchange for acquisition of shares with put options issued by the Company, or cases based on requests or exercising rights for share options, bonds with share options or other securities or rights able to request the delivery of common shares) shall be applied from the day after the payment date (the final day of the payment period if a payment period has been established for subscription; hereinafter the same), or from the day of allotment to shareholders if applicable.

(ii)    If the Company’s common shares are issued due to a share split or gratis allotment of shares, the adjusted conversion amount shall apply from the day after the share split record date or the day after the record date for granting the right to receive allotment of common shares for the gratis allotment of the Company’s common shares, and from the day after the effective date of allotment if there is no record date for granting the right to receive allotment of common shares for the gratis allotment of the Company’s common shares or if there is allotment of the Company’s shares to shareholders (excluding common shareholders).

(iii)     When issuing shares with put options where that the Company’s common shares in exchange for their acquisition is delivered for an amount less than the market price is stipulated in 4), (ii) of this item is provided in exchange for the acquisition thereof (including gratis allotment), or when issuing share options, bonds with share options or other securities or rights able to request delivery of the Company’s common shares for an amount less than market value (including gratis allotment), the adjusted conversion amount shall be calculated by applying the conversion amount adjustment equation by deeming the Company’s common shares being delivered for the request for the conversion amount or the exercise of all share options, bonds with share options or other securities or rights able to request delivery of the Company’s common shares that have been issued, and this shall apply from the day after the payment date (allotment date for share options and bonds with share options, or effective date for gratis allotment.

            However, if there is a record date for the allotment of said rights, this shall apply from the day after said date.

            Notwithstanding the above, if the consideration for common shares delivered for such request or exercise has not been determined at the time shares with put options, share options, bonds with share options or other securities or rights are issued, the adjusted conversion amount shall be calculated by applying the conversion amount adjustment equation by deeming that the Company’s common shares have been delivered for the requests or exercise of all of the shares with put options, share options, bonds with share options or other securities or rights issued at the time of determination of the consideration, and this shall apply from the day after said consideration has been determined.

(iv)      In the transactions in (i) through (iii) above, when the record date for allotment of said rights is established and the effect of each transaction is conditional upon approval by the general shareholders’ meeting, board of directors or other company organization after said record date, this shall apply from the day after the approval date regardless of the provisions in (i) through (iii) above. In such cases, the Company’s common shares shall be delivered to share option holders who exercise the share options in the period from the day after said record date until the date of approval of said transaction according to the following equation.

Number of shares =	(Pre- adjustment conversion amount	–	Post- adjustment conversion amount)	x	Number of the Company’s common shares delivered during said period for the pre-adjustment conversion amount
Post-adjustment conversion amount

However, fractions of shares occurring due to the exercise of the share options shall be rounded down and no cash adjustments shall be made.

3)      The conversion amount shall not be adjusted if the difference between the pre-adjustment conversion amount and the post-adjustment conversion amount as calculated using the conversion amount adjustment equation is less than 1 yen. However, when calculating the conversion amount due to the occurrence of a subsequent event requiring adjustment of the conversion amount, the amount obtained by deducting this from the pre-adjustment conversion amount may be used instead of the post-adjustment conversion amount in the conversion amount adjustment equation.

4)      Other

(i)     Calculations using the conversion amount adjustment equation shall be rounded to the nearest yen.

(ii)    The market price used in the conversion amount adjustment equation shall be the mean of the closing prices for normal trading of the Company’s common shares on the exchange for 30 trading days (excluding days with no closing price established that day) commencing 45 days before the date the post-adjustment conversion amount applies (however, this shall be the record date in cases under 2), (iv) of this item. In this case, calculation of the mean shall be calculated to two decimal places and rounded to one decimal place.

(iii)     The number of outstanding shares used in the conversion amount adjustment equation shall be the number obtained by deducting the number of the Company’s common shares held by the Company from the number of common shares issued by the Company on the record date if there is such a date or the day one month before the application of the post-adjustment conversion amount if there is no record date. Furthermore, in the cases described under 2), (ii) of this item, the number of common shares delivered used in the conversion amount adjustment equation shall not include the Company’s common shares allotted to common shares held by the Company on the record date.

5) In addition to the adjustment of the conversion amount in 2) of this item, the conversion amount shall be adjusted by the Company as necessary in the following cases.

(i)       When adjustment of the conversion amount is necessary because of consolidation of shares, a merger in which the Company is the surviving company, an absorption-type split in which the Company is the succeeding company (defined in item (11) of this paragraph; the same shall apply hereinafter), or a share exchange in which the Company is the wholly owning parent company.

(ii) When adjustment of the conversion amount is necessary because of other changes or potential changes to the number of common shares issued by the Company.

(iii)     When 2 or more events requiring adjustment of the conversion amount occur and it is necessary to consider the impact of another event for the market price used in the calculation of the post-adjustment conversion amount based on one event.

6)      When adjusting the conversion amount pursuant to the provisions of this item, the Company shall provide prior written notice to the bondholders of the reason, the pre-adjustment conversion price, the post-adjustment conversion price, the date applicable and other necessary information no later than the day before the date of application. However, notice shall be promptly provided after the date of application in cases under 2), (iv) of this item or if it is otherwise not possible to provide the aforementioned notice.

(6)	Period in which the share options can be exercised	This shall be the period from the effective date of the Merger until March 18, 2020 (or the immediately preceding business day if said date is not a business day). However, if the Company forfeits the benefit of time with regard to the bonds, this shall be until when the benefit of time is forfeited.

(7)	Other conditions for exercising the share options	Share options cannot be exercised in part

(8)	Reasons for acquisition of share options and conditions for cancellation thereof	The reasons for acquisition and conditions for acquisition shall not be defined.

(9)	Increase in capital and capital reserve when issuing shares through the exercise of share options	The amount of capital increased when issuing shares through the exercise of share options shall be 1/2 of the limit on capital increases calculated in accordance with the provisions of Article 17 of the Ordinance on Accounting of Companies, and fractions of less than one yen resulting from such calculations shall be rounded up. The amount of capital reserve increased when issuing shares through the exercise of share options shall be the amount obtained by deducting the amount of increased capital from the limit on capital increases.

(10)	Method of requesting the exercise of share options

1)      The Company’s bondholders who wish to request the exercise of share options must present the bonds with share options pertaining to the share options to be exercised on the prescribed exercise request form, state the date of the request and affix their name and seal thereto, and submit this to the location receiving requests for exercise as stated under Paragraph 16 during the exercise request period stated in item (6) of this paragraph.

2)      A bondholder who submits an exercise request form to the location receiving exercise requests may not retract this later.

3)      The exercise request shall take effect from the date the exercise request form arrives at the location receiving exercise requests.

4)      The Company shall deliver shares to share option holders pertaining to the exercise request after the exercise request takes effect by registering an increase in transferred shares in the holding section of the transfer account record in the depositary organization or account management organization specified by the share option holder.

(11)	Delivery of share options in the event of mergers, company splits, share exchanges and share transfers

In the event the Company performs an act in which it becomes a company absorbed in an absorption-type merger, a company consolidated through a consolidation-type merger, a splitting company in an absorption-type split, a splitting company in incorporation-type company split, a wholly owned subsidiary company in a share exchange, or a wholly owned subsidiary company in a share transfer (hereinafter referred to as “act of reorganization”), the Company shall, make its best effort to have the surviving company in an absorption-type merger, the company incorporated through the consolidation-type merger, the succeeding company in an absorption-type split, the company incorporated through the incorporation-type company split, the wholly owning parent company in a share exchange, or the wholly owning parent company in a share transfer (hereinafter referred to as “succeeding company”) deliver share options of the succeeding company to share option holders of the share options remaining immediately before the effective date of the act of reorganization (hereinafter referred to as “remaining share options”) in place of the remaining share options.

1)      Number of share options of the succeeding company newly delivered

This shall be the same number as the number of remaining share options held by the share option holder of the remaining share options.

2)      Type of shares issued for the share options of the succeeding company

These shall be common shares in the succeeding company.

3)      Number of shares issued for the share options of the succeeding company

The number of common shares of the succeeding company delivered through the exercise of the share options of the succeeding company shall be the number obtained by multiplying the number of shares issued for the share options determined in accordance with item (3) of this paragraph by the share allotment ratio determined during the act of reorganization (however, this shall be adjusted rationally as required considering the conditions of the act of reorganization, etc.).

4)      Content, amount and calculation method of property contributed when exercising the share options of the succeeding company

The property contributed when exercising one of the share options of the succeeding company shall be the bonds pertaining to the share options, and shall be the same amount as the face value of the said bonds. The bonds used as a contribution when exercising the share options of the succeeding company shall reach their redemption date and are extinguished at the same time the exercising of share options takes effect, notwithstanding the provisions of Paragraph 10.

5)      Period in which the share options of the succeeding company can be exercised

From the latter of either the commencing date of the exercise period of the share options prescribed in item (6) of this paragraph or the effective date of the act of reorganization until the final day of the exercise period of the share options prescribed in the same item.

6)      Matters relevant to the transfer of share options of the succeeding company

The transfer of share options of the succeeding company shall require the approval of the succeeding company.

12	Special financial provisions (restriction on provision of security)	Only when there is an unredeemed portion of bonds with share options and the Company establishes a security interest on other convertible bonds with share options after the issue of the bonds with share options, a security interest of the same rank shall be established for the bonds with share options in accordance with the Secured Bonds Trust Act. Note that convertible bonds with share options are bonds with share options as prescribed under Article 2 Item 22 of the Companies Act, in which the contribution of the bonds pertaining to the share options when exercising the share options in accordance with Article 236 Paragraph 1 Item 3 of the Companies Act is the content of said share options.

13	Forfeiture of benefit of time	The Company shall forfeit the benefit of time concerning the bonds in the following cases.

(1)      When the Company is in violation of Paragraph 10 or Paragraph 12, and is unable to perform or correct the matter within 30 days of receiving notice from the bondholder of the bonds with share options requesting correction thereof.

(2)      When the company has filed for commencement of bankruptcy proceedings, commencement of civil rehabilitation proceedings, commencement of corporate reorganization proceedings or commencement of special liquidation proceedings, or a resolution to dissolve the Company has been passed by the Company’s board of directors (excluding mergers).

(3)      When an a ruling on commencement of bankruptcy proceedings, a ruling on commencement of civil rehabilitation proceedings a ruling on commencement of corporate reorganization proceedings or an order for commencement of special liquidation proceedings has been received by the Company.

(4)      When confidence in the Company has been seriously harmed due to being subject to filing for execution, provisional seizure, provisional disposition or auction (including public auction) of assets essential for operation of the business, or seizure as disposition of delinquency.

14	Restrictions on transfer	The transfer of bonds with share options shall require the approval of the board of directors.

15	Administrator of redemption payments (redemption payment location)	Management Division, G.taste Co., Ltd.

16	Location receiving exercise requests	Stock Transfer Agency Business Dept., Sumitomo Mitsui Trust Bank, Limited

17	Method of public notice when providing notice to bondholders	Public notices to bondholders of bonds with share options shall be made using the method prescribed by the Company’s Articles of Incorporation. However, the method of directly notifying bondholders of bonds with share options instead of placing a public notice may be used unless otherwise provided for by laws and regulations.

18	Matters relevant to bondholders meetings

(1)     Bondholders meetings for the bonds shall be convened by the Company, and public notice of the holding of the bondholders meeting for the bonds and the items prescribed under the items in Article 719 of the Companies Act shall be made at least three weeks before the date of the meeting using the method prescribed in the preceding paragraph.

(2)     Bondholders meetings for the bonds shall be held in Miyagi prefecture.

(3)     Bondholders holding 1/10 or more of the total amount of the bonds (excluding the redeemed amount) may request that a bondholders meeting for the bonds be held by submitting a document stating the agenda of the meeting and the reason for convocation to the Company.

19	Other

(1)     The Company shall take the necessary steps when necessary to replace terms in the provisions of these guidelines or take other steps due to amendment of the Companies Act or other laws.

(2)     The items above are conditional upon the notification under the Financial Instruments and Exchange Act taking effect.

(3)     In addition to the items specified above, the Company shall leave items required for the issue of the bonds with share options to the discretion of the representative director and president.

Attachment 5

G.taste Co., Ltd.

Class 13 Unsecured Convertible Bonds with Share Options

(With Special Provision for Same Rank between Convertible Bonds with Share Options)

1	Name of bonds

G.taste Co., Ltd. Class 13 Unsecured Convertible Bonds with Share Options

(With Special Provision for Same Rank between Convertible Bonds with Share Options) (hereinafter referred to as the “bonds with share options” where the bond portion is referred to as the “bonds” and the share option portion is referred to as the “share options”.)

2	Total amount of bonds	Of the initial amount of the SAKAI CO., LTD. Class 3 Unsecured Convertible Bonds with Share Options (With Special Provision for Same Rank between Convertible Bonds with Share Options) (hereinafter referred to as “Bonds with Share Options Prior to Transfer”) totaling 300,000,000 yen, the amount that is unredeemed at the time immediately before the merger (hereinafter referred to as the “Merger”) based on the absorption-type merger agreement concluded between the Company, G.networks CO., LTD. and SAKAI CO., LTD. on May 15, 2013 takes effect (hereinafter “time immediately preceding effect”)

3	Amount of each bond	10,000,000 yen

4	Paid-in amount for each bond	98 yen per 100 yen of face value

5	Face amount of Bonds with Share Options

The bonds with share options shall be registered, and no certificates for the bonds with share options shall be issued.

In accordance with the provisions of the main text of Paragraph 2 and the main text of Paragraph 3 of Article 254 of the Companies Act, the bonds and the share options in the bonds with share options may not be transferred separately.

6	Bond interest rate	The bonds shall not accrue interest.

7	Date of allotment of the share options	This shall be the effective date of the Merger.

8	Existence of collateral and guarantees	The bonds with share options are not secured by collateral or guarantees, and these are no particular assets withheld for the bonds with share options.

9		Non-appointment of a bond administrator	The bonds with share options meet the requirements under the proviso of Article 702 of the Companies Act and Article 169 of the Ordinance for Enforcement of the Companies Act, and no bond administrator has been appointed.

10		Method and date of redemption	An amount of 100 yen per 100 yen of face value of the bonds shall be redeemed on March 18, 2020 (hereinafter referred to as “redemption date”) (however, if the redemption date is not a bank business day in Japan (hereinafter referred to as “business day”), the bondholders of the bonds with share options are unable to receive payment of the amount to be paid on the redemption date until the immediately following business day, and shall not have the right to receive additional payment for the delay of said payment.)

11		Matters relevant to the share options

	(1)	Number of share options attached to the bonds	The number of share options attached to each bond shall be 1, and share options equal to 1 multiplied by the total number of SAKAI share options owned by holders of share options stated or recorded in the SAKAI share option registry at the time immediately preceding effect concerning Bonds with Share Options Prior to Transfer.

	(2)	Issue price of the share options	No payment of money is required in exchange for the share options

	(3)	Type, number and method of calculation of the shares issued for the share options	The number of common shares that shall be issued by the Company or common shares held by the Company that shall be disposed of (hereinafter issuance or disposal of common shares of the Company referred to as “delivery”) in lieu thereof due to a request to exercise the share options (hereinafter referred to as “exercise request”) shall be the maximum number obtained by dividing the total face value of the bonds pertaining to the exercise request by the conversion amount shown in item (4), 2) of this paragraph (however, this shall be the adjusted conversion amount if adjusted pursuant to the provisions of item (5) of this paragraph). However, fractions of shares occurring due to the exercise of the share options shall be rounded down and no cash adjustments shall be made.

(4)	Content, amount and calculation method of property contributed when exercising the share options

1)      The property contributed when exercising the share options shall be the bonds pertaining to the share options, and shall be the same amount as the face value of the said bonds. The bonds used as a contribution when exercising the share options shall reach their redemption date and are extinguished at the same time the exercising of share options takes effect, notwithstanding the provisions of Paragraph 10.

2)      The amount per share used when calculating the number of common shares delivered for the exercise of the share options (hereinafter referred to as the “conversion amount”) shall be the amount obtained by dividing the conversion amount of the Bonds with Share Options Prior to Transfer valid at the time immediately preceding effect by 2 (however, this calculation shall be made in yen to two decimal place, rounding to one decimal place.)

(5)	Adjustment of the conversion amount

1)      The Company shall adjust the conversion amount using the following equation (hereinafter referred to as “conversion amount adjustment equation”) when common shares are delivered or the number of shares issued changes after the allotment of the share options for reasons shown in 2) in this item.

Post-adjustment conversion amount	=	Pre- adjustment conversion amount	x	Number of common shares already issued	+	Number of common shares delivered	x	Amount to be paid-in per share
Market price
				Number of outstanding common shares		+	Number of common shares delivered

(2)    Cases in which the conversion amount is adjusted using the conversion amount adjustment equation and the timing of the application of the adjusted conversion amount are described below.

(i)     The adjusted value when delivering the Company’s common shares for a paid-in amount less than the market price (however, excluding cases of delivery of common shares in exchange for acquisition of shares with put options issued by the Company, or cases based on requests or exercising rights for share options, bonds with share options or other securities or rights able to request the delivery of common shares) shall be applied from the day after the payment date (the final day of the payment period if a payment period has been established for subscription; hereinafter the same), or from the day of allotment to shareholders if applicable.

(ii)    If the Company’s common shares are issued due to a share split or gratis allotment of shares, the adjusted conversion amount shall apply from the day after the share split record date or the day after the record date for granting the right to receive allotment of common shares for the gratis allotment of the Company’s common shares, and from the day after the effective date of allotment if there is no record date for granting the right to receive allotment of common shares for the gratis allotment of the Company’s common shares or if there is allotment of the Company’s shares to shareholders (excluding common shareholders).

(iii)   When issuing shares with put options where that the Company’s common shares in exchange for their acquisition is delivered for an amount less than the market price is stipulated in 4), (ii) of this item is provided in exchange for the acquisition thereof (including gratis allotment), or when issuing share options, bonds with share options or other securities or rights able to request delivery of the Company’s common shares for an amount less than market value (including gratis allotment), the adjusted conversion amount shall be calculated by applying the conversion amount adjustment equation by deeming the Company’s common shares being delivered for the request for the conversion amount or the exercise of all share options, bonds with share options or other securities or rights able to request delivery of the Company’s common shares that have been issued, and this shall apply from the day after the payment date (allotment date for share options and bonds with share options, or effective date for gratis allotment.

However, if there is a record date for the allotment of said rights, this shall apply from the day after said date.

Notwithstanding the above, if the consideration for common shares delivered for such request or exercise has not been determined at the time shares with put options, share options, bonds with share options or other securities or rights are issued, the adjusted conversion amount shall be calculated by applying the conversion amount adjustment equation by deeming that the Company’s common shares have been delivered for the requests or exercise of all of the shares with put options, share options, bonds with share options or other securities or rights issued at the time of determination of the consideration, and this shall apply from the day after said consideration has been determined.

(iv)    In the transactions in (i) through (iii) above, when the record date for allotment of said rights is established and the effect of each transaction is conditional upon approval by the general shareholders’ meeting, board of directors or other company organization after said record date, this shall apply from the day after the approval date regardless of the provisions in (i) through (iii) above. In such cases, the Company’s common shares shall be delivered to share option holders who exercise the share options in the period from the day after said record date until the date of approval of said transaction according to the following equation.

Number of shares =	(Pre-adjustment conversion amount	–	Post- adjustment conversion amount)	x	Number of the Company’s common shares delivered during said period for the pre-adjustment conversion amount
Post-adjustment conversion amount

However, fractions of shares occurring due to the exercise of the share options shall be rounded down and no cash adjustments shall be made.

3)      The conversion amount shall not be adjusted if the difference between the pre-adjustment conversion amount and the post-adjustment conversion amount as calculated using the conversion amount adjustment equation is less than 1 yen. However, when calculating the conversion amount due to the occurrence of a subsequent event requiring adjustment of the conversion amount, the amount obtained by deducting this from the pre-adjustment conversion amount may be used instead of the post-adjustment conversion amount in the conversion amount adjustment equation.

4)      Other

(i)     Calculations using the conversion amount adjustment equation shall be rounded to the nearest yen.

(ii)    The market price used in the conversion amount adjustment equation shall be the mean of the closing prices for normal trading of the Company’s common shares on the exchange for 30 trading days (excluding days with no closing price established that day) commencing 45 days before the date the post-adjustment conversion amount applies (however, this shall be the record date in cases under 2), (iv) of this item. In this case, calculation of the mean shall be calculated to two decimal places and rounded to one decimal place.

(iii)   The number of outstanding shares used in the conversion amount adjustment equation shall be the number obtained by deducting the number of the Company’s common shares held by the Company from the number of common shares issued by the Company on the record date if there is such a date or the day one month before the application of the post-adjustment conversion amount if there is no record date. Furthermore, in the cases described under 2), (ii) of this item, the number of common shares delivered used in the conversion amount adjustment equation shall not include the Company’s common shares allotted to common shares held by the Company on the record date.

5)	In addition to the adjustment of the conversion amount in 2) of this item, the conversion amount shall be adjusted by the Company as necessary in the following cases.

(i)     When adjustment of the conversion amount is necessary because of consolidation of shares, a merger in which the Company is the surviving company, an absorption-type split in which the Company is the succeeding company (defined in item (11) of this paragraph; the same shall apply hereinafter), or a share exchange in which the Company is the wholly owning parent company.

(ii) When adjustment of the conversion amount is necessary because of other changes or potential changes to the number of common shares issued by the Company.

(iii)   When 2 or more events requiring adjustment of the conversion amount occur and it is necessary to consider the impact of another event for the market price used in the calculation of the post-adjustment conversion amount based on one event.

6)	When adjusting the conversion amount pursuant to the provisions of this item, the Company shall provide prior written notice to the bondholders of the reason, the pre-adjustment conversion price, the post-adjustment conversion price, the date applicable and other necessary information no later than the day before the date of application. However, notice shall be promptly provided after the date of application in cases under 2), (iv) of this item or if it is otherwise not possible to provide the aforementioned notice.

(6)	Period in which the share options can be exercised	This shall be the period from the effective date of the Merger until March 18, 2020 (or the immediately preceding business day if said date is not a business day). However, if the Company forfeits the benefit of time with regard to the bonds, this shall be until when the benefit of time is forfeited.

(7)	Other conditions for exercising the share options

1)      Share options cannot be exercised in part

2)      Share options cannot be exercised where the voting ratio of the shares issued by the Company or the succeeding company and held by G. communications Co., Ltd. or the succeeding company (excluding shares held through a third party) would become less than 40% due to the exercise of the Share options.

(8)	Reasons for acquisition of share options and conditions for cancellation thereof	The reasons for acquisition and conditions for acquisition shall not be defined.

(9)	Increase in capital and capital reserve when issuing shares through the exercise of share options	The amount of capital increased when issuing shares through the exercise of share options shall be 1/2 of the limit on capital increases calculated in accordance with the provisions of Article 17 of the Ordinance on Accounting of Companies, and fractions of less than one yen resulting from such calculations shall be rounded up. The amount of capital reserve increased when issuing shares through the exercise of share options shall be the amount obtained by deducting the amount of increased capital from the limit on capital increases.

(10)	Method of requesting the exercise of share options

1)      The Company’s bondholders who wish to request the exercise of share options must present the bonds with share options pertaining to the share options to be exercised on the prescribed exercise request form, state the date of the request and affix their name and seal thereto, and submit this to the location receiving requests for exercise as stated under Paragraph 16 during the exercise request period stated in item (6) of this paragraph.

2)      A bondholder who submits an exercise request form to the location receiving exercise requests may not retract this later.

3)      The exercise request shall take effect from the date the exercise request form arrives at the location receiving exercise requests.

4)      The Company shall deliver shares to share option holders pertaining to the exercise request after the exercise request takes effect by registering an increase in transferred shares in the holding section of the transfer account record in the depositary organization or account management organization specified by the share option holder.

(11)	Delivery of share options in the event of mergers, company splits, share exchanges and share transfers	In the event the Company performs an act in which it becomes a company absorbed in an absorption-type merger, a company consolidated through a consolidation-type merger, a splitting company in an absorption-type split, a splitting company in incorporation-type company split, a wholly owned subsidiary company in a share exchange, or a wholly owned subsidiary company in a share transfer (hereinafter referred to as “act of reorganization”), the Company shall, make its best effort to have the surviving company in an absorption-type merger, the company incorporated through the consolidation-type merger, the succeeding company in an absorption-type split, the company incorporated through the incorporation-type company split, the wholly owning parent company in a share exchange, or the wholly owning parent company in a share transfer (hereinafter referred to as “succeeding company”) deliver share options of the succeeding company to share option holders of the share options remaining immediately before the effective date of the act of reorganization (hereinafter referred to as “remaining share options”) in place of the remaining share options.

1)      Number of share options of the succeeding company newly delivered

This shall be the same number as the number of remaining share options held by the share option holder of the remaining share options.

2) Type of shares issued for the share options of the succeeding company These shall be common shares in the succeeding company.

3)      Number of shares issued for the share options of the succeeding company

The number of common shares of the succeeding company delivered through the exercise of the share options of the succeeding company shall be the number obtained by multiplying the number of shares issued for the share options determined in accordance with item (3) of this paragraph by the share allotment ratio determined during the act of reorganization (however, this shall be adjusted rationally as required considering the conditions of the act of reorganization, etc.).

4)      Content, amount and calculation method of property contributed when exercising the share options of the succeeding company

The property contributed when exercising one of the share options of the succeeding company shall be the bonds pertaining to the share options, and shall be the same amount as the face value of the said bonds. The bonds used as a contribution when exercising the share options of the succeeding company shall reach their redemption date and are extinguished at the same time the exercising of share options takes effect, notwithstanding the provisions of Paragraph 10.

5)      Period in which the share options of the succeeding company can be exercised

From the latter of either the commencing date of the exercise period of the share options prescribed in item (6) of this paragraph or the effective date of the act of reorganization until the final day of the exercise period of the share options prescribed in the same item.

6)      Matters relevant to the transfer of share options of the succeeding company

The transfer of share options of the succeeding company shall require the approval of the succeeding company.

12	Special financial provisions (restriction on provision of security)	Only when there is an unredeemed portion of bonds with share options and the Company establishes a security interest on other convertible bonds with share options after the issue of the bonds with share options, a security interest of the same rank shall be established for the bonds with share options in accordance with the Secured Bonds Trust Act. Note that convertible bonds with share options are bonds with share options as prescribed under Article 2 Item 22 of the Companies Act, in which the contribution of the bonds pertaining to the share options when exercising the share options in accordance with Article 236 Paragraph 1 Item 3 of the Companies Act is the content of said share options.

13	Forfeiture of benefit of time

The Company shall forfeit the benefit of time concerning the bonds in the following cases.

(1)    When the Company is in violation of Paragraph 10 or Paragraph 12, and is unable to perform or correct the matter within 30 days of receiving notice from the bondholder of the bonds with share options requesting correction thereof.

(2)    When the company has filed for commencement of bankruptcy proceedings, commencement of civil rehabilitation proceedings, commencement of corporate reorganization proceedings or commencement of special liquidation proceedings, or a resolution to dissolve the Company has been passed by the Company’s board of directors (excluding mergers).

(3)    When an a ruling on commencement of bankruptcy proceedings, a ruling on commencement of civil rehabilitation proceedings a ruling on commencement of corporate reorganization proceedings or an order for commencement of special liquidation proceedings has been received by the Company.

(4)    When confidence in the Company has been seriously harmed due to being subject to filing for execution, provisional seizure, provisional disposition or auction (including public auction) of assets essential for operation of the business, or seizure as disposition of delinquency.

14	Restrictions on transfer	The transfer of bonds with share options shall require the approval of the board of directors.

15	Administrator of redemption payments (redemption payment location)	Management Division, G.taste Co., Ltd.

16	Location receiving exercise requests	Stock Transfer Agency Business Dept., Sumitomo Mitsui Trust Bank, Limited

17	Method of public notice when providing notice to bondholders	Public notices to bondholders of bonds with share options shall be made using the method prescribed by the Company’s Articles of Incorporation. However, the method of directly notifying bondholders of bonds with share options instead of placing a public notice may be used unless otherwise provided for by laws and regulations.

18	Matters relevant to bondholders meetings

(1)     Bondholders meetings for the bonds shall be convened by the Company, and public notice of the holding of the bondholders meeting for the bonds and the items prescribed under the items in Article 719 of the Companies Act shall be made at least three weeks before the date of the meeting using the method prescribed in the preceding paragraph.

(2)     Bondholders meetings for the bonds shall be held in Miyagi prefecture.

(3)     Bondholders holding 1/10 or more of the total amount of the bonds (excluding the redeemed amount) may request that a bondholders meeting for the bonds be held by submitting a document stating the agenda of the meeting and the reason for convocation to the Company.

19	Other

(1)     The Company shall take the necessary steps when necessary to replace terms in the provisions of these guidelines or take other steps due to amendment of the Companies Act or other laws.

(2)     The items above are conditional upon the notification under the Financial Instruments and Exchange Act taking effect.

(3)     In addition to the items specified above, the Company shall leave items required for the issue of the bonds with share options to the discretion of the representative director and president.

Attachment 6

G.taste Co., Ltd.

Class 14 Unsecured Convertible Bonds with Share Options

(With Special Provision for Same Rank between Convertible Bonds with Share Options)

1	Name of bonds

G.taste Co., Ltd. Class 14 Unsecured Convertible Bonds with Share Options

(With Special Provision for Same Rank between Convertible Bonds with Share Options) (hereinafter referred to as the “bonds with share options” where the bond portion is referred to as the “bonds” and the share option portion is referred to as the “share options”.)

2	Total amount of bonds	Of the initial amount of the SAKAI CO., LTD. Class 4 Unsecured Convertible Bonds with Share Options (With Special Provision for Same Rank between Convertible Bonds with Share Options) (hereinafter referred to as “Bonds with Share Options Prior to Transfer”) totaling 300,000,000 yen, the amount that is unredeemed at the time immediately before the merger (hereinafter referred to as the “Merger”) based on the absorption-type merger agreement concluded between the Company, G.networks CO., LTD. and SAKAI CO., LTD. on May 15, 2013 takes effect (hereinafter “time immediately preceding effect”)

3	Amount of each bond	10,000,000 yen

4	Paid-in amount for each bond	98 yen per 100 yen of face value

5	Face amount of Bonds with Share Options

The bonds with share options shall be registered, and no certificates for the bonds with share options shall be issued.

In accordance with the provisions of the main text of Paragraph 2 and the main text of Paragraph 3 of Article 254 of the Companies Act, the bonds and the share options in the bonds with share options may not be transferred separately.

6	Bond interest rate	The bonds shall not accrue interest.

7	Date of allotment of the share options	This shall be the effective date of the Merger.

8	Existence of collateral and guarantees	The bonds with share options are not secured by collateral or guarantees, and these are no particular assets withheld for the bonds with share options.

9		Non-appointment of a bond administrator	The bonds with share options meet the requirements under the proviso of Article 702 of the Companies Act and Article 169 of the Ordinance for Enforcement of the Companies Act, and no bond administrator has been appointed.

10		Method and date of redemption	An amount of 100 yen per 100 yen of face value of the bonds shall be redeemed on March 18, 2020 (hereinafter referred to as “redemption date”) (however, if the redemption date is not a bank business day in Japan (hereinafter referred to as “business day”), the bondholders of the bonds with share options are unable to receive payment of the amount to be paid on the redemption date until the immediately following business day, and shall not have the right to receive additional payment for the delay of said payment.)

11		Matters relevant to the share options

	(1)	Number of share options attached to the bonds	The number of share options attached to each bond shall be 1, and share options equal to 1 multiplied by the total number of SAKAI share options owned by holders of share options stated or recorded in the SAKAI share option registry at the time immediately preceding effect concerning Bonds with Share Options Prior to Transfer.

	(2)	Issue price of the share options	No payment of money is required in exchange for the share options

	(3)	Type, number and method of calculation of the shares issued for the share options	The number of common shares that shall be issued by the Company or common shares held by the Company that shall be disposed of (hereinafter issuance or disposal of common shares of the Company referred to as “delivery”) in lieu thereof due to a request to exercise the share options (hereinafter referred to as “exercise request”) shall be the maximum number obtained by dividing the total face value of the bonds pertaining to the exercise request by the conversion amount shown in item (4), 2) of this paragraph (however, this shall be the adjusted conversion amount if adjusted pursuant to the provisions of item (5) of this paragraph). However, fractions of shares occurring due to the exercise of the share options shall be rounded down and no cash adjustments shall be made.

(4)	Content, amount and calculation method of property contributed when exercising the share options

1)      The property contributed when exercising the share options shall be the bonds pertaining to the share options, and shall be the same amount as the face value of the said bonds. The bonds used as a contribution when exercising the share options shall reach their redemption date and are extinguished at the same time the exercising of share options takes effect, notwithstanding the provisions of Paragraph 10.

2)      The amount per share used when calculating the number of common shares delivered for the exercise of the share options (hereinafter referred to as the “conversion amount”) shall be the amount obtained by dividing the conversion amount of the Bonds with Share Options Prior to Transfer valid at the time immediately preceding effect by 2 (however, this calculation shall be made in yen to two decimal place, rounding to one decimal place.)

(5)	Adjustment of the conversion amount

1)      The Company shall adjust the conversion amount using the following equation (hereinafter referred to as “conversion amount adjustment equation”) when common shares are delivered or the number of shares issued changes after the allotment of the share options for reasons shown in 2) in this item.

Post-adjustment conversion amount	=	Pre- adjustment conversion amount	x	Number of common shares already issued	+	Number of common shares delivered	x	Amount to be paid-in per share
Market price
				Number of outstanding common shares		+	Number of common shares delivered

(2)    Cases in which the conversion amount is adjusted using the conversion amount adjustment equation and the timing of the application of the adjusted conversion amount are described below.

(i)     The adjusted value when delivering the Company’s common shares for a paid-in amount less than the market price (however, excluding cases of delivery of common shares in exchange for acquisition of shares with put options issued by the Company, or cases based on requests or exercising rights for share options, bonds with share options or other securities or rights able to request the delivery of common shares) shall be applied from the day after the payment date (the final day of the payment period if a payment period has been established for subscription; hereinafter the same), or from the day of allotment to shareholders if applicable.

(ii)    If the Company’s common shares are issued due to a share split or gratis allotment of shares, the adjusted conversion amount shall apply from the day after the share split record date or the day after the record date for granting the right to receive allotment of common shares for the gratis allotment of the Company’s common shares, and from the day after the effective date of allotment if there is no record date for granting the right to receive allotment of common shares for the gratis allotment of the Company’s common shares or if there is allotment of the Company’s shares to shareholders (excluding common shareholders).

(iii)   When issuing shares with put options where that the Company’s common shares in exchange for their acquisition is delivered for an amount less than the market price is stipulated in 4), (ii) of this item is provided in exchange for the acquisition thereof (including gratis allotment), or when issuing share options, bonds with share options or other securities or rights able to request delivery of the Company’s common shares for an amount less than market value (including gratis allotment), the adjusted conversion amount shall be calculated by applying the conversion amount adjustment equation by deeming the Company’s common shares being delivered for the request for the conversion amount or the exercise of all share options, bonds with share options or other securities or rights able to request delivery of the Company’s common shares that have been issued, and this shall apply from the day after the payment date (allotment date for share options and bonds with share options, or effective date for gratis allotment.

          However, if there is a record date for the allotment of said rights, this shall apply from the day after said date.

          Notwithstanding the above, if the consideration for common shares delivered for such request or exercise has not been determined at the time shares with put options, share options, bonds with share options or other securities or rights are issued, the adjusted conversion amount shall be calculated by applying the conversion amount adjustment equation by deeming that the Company’s common shares have been delivered for the requests or exercise of all of the shares with put options, share options, bonds with share options or other securities or rights issued at the time of determination of the consideration, and this shall apply from the day after said consideration has been determined.

(iv)   In the transactions in (i) through (iii) above, when the record date for allotment of said rights is established and the effect of each transaction is conditional upon approval by the general shareholders’ meeting, board of directors or other company organization after said record date, this shall apply from the day after the approval date regardless of the provisions in (i) through (iii) above. In such cases, the Company’s common shares shall be delivered to share option holders who exercise the share options in the period from the day after said record date until the date of approval of said transaction according to the following equation.

Number of shares =	(Pre- adjustment conversion amount	–	Post- adjustment conversion amount)	x	Number of the Company’s common shares delivered during said period for the pre-adjustment conversion amount
Post-adjustment conversion amount

However, fractions of shares occurring due to the exercise of the share options shall be rounded down and no cash adjustments shall be made.

3)      The conversion amount shall not be adjusted if the difference between the pre-adjustment conversion amount and the post-adjustment conversion amount as calculated using the conversion amount adjustment equation is less than 1 yen. However, when calculating the conversion amount due to the occurrence of a subsequent event requiring adjustment of the conversion amount, the amount obtained by deducting this from the pre-adjustment conversion amount may be used instead of the post-adjustment conversion amount in the conversion amount adjustment equation.

4)      Other

(i)     Calculations using the conversion amount adjustment equation shall be rounded to the nearest yen.

(ii)    The market price used in the conversion amount adjustment equation shall be the mean of the closing prices for normal trading of the Company’s common shares on the exchange for 30 trading days (excluding days with no closing price established that day) commencing 45 days before the date the post-adjustment conversion amount applies (however, this shall be the record date in cases under 2), (iv) of this item. In this case, calculation of the mean shall be calculated to two decimal places and rounded to one decimal place.

(iii)     The number of outstanding shares used in the conversion amount adjustment equation shall be the number obtained by deducting the number of the Company’s common shares held by the Company from the number of common shares issued by the Company on the record date if there is such a date or the day one month before the application of the post-adjustment conversion amount if there is no record date. Furthermore, in the cases described under 2), (ii) of this item, the number of common shares delivered used in the conversion amount adjustment equation shall not include the Company’s common shares allotted to common shares held by the Company on the record date.

5) In addition to the adjustment of the conversion amount in 2) of this item, the conversion amount shall be adjusted by the Company as necessary in the following cases.

(i)       When adjustment of the conversion amount is necessary because of consolidation of shares, a merger in which the Company is the surviving company, an absorption-type split in which the Company is the succeeding company (defined in item (11) of this paragraph; the same shall apply hereinafter), or a share exchange in which the Company is the wholly owning parent company.

(ii) When adjustment of the conversion amount is necessary because of other changes or potential changes to the number of common shares issued by the Company.

(iii)     When 2 or more events requiring adjustment of the conversion amount occur and it is necessary to consider the impact of another event for the market price used in the calculation of the post-adjustment conversion amount based on one event.

6)      When adjusting the conversion amount pursuant to the provisions of this item, the Company shall provide prior written notice to the bondholders of the reason, the pre-adjustment conversion price, the post-adjustment conversion price, the date applicable and other necessary information no later than the day before the date of application. However, notice shall be promptly provided after the date of application in cases under 2), (iv) of this item or if it is otherwise not possible to provide the aforementioned notice.

(6)	Period in which the share options can be exercised	This shall be the period from March 18, 2014 until March 18, 2020 (or the immediately preceding business day if said date is not a business day). However, if the Company forfeits the benefit of time with regard to the bonds, this shall be until when the benefit of time is forfeited.

(7)	Other conditions for exercising the share options

1)      Share options cannot be exercised in part

2)      Share options cannot be exercised where the voting ratio of the shares issued by the Company or the succeeding company and held by G.communications Co., Ltd. or the succeeding company (excluding shares held through a third party) would become less than 40% due to the exercise of the Share options.

(8)	Reasons for acquisition of share options and conditions for cancellation thereof	The reasons for acquisition and conditions for acquisition shall not be defined.

(9)	Increase in capital and capital reserve when issuing shares through the exercise of share options	The amount of capital increased when issuing shares through the exercise of share options shall be 1/2 of the limit on capital increases calculated in accordance with the provisions of Article 17 of the Ordinance on Accounting of Companies, and fractions of less than one yen resulting from such calculations shall be rounded up. The amount of capital reserve increased when issuing shares through the exercise of share options shall be the amount obtained by deducting the amount of increased capital from the limit on capital increases.

(10)	Method of requesting the exercise of share options

1)      The Company’s bondholders who wish to request the exercise of share options must present the bonds with share options pertaining to the share options to be exercised on the prescribed exercise request form, state the date of the request and affix their name and seal thereto, and submit this to the location receiving requests for exercise as stated under Paragraph 16 during the exercise request period stated in item (6) of this paragraph.

2)      A bondholder who submits an exercise request form to the location receiving exercise requests may not retract this later.

3)      The exercise request shall take effect from the date the exercise request form arrives at the location receiving exercise requests.

4)      The Company shall deliver shares to share option holders pertaining to the exercise request after the exercise request takes effect by registering an increase in transferred shares in the holding section of the transfer account record in the depositary organization or account management organization specified by the share option holder.

(11)	Delivery of share options in the event of mergers, company splits, share exchanges and share transfers

In the event the Company performs an act in which it becomes a company absorbed in an absorption-type merger, a company consolidated through a consolidation-type merger, a splitting company in an absorption-type split, a splitting company in incorporation-type company split, a wholly owned subsidiary company in a share exchange, or a wholly owned subsidiary company in a share transfer (hereinafter referred to as “act of reorganization”), the Company shall, make its best effort to have the surviving company in an absorption-type merger, the company incorporated through the consolidation-type merger, the succeeding company in an absorption-type split, the company incorporated through the incorporation-type company split, the wholly owning parent company in a share exchange, or the wholly owning parent company in a share transfer (hereinafter referred to as “succeeding company”) deliver share options of the succeeding company to share option holders of the share options remaining immediately before the effective date of the act of reorganization (hereinafter referred to as “remaining share options”) in place of the remaining share options.

1)      Number of share options of the succeeding company newly delivered

This shall be the same number as the number of remaining share options held by the share option holder of the remaining share options.

2)      Type of shares issued for the share options of the succeeding company

These shall be common shares in the succeeding company.

3)      Number of shares issued for the share options of the succeeding company

The number of common shares of the succeeding company delivered through the exercise of the share options of the succeeding company shall be the number obtained by multiplying the number of shares issued for the share options determined in accordance with item (3) of this paragraph by the share allotment ratio determined during the act of reorganization (however, this shall be adjusted rationally as required considering the conditions of the act of reorganization, etc.).

4)      Content, amount and calculation method of property contributed when exercising the share options of the succeeding company

The property contributed when exercising one of the share options of the succeeding company shall be the bonds pertaining to the share options, and shall be the same amount as the face value of the said bonds. The bonds used as a contribution when exercising the share options of the succeeding company shall reach their redemption date and are extinguished at the same time the exercising of share options takes effect, notwithstanding the provisions of Paragraph 10.

5)      Period in which the share options of the succeeding company can be exercised

From the latter of either the commencing date of the exercise period of the share options prescribed in item (6) of this paragraph or the effective date of the act of reorganization until the final day of the exercise period of the share options prescribed in the same item.

6)      Matters relevant to the transfer of share options of the succeeding company

The transfer of share options of the succeeding company shall require the approval of the succeeding company.

12	Special financial provisions (restriction on provision of security)	Only when there is an unredeemed portion of bonds with share options and the Company establishes a security interest on other convertible bonds with share options after the issue of the bonds with share options, a security interest of the same rank shall be established for the bonds with share options in accordance with the Secured Bonds Trust Act. Note that convertible bonds with share options are bonds with share options as prescribed under Article 2 Item 22 of the Companies Act, in which the contribution of the bonds pertaining to the share options when exercising the share options in accordance with Article 236 Paragraph 1 Item 3 of the Companies Act is the content of said share options.

13	Forfeiture of benefit of time

The Company shall forfeit the benefit of time concerning the bonds in the following cases.

(1)    When the Company is in violation of Paragraph 10 or Paragraph 12, and is unable to perform or correct the matter within 30 days of receiving notice from the bondholder of the bonds with share options requesting correction thereof.

(2)    When the company has filed for commencement of bankruptcy proceedings, commencement of civil rehabilitation proceedings, commencement of corporate reorganization proceedings or commencement of special liquidation proceedings, or a resolution to dissolve the Company has been passed by the Company’s board of directors (excluding mergers).

(3)    When an a ruling on commencement of bankruptcy proceedings, a ruling on commencement of civil rehabilitation proceedings a ruling on commencement of corporate reorganization proceedings or an order for commencement of special liquidation proceedings has been received by the Company.

(4)    When confidence in the Company has been seriously harmed due to being subject to filing for execution, provisional seizure, provisional disposition or auction (including public auction) of assets essential for operation of the business, or seizure as disposition of delinquency.

14	Restrictions on transfer	The transfer of bonds with share options shall require the approval of the board of directors.

15	Administrator of redemption payments (redemption payment location)	Management Division, G.taste Co., Ltd.

16	Location receiving exercise requests	Stock Transfer Agency Business Dept., Sumitomo Mitsui Trust Bank, Limited

17	Method of public notice when providing notice to bondholders	Public notices to bondholders of bonds with share options shall be made using the method prescribed by the Company’s Articles of Incorporation. However, the method of directly notifying bondholders of bonds with share options instead of placing a public notice may be used unless otherwise provided for by laws and regulations.

18	Matters relevant to bondholders meetings

(1)     Bondholders meetings for the bonds shall be convened by the Company, and public notice of the holding of the bondholders meeting for the bonds and the items prescribed under the items in Article 719 of the Companies Act shall be made at least three weeks before the date of the meeting using the method prescribed in the preceding paragraph.

(2)     Bondholders meetings for the bonds shall be held in Miyagi prefecture.

(3)     Bondholders holding 1/10 or more of the total amount of the bonds (excluding the redeemed amount) may request that a bondholders meeting for the bonds be held by submitting a document stating the agenda of the meeting and the reason for convocation to the Company.

19	Other

(1)     The Company shall take the necessary steps when necessary to replace terms in the provisions of these guidelines or take other steps due to amendment of the Companies Act or other laws.

(2)     The items above are conditional upon the notification under the Financial Instruments and Exchange Act taking effect.

(3)     In addition to the items specified above, the Company shall leave items required for the issue of the bonds with share options to the discretion of the representative director and president.

Item 2: Regarding the Appointment of 4 Directors

As this General Meeting of Shareholders closes, all directors (4 directors) will reach the end of their term of office. Therefore, we request that you appoint 4 directors.

Candidates for Director are as follows.

Candidate Number	Name (DOB)	Work History, Positions held at Company, and Duties (Significant Concurrent Posts)		G.networks Shares Held
1	Takafumi Akutsu (February 13, 1971)	May 2003	Director of Danchu Company Co., Ltd. and General Manager of FC Sales Dept.	58,157 shares

		Sep 2005	Representative Director and President of Dining Kikaku Co., Ltd.

		Jan 2006	Joined G.networks CO., LTD. as Advisor

		Jan 2006	Representative Director and President of G.networks CO., LTD. (Current Position)

		Apr 2013	Advisor, SAKAI CO., LTD. (Current Position)

2	Kazuhiko Harada (September 5, 1967)	Apr 1988	Joined G.networks CO., LTD.	20,721 shares

		May 2007	General Manager of Sales Dept. I, Sales Division I, G.networks CO., LTD.

		May 2008	Division Manager of Sales Division I, G.networks CO., LTD.

		Jun 2010	Director, G.networks CO., LTD. (Current Position)

		May 2008	General Manager of Sales Division I, G.networks CO., LTD. (Current Position)

3	Ichiro Kawakami (September 11, 1965)	Apr 1990	Joined Nikko Securities Inc. (present-day SMBC Nikko Securities Inc.)	—

		Apr 2002	Joined G.communications Co., Ltd.

		Jun 2004	Representative Director, G.com East Japan

		Jun 2005	President of G.communications Co., Ltd., Tokyo Branch

		Aug 2005	General Manager of Administrative Headquarters, G.taste Co., Ltd.

		Sep 2005	Director and General Manager of Administrative Headquarters, G.taste Co., Ltd.

		May 2007	Managing Director and General Manager of Administrative Headquarters, G.taste Co., Ltd.

		Jun 2011	Executive Vice President, G.communications Co., Ltd. Director, SAKAI CO., LTD (Current Position) Director, G.networks CO., LTD. (Current Position)

		Jul 2011	Executive Vice President, G.taste Co., Ltd (Current Position)

4	Yoshinobu Inazumi (February 7, 1963)	Apr 1985	Joined Japan LCA Co., Ltd.	—

		Sep 2003	Auditor (part-time), Link Promotion Co., Ltd. (Concurrent Position)

		Nov 2005	Joined G.communications Co., Ltd.

		Dec 2005	Director, G.communications Co., Ltd.

		Aug 2006	Managing Director, G.communications Co., Ltd.

		Jun 2007	Senior Managing Director, G.communications Co., Ltd.

		Jun 2009	Director, G.networks CO., LTD.

		Jun 2011	Director, G.communications Co., Ltd. (Current Position)

		Jun 2012	Director, G.networks CO., LTD (Current Position)

		Aug 2012	Director, G.taste Co., Ltd (Current Position)

(Notes)	1.	There are no special conflicts of interests between the Company and any of the candidates.

	2.	Ichiro Kawakami and Yoshinobu Inazumi are Outside Director candidates.

	3.	We have selected Ichiro Kawakami as an External Director candidate due to our high appraisal of his experience as a Director of G.communications Co., Ltd., the parent company of G.networks CO., LTD., and Executive Vice President of G.taste Co., Ltd. We believe that our management regime can be further strengthened through his apt advice regarding general management matters.

	4.	We have selected Yoshinobu Inazumi as an External Director candidate due to our high appraisal of his experience as a Director of G.communications Co., Ltd., the parent company of G.networks Co., Ltd., and G.taste Co., Ltd. We believe that our management regime can be further strengthened through his apt advice regarding general management matters.

	5.	Ichiro Kawakami and Yoshinobu Inazumi have no plans to receive significant sums of money or other forms of property (excluding remuneration as Director) from the Company or businesses with specific relationships with the Company, nor have they received any in the previous 2 years.

	6.	Ichiro Kawakami and Yoshinobu Inazumi are not spouses, blood relatives within the third degree or the equivalent of persons executing duties at the Company or at businesses with specific relationships with the Company.

	7.	Ichiro Kawakami and Yoshinobu Inazumi were not undertaking duties at companies for which the Company has inherited rights and obligations in the past 2 years due to mergers, absorption-type company splits, incorporation-type company splits or transfer of business, directly prior to such events.

	8.	Ichiro Kawakami is currently an Outside Director of the Company. As of the end of this General Meeting of Shareholders, his term of office as Outside Director will reach two years.

	9.	Yoshinobu Inazumi is currently an Outside Director of the Company. As of the end of this General Meeting of Shareholders, his term of office as Outside Director will reach one year.

	10.	The number of shares held by candidates for Director includes shares owned by the candidate within the Executives’ Share Ownership Plan.

END

Directions for the General Meeting of Shareholders

Date        Monday, June 24, 2013. Meeting commences at 11 am. (Reception scheduled to open at 10:30 am)

Place        Crystal Hall, Natural Green Park Hotel (in Ejio Park)

                 128 Chizaki, Sanyo Onoda City, Yamaguchi Prefecture

Phone      (0836) 84 — 2323    *3 minutes by car from Onoda IC on Sanyo Expressway

A shuttle bus will be provided from JR Sanyo Main Line Onoda Station on the day of the meeting.

(Scheduled to leave JR Onoda Station at 10 : 20 & 10 : 30)

If arriving by car, we thank you in advance for following the guidance of parking staff.

Please arrive early to avoid long queues at the reception desk immediately prior to the meeting.

Separate Sheet 2-1

G.taste Co., Ltd. Articles of Incorporation

Chapter 1         General Provisions

Article 1 (Trade Name)

The Company shall be called Kabushiki Kaisha Jii Teisuto, written as G.taste Co., Ltd. in English.

Article 2 (Purpose)

The purpose of the Company is to conduct the following businesses.

(1)	Restaurant management

(2)	Sale and guidance of sale of sushi

(3)	Sale of foodstuffs, soft drinks, liquor and the ingredients thereof

(4)	Importing and exporting operations, processing, storage and sale of marine product and fishery product

(5)	Leasing and sale of cooking tables and cooking equipment

(6)	Recruitment of member stores for various classrooms pertaining to the education industry through a franchise chain system, guidance and training of member stores, and management of directly operated classrooms

(7)	Recruitment of member stores for various stores pertaining to the restaurant industry through a franchise chain system, guidance and training of member stores, and management of directly operated restaurants

(8)	Management consultancy operations

(9)	Trading, leasing, management and brokerage of real estate

(10)	Construction design, management, implementation and arrangement of vendors

(11)	Building contracting

(12)	Planning, production and sales of advertising

(13)	Casualty insurance agency operations, and insurance agency business based on the Automobile Liability Security Act

(14)	Credit guarantee operations

(15)	Money lending

(16)	Farm management, production of agricultural, forestry and livestock products, and manufacture, processing and sale of foodstuffs using agricultural, forestry and livestock products as ingredients.

(17)	Performance of contracted agricultural work

(18)	All operations associated with the preceding items

Article 3 (Address of the Head Office)

The Company’s head office shall be located in Sendai City.

Article 4 (Organizations)

The Company shall have the following organizations.

1.	Board of directors

2.	Corporate auditors

3.	Board of corporate auditors

4.	Accounting auditor

Article 5 (Method of Public Notice)

The Company shall use electronic public notices as the method of public notice. However, if it is not possible to make public notices by electronic public notice due to an accident or other unavoidable circumstances, public notices shall be listed in The Nikkei.

—  1  —

Chapter 2          Shares

Article 6 (Total Number of Authorized Shares)

The total number of authorized shares of the Company shall be 120,000,000 shares.

Article 7 (Acquisition of Treasury Shares)

The Company may acquire treasury shares by resolution of the board of directors in accordance with Article 165 Paragraph 2 of the Companies Act.

Article 8 (Share Unit)

The Company’s share unit shall be 100 shares.

Article 9 (Restrictions on the Rights of Shares Less than One Unit)

The shareholders of the Company may not exercise rights other than the following rights with regard to shares less than one unit held thereby

(1)	Rights listed in Article 189 Paragraph 2 of the Companies Act

(2)	The right to claim the acquisition of shares with put options

(3)	The right to receive allotment of shares for subscription or share options for subscription according to the number of shares held by shareholders

(4)	The right to make claims specified in the following article

Article 10 (Additional Purchase for Shares Less than One Unit)

The Company’s shareholders may demand the sale of the number of shares required to make up the share unit when combined with shares less than one unit in accordance with the provision in the Regulations on Handling of Shares.

Article 11 (Shareholder Registry Administrator)

The Company shall appoint a shareholder registry administrator.

Article 12 (Regulations on Handling of Shares)

Handling of the Company’s shares shall be governed by the Regulations on Handling of Shares stipulated by board of directors.

Chapter 3          General Shareholders’ Meeting

Article 13 (Record Date)

The Company shall deem the shareholders recorded in the shareholder registry on March 31 each year as the shareholders able to exercise rights at the ordinary general shareholders’ meeting.

Article 14 (Convocation)

The Company’s ordinary general shareholders’ meeting shall be convened in June each year.

Article 15 (Convenor and Chairperson)

1.	The president shall convene and chair the general shareholders’ meeting.

2.	In the event an accident occurs to the president, another director shall take his/her place according to the order specified in advance by the board of directors.

—  2  —

Article 16 (Internet Disclosure and Deemed Provision of Reference Documents for Shareholders Meeting)

When convening the general shareholders’ meeting, information pertaining to matters to be listed or shown in reference documents for the shareholders meeting, business reports and financial statements may be deemed to have been provided to shareholders by disclosing such information using the Internet as stipulated in the Ordinance of the Ministry of Justice.

Article 17 (Method of Resolution)

1.	Resolutions of the general shareholders’ meeting shall be made by a majority of votes of attending shareholders able to vote except when otherwise specified by laws and regulations or in these articles of incorporation.

2.	Resolutions pursuant to Article 309 Paragraph 2 of the Companies Act shall be made by a 2/3 supermajority of votes with no less than 1/3 of the votes of shareholders able to vote in attendance.

Article 18 (Proxy Voting)

1.	A shareholder may vote as the proxy of another shareholder with voting rights in the Company.

2.	The shareholder or proxy must provide the Company with documentation proving the right of proxy.

Chapter 4          Directors and the Board of Directors

Article 19 (Number)

The Company shall have no more than 10 directors.

Article 20 (Appointment)

1.	Appointments of directors shall be made by a majority of votes with no less than 1/3 of the votes of shareholders able to vote in attendance.

2.	Cumulative voting shall not be used for the appointment of directors.

Article 21 (Term of Office)

The term of office of directors shall be until the conclusion of the ordinary shareholders’ meeting concerning the final business year ending within 1 year of their appointment.

Article 22 (Representative Directors and Executive Directors)

1.	The board of directors shall appoint several representative directors from among the directors.

2.	One director chairman, one president, and several vice presidents, senior managing directors and managing directors may be appointed by resolution of the board of directors.

Article 23 (Board of Directors)

1.	The president shall convene and chair meetings of the board of directors.

2.	In the event an accident occurs to the president, another director shall take his/her place according to the order specified in advance by the board of directors.

3.	Notice of convocation of the board of directors shall be sent to each director and each corporate auditor no later than three days before the meeting. However, this period may be shortened in the case of an emergency.

4.	When a director makes a proposal about an agenda item for resolution by the board of directors, the board of directors is deemed to have approved the resolution if written or electronic consent is provided by all directors able to participate in the resolution of the agenda item, and there are no objections from corporate auditors.

5.	Operation of the board of directors and other related matters shall be governed by the Rules of the Board of Directors specified by the board of directors.

—  3  —

Chapter 5          Corporate Auditors and Board of Corporate Auditors

Article 24 (Number)

The Company shall have no more than 4 corporate auditors.

Article 25 (Appointment)

Appointments of corporate auditors shall be made by a majority of votes with no less than 1/3 of the votes of shareholders able to vote in attendance.

Article 26 (Term of Office)

1.	The term of office of corporate auditors shall be until the conclusion of the ordinary shareholders’ meeting concerning the final business year ending within 4 years of their appointment.

2.	The term of office of a corporate auditor appointed as a replacement for a corporate auditor who has stepped down before the expiration of the term of office shall be until the term of office of the departing corporate auditor.

Article 27 (Full-time Corporate Auditor)

The board of corporate auditors shall appoint full-time corporate auditors from among the corporate auditors.

Article 28 (Board of Corporate Auditors)

1.	Notice of convocation of the board of corporate auditors shall be sent to each corporate auditor no later than three days before the meeting. However, this period may be shortened in the case of an emergency.

2.	Operation of the board of corporate auditors and other related matters shall be governed by the Rules of the Board of Corporate Auditors specified by the board of corporate auditors.

Chapter 6          Accounting

Article 29 (Business Year)

The Company’s business year shall be from April 1 each year until March 31 the following year.

Article 30(the Dividend of Surplus)

1.	By resolution of the meeting of shareholders, the Company may provide a year-end dividend to shareholders registered in the shareholder registry and registered pledgees of shares as of the final day of each business year.

2.	In addition to the preceding section, by resolution of the board of directors, the Company may provide an interim dividend to shareholders and registered pledgees of shares in the shareholder registry as of September 30 each year.

Article 31 (Period of Exclusion of Dividends)

If the year-end dividend or interim dividend has not been received for three years from the date payment commenced, the company shall be exempt from the obligation for payment thereof.

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Articles of Incorporation

G.taste Co., Ltd.

G.taste Co., Ltd. Articles of Incorporation

Chapter 1 General Provisions

Article 1 (Trade Name)

The Company shall be called Kabushiki Kaisha Jii Teisuto, written as G.taste Co., Ltd. in English.

Article 2 (Purpose)

The purpose of the Company is to conduct the following businesses.

(1)	Restaurant management

(2)	Sale and guidance of sale of sushi

(3)	Sale of foodstuffs, soft drinks, liquor and the ingredients thereof

(4)	Importing and exporting operations, processing, storage and sale of foodstuffs

(5)	Leasing and sale of cooking tables and cooking equipment

(6)	Recruitment of member stores for various classrooms pertaining to the education industry through a franchise chain system, guidance and training of member stores, and management of directly operated classrooms

(7)	Recruitment of member stores for various stores pertaining to the restaurant industry through a franchise chain system, guidance and training of member stores, and management of directly operated restaurants

(8)	Management consultancy operations

(9)	Trading, leasing, management and brokerage of real estate

(10)	Construction design, management, implementation and arrangement of vendors

(11)	Building contracting

(12)	Planning, production and sales of advertising

(13)	Casualty insurance agency operations, and insurance agency business based on the Automobile Liability Security Act

(14)	Credit guarantee operations

(15)	Money lending

(16)	Farm management, production of agricultural, forestry and livestock products, and manufacture, processing and sale of foodstuffs using agricultural, forestry and livestock products as ingredients.

(17)	Performance of contracted agricultural work

(18)	Manufacture and sale of materials and products for food service industry

(19)	Sale of machinery and equipment for food service industry

(20)	Management of accommodation facilities such as hotels and Japanese inns, and bathing facilities such as public baths

(21)	Manufacture and sale of various confectionery and cooked foods

(22)	Operations related to life insurance solicitation

(23)	Planning and management of events

(24)	Planning, design, supervision, contracting and consulting for construction work

(25)	Travel agency operations

(26)	Publishing and printing business

(27)	Advertising agency business

(28)	Software development and sales

(29)	Creation of computer input and output data

(30)	Sale and repair of automobiles

(31)	Management and operation of private academies

(32)	Operation of English conversation schools and English training facilities in Japan and Overseas, establishing facilities for instruction of other languages, and training Japanese language teachers

(33)	Sale of fresh foods and processed foods

(34)	Sale of tobacco, toys, apparel and daily necessities

(35)	Leasing, rental, sale and maintenance management of kitchen equipment, air conditioners, store equipment, fixtures and fittings

(36)	Sale of computers and peripherals

(37)	Provision of administrative and wage accounting service

(38)	All operations associated with the preceding items

Article 3 (Address of the Head Office)

The Company’s head office shall be located in Sendai City.

Article 4 (Organizations)

The Company shall have the following organizations.

1.	Board of directors

2.	Corporate auditors

3.	Board of corporate auditors

4.	Accounting auditor

Article 5 (Method of Public Notice)

The Company shall use electronic public notices as the method of public notice. However, if it is not possible to make public notices by electronic public notice due to an accident or other unavoidable circumstances, public notices shall be listed in The Nikkei.

Chapter 2 Shares

Article 6 (Total Number of Authorized Shares)

The total number of authorized shares of the Company shall be 673,483,936 shares.

Article 7 (Acquisition of Treasury Shares)

The Company may acquire treasury shares by resolution of the board of directors in accordance with Article 165 Paragraph 2 of the Companies Act.

Article 8 (Share Unit)

The Company’s share unit shall be 100 shares.

Article 9 (Restrictions on the Rights of Shares Less than One Unit)

The shareholders of the Company may not exercise rights other than the following rights with regard to shares less than one unit held thereby

(1)	Rights listed in Article 189 Paragraph 2 of the Companies Act

(2)	The right to claim the acquisition of shares with put options

(3)	The right to receive allotment of shares for subscription or share options for subscription according to the number of shares held by shareholders

(4)	The right to make claims specified in the following article

Article 10 (Additional Purchase for Shares Less than One Unit)

The Company’s shareholders may demand the sale of the number of shares required to make up the share unit when combined with shares less than one unit in accordance with the provision in the Regulations on Handling of Shares.

Article 11 (Shareholder Registry Administrator)

The Company shall appoint a shareholder registry administrator.

Article 12 (Regulations on Handling of Shares)

Handling of the Company’s shares shall be governed by the Regulations on Handling of Shares stipulated by board of directors.

Chapter 3 General Shareholders’ Meeting

Article 13 (Record Date)

The Company shall deem the shareholders recorded in the shareholder registry on March 31 each year as the shareholders able to exercise rights at the ordinary general shareholders’ meeting.

Article 14 (Convocation)

The Company’s ordinary general shareholders’ meeting shall be convened in June each year.

Article 15 (Convenor and Chairperson)

1.	The president shall convene and chair the general shareholders’ meeting.

2.	In the event an accident occurs to the president, another director shall take his/her place according to the order specified in advance by the board of directors.

Article 16 (Internet Disclosure and Deemed Provision of Reference Documents for Shareholders Meeting)

When convening the general shareholders’ meeting, information pertaining to matters to be listed or shown in reference documents for the shareholders meeting, business reports and financial statements may be deemed to have been provided to shareholders by disclosing such information using the Internet as stipulated in the Ordinance of the Ministry of Justice.

Article 17 (Method of Resolution)

1.	Resolutions of the general shareholders’ meeting shall be made by a majority of votes of attending shareholders able to vote except when otherwise specified by laws and regulations or in these articles of incorporation.

2.	Resolutions pursuant to Article 309 Paragraph 2 of the Companies Act shall be made by a 2/3 supermajority of votes with no less than 1/3 of the votes of shareholders able to vote in attendance.

Article 18 (Proxy Voting)

1.	A shareholder may vote as the proxy of another shareholder with voting rights in the Company.

2.	The shareholder or proxy must provide the Company with documentation proving the right of proxy.

Chapter 4 Directors and the Board of Directors

Article 19 (Number)

The Company shall have no more than 10 directors.

Article 20 (Appointment)

1.	Appointments of directors shall be made by a majority of votes with no less than 1/3 of the votes of shareholders able to vote in attendance.

2.	Cumulative voting shall not be used for the appointment of directors.

Article 21 (Term of Office)

The term of office of directors shall be until the conclusion of the ordinary shareholders’ meeting concerning the final business year ending within 1 year of their appointment.

Article 22 (Representative Directors and Executive Directors)

1.	The board of directors shall appoint several representative directors from among the directors.

2.	One director chairman, one president, and several vice presidents, senior managing directors and managing directors may be appointed by resolution of the board of directors.

Article 23 (Board of Directors)

1.	The president shall convene and chair meetings of the board of directors.

2.	In the event an accident occurs to the president, another director shall take his/her place according to the order specified in advance by the board of directors.

3.	Notice of convocation of the board of directors shall be sent to each director and each corporate auditor no later than three days before the meeting. However, this period may be shortened in the case of an emergency.

4.	When a director makes a proposal about an agenda item for resolution by the board of directors, the board of directors is deemed to have approved the resolution if written or electronic consent is provided by all directors able to participate in the resolution of the agenda item, and there are no objections from corporate auditors.

5.	Operation of the board of directors and other related matters shall be governed by the Rules of the Board of Directors specified by the board of directors.

Chapter 5	Corporate Auditors and Board of Corporate Auditors

Article 24 (Number)

The Company shall have no more than 4 corporate auditors.

Article 25 (Appointment)

Appointments of corporate auditors shall be made by a majority of votes with no less than 1/3 of the votes of shareholders able to vote in attendance.

Article 26 (Term of Office)

1.	The term of office of corporate auditors shall be until the conclusion of the ordinary shareholders’ meeting concerning the final business year ending within 4 years of their appointment.

2.	The term of office of a corporate auditor appointed as a replacement for a corporate auditor who has stepped down before the expiration of the term of office shall be until the term of office of the departing corporate auditor.

Article 27 (Full-time Corporate Auditor)

The board of corporate auditors shall appoint full-time corporate auditors from among the corporate auditors.

Article 28 (Board of Corporate Auditors)

1.	Notice of convocation of the board of corporate auditors shall be sent to each corporate auditor no later than three days before the meeting. However, this period may be shortened in the case of an emergency.

2.	Operation of the board of corporate auditors and other related matters shall be governed by the Rules of the Board of Corporate Auditors specified by the board of corporate auditors.

Chapter 6 Accounting

Article 29 (Business Year)

The Company’s business year shall be from April 1 each year until March 31 the following year.

Article 30 (Organization Determining the Dividend of Surplus)

The Company may specify the dividend of surplus and other matters stipulated under the items in Article 459 Paragraph 1 of the Companies Act by resolution of the board of directors without requiring a resolution of the general shareholders’ meeting unless otherwise provided for by laws and regulations.

Article 31 (Record Date for the Dividend of Surplus)

The Company may provide a year-end dividend to shareholders registered in the shareholder registry and registered pledgees of shares as of the final day of each business year.

Article 32 (Interim Dividends)

In addition to the preceding article, by resolution of the board of directors, the Company may provide an interim dividend to shareholders and registered pledgees of shares in the shareholder registry as of September 30 each year.

Article 33 (Period of Exclusion of Dividends)

If the year-end dividend or interim dividend has not been received for three years from the date payment commenced, the company shall be exempt from the obligation for payment thereof.